As Filed with the Securities and Exchange Commission on January 13, 1994
                                               REGISTRATION NO. 33-_____


                              SECURITIES AND EXCHANGE COMMISSION
                                    Washington, D.C.  20549
                                 _____________________________

                                           FORM S-4
                                    REGISTRATION STATEMENT
                                             UNDER
                                  THE SECURITIES ACT OF 1933
                                 _____________________________

                                     HIBERNIA CORPORATION
                    (Exact Name of Registrant as Specified in its charter)


   Louisiana                             6711                  72-0724532
(State or Jurisdiction of          (Primary Standard           (I.R.S. Employer
Incorporation or Organization)     Industrial Classification   Identification
                                   Code Number)                Number)


                                     313 Carondelet Street
                                 New Orleans, Louisiana  70130
                                        (504) 586-5332
    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                     of Registrant's Principal Executive Offices)
                                 _____________________________

                                         Gary L. Ryan
                                       Associate Counsel
                                     Hibernia Corporation
                                     313 Carondelet Street
                                 New Orleans, Louisiana  70130
                                        (504) 586-5560
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code of Agent for Service)
                                          COPIES TO:

                                     Patricia C. Meringer
                                Secretary and Associate Counsel
                                     Hibernia Corporation
                                     313 Carondelet Street
                                 New Orleans, Louisiana  70130
                                        (504) 586-2486

                                     Paul M. Haygood, Esq.
                         Stone, Pigman, Walther, Wittmann & Hutchinson
                                     546 Carondelet Street
                                 New Orleans, Louisiana  70130
                                        (504) 581-3200
                                 ____________________________

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF SECURITIES TO THE PUBLIC:
      As soon as practicable after this registration statement is declared effective.

      If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with
General Instruction G, check the following box.                     ______
                                                                   /_____/


                                CALCULATION OF REGISTRATION FEE

_______________________________________________________________________________
Title of Each   Amount          Proposed         Proposed        Amount of
Class of        to be           Maximum          Maximum         Registration
Securities to   Registered(1)   Offering Price   Aggregate       Fee
be Registered                   Per Share        Offering Price
______________________________________________________________________________

Class A
Common Stock,
no par value     2,412,903 Shares   $7.75         $18,700,00      $6,448.00

_____________________________________________________________________________
1. Estimated solely for purposes of calculating the filing fee due hereunder, based on an aggregate value of the stock to be issued in the Merger of $18, 700,000 and the average of the high and low sales prices of a share of Hibernia Corporation ("Hibernia") Class A Common Stock, no par value per share, on January 7, 1994 pursuant to Rule 457 of the Securities Act of 1933 (the "Securities Act").

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                                     HIBERNIA CORPORATION

             Cross Reference Sheet Pursuant to Item 501(b) of Regulation S-K

    Item of Form S-4                            Location or Caption in Proxy
                                                Statement (Prospectus)

1.  Forepart of Registration Statement          Introduction
     and Outside Front Cover Page of
     Prospectus

2.  Inside Front and Outside Back               Table of Contents; Available
     Cover Pages of Prospectus                  Information

3.  Risk Factors, Ratio of Earnings             Introduction; the Companies;
     To Fixed Charges and Other                 Summary
     Information

4.  Terms of the Transaction                    Introduction; Summary; Proposed
                                                Merger

5.  Pro Forma Financial                         Pro Forma Financial Information
     Information

6.  Material Contacts with the                  Proposed Merger
     Company Being Acquired

7.  Additional Information Required             Not Applicable
     for Reoffering by Persons and
     Parties Deemed to be Underwriters

8.  Interests of Named Experts and              Validity of Shares; Experts
     Counsel

9.  Disclosure of Commission Position
     on Indemnification for Securities
     Act Liabilities

10. Information with Respect to                 Introduction; Available
     S-3 Registrants                          Information; The Companies

11. Incorporation of Certain                    Available Information
     Information by Reference

12. Information with Respect to                 Not Applicable
     S-2 or S-3 Registrants

13. Incorporation of Certain                    Not Applicable
     Information by Reference

14. Information with Respect to                 Not Applicable
     Registrants other than
     S-2 or S-3 Registrants

15. Information with Respect to                 Not Applicable
     S-3 Companies

16. Information with Respect to                 Not Applicable
     S-2 or S-3 Companies

17. Information with Respect to                 Summary; The Companies; Certain
     Companies Other Than S-2 or                Information Concerning
     S-3 Companies                              Commercial

18. Information if Proxies,                     Introduction; Summary; Meeting
     Consents or Authorizations                 Information; Proposed Merger;
     are to be Solicited                        Certain Information Concerning
                                                Commercial; Relationship with
                                                Independent Auditors

19. Information if Proxies,                     Not Applicable
     Consent, Authorizations are not
     to be Solicited or in an Exchange
     Offer

                                   COMMERCIAL BANCSHARES, INC.
                                      Post Office Box 575
                                  Franklin, Louisiana  70538


                                          February __, 1994

Dear Shareholder:

      You are cordially invited to attend a Special Meeting of Shareholders of Commercial Bancshares, Inc. ("Commercial"), which will be held at the office of First Commercial Bank, 301 Northwest Boulevard, Franklin, Louisiana 70538, on March __, 1994, at 10:00 a.m. (the "Special Meeting").

      At the Special Meeting, you will be asked to consider and vote upon a proposal to approve an Agreement and Plan of Merger (the "Agreement") between Commercial and Hibernia Corporation ("Hibernia"), pursuant to which Commercial will merge with and into Hibernia (the "Merger"). Under the terms of the Agreement, the shareholders of Commercial will receive, in the aggregate, $18.7 million payable in Hibernia's Class A Common Stock, no par value ("Hibernia Common Stock"), based on its average market price over the five-day period immediately preceding the last day before the closing of the Merger; provided that, regardless of the price of the Hibernia Common Stock immediately preceding the closing of the Merger, Commercial's shareholders will not receive fewer than
8.4 shares of Hibernia Common Stock for each outstanding share of Commercial's Common Stock, par value $2.00 per share (the "Commercial Common Stock"). If, before the closing date of the Merger, Hibernia enters into an agreement to acquire St. Mary Holding Corporation or St. Mary Bank & Trust Company, Inc., the amount received by Commercial's shareholders in the Merger will increase to $20.7 million payable in Hibernia Common Stock with a minimum of at least 9.3 shares of Hibernia Common Stock for each outstanding share of Commercial Common Stock. Hibernia has indicated, however, that it does not currently intend to acquire St. Mary Holding Corporation or St. Mary Bank & Trust Company, Inc.

    Consummation of the Merger is subject to certain conditions, including approval of the Merger by Commercial's shareholders and various regulatory agencies, and approval of an amendment to Commercial's Articles of Incorporation (described below) by Commercial's shareholders.

      At the Special Meeting, the shareholders of Commercial also will be asked to consider and vote upon an amendment to Commercial's Articles of Incorporation to eliminate provisions of the present Article VII that cannot be complied with in the context of a merger with a publicly held company such as Hibernia, as well as provisions that are not consistent with Hibernia's Articles of Incorporation, and to provide that the Merger may be approved by a majority of the voting power represented at the Special Meeting (the "Amendment"). The purpose of the Amendment is to eliminate certain provisions from Commercial's Articles of Incorporation that are an impediment to the consummation of the Merger, and to provide that, after the Amendment is approved, the Merger may be approved by a majority of the voting power present or represented at the Special Meeting. The proposal to approve the Merger will be withdrawn if the proposed Amendment is not approved by Commercial's shareholders.

     The enclosed Notice of Special Meeting of Shareholders and Proxy Statement-Prospectus describe the Merger and the proposed Amendment. Please read these materials carefully and consider the information contained in them. The Agreement has been approved unanimously by your Board of Directors. The Board believes the proposed merger with Hibernia to be in the best interests of Commercial's shareholders. In that connection, the Board has received an opinion of The Bank Advisory Group, Inc. that the terms of the Merger are fair, from a financial standpoint, to the shareholders of Commercial.

      It is very important that your shares be represented at the Special Meeting, regardless of whether you plan to attend in person. Approval of the proposed Amendment requires the affirmative vote of the holders of at least 75% of the outstanding shares of Commercial Common Stock. If Commercial's shareholders approve the proposed Amendment, the affirmative vote of a majority of the voting power of Commercial present or represented at the Special Meeting will be required to approve the Merger. If Commercial's shareholders do not approve the proposed Amendment, the proposal to approve the Merger will be withdrawn. A failure to vote FOR the Amendment (whether by failure to return the enclosed proxy card, by marking "abstain" on the enclosed proxy card with respect to the Amendment, or otherwise) will have the same effect as a vote against the Amendment. Similarly, marking "abstain" on the enclosed proxy card with respect to the proposal to approve the Merger will have the same effect as a vote against the proposal to approve the Merger. Therefore, I urge you to (1) vote for approval of both proposals on the enclosed proxy card and (2) execute, date and return the enclosed proxy card in the enclosed postage-paid envelope as soon as possible.

      Commercial's Board of Directors has unanimously approved the Merger and Amendment and unanimously recommends that you vote FOR approval of both proposals. On behalf of the Board of Directors, I urge you to vote FOR approval of the Merger and FOR approval of the Amendment to the Articles of Incorporation.

                              Very truly yours,



                              Newman Trowbridge, Jr.
                              Chairman of the Board

                           NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                                              OF
                                  COMMERCIAL BANCSHARES, INC.
                                        _________, 1994


      NOTICE IS HEREBY GIVEN that, pursuant to the call of the directors of Commercial Bancshares, Inc. ("Commercial"), a Special Meeting of the shareholders of Commercial will be held at the office of First Commercial Bank, 301 Northwest Boulevard, Franklin, Louisiana 70538, on March __1994, at 10:00 a.m., for the purpose of considering and voting upon the following matters:

      1. A proposal to amend Article VII of the Articles of Incorporation of Commercial as set forth in Appendix A to the accompanying Proxy Statement-Prospectus (the "Amendment").

      2. A proposal to approve a merger of Commercial with and into Hibernia Corporation ("Hibernia") (the "Merger"), and the related Agreement and Plan of Merger between Commercial and Hibernia dated as of September 28, 1993 (the "Agreement"), a copy of which is attached as Appendix B to the accompanying Proxy Statement-Prospectus and incorporated herein by this reference, and which Agreement also provides for the merger of First Commercial Bank (the "Bank") with and into Hibernia National Bank ("HNB") (the "Bank Merger").

      3. The transaction of such other business as may properly come before the meeting and any adjournments or postponements thereof.

     The Board of Directors has fixed the close of business on February __, 1994 as the record date for determining the shareholders entitled to receive notice of, and to vote at, the Special Meeting.

      Each share of common stock, par value $2.00 per share, of Commercial (the "Commercial Common Stock") will entitle the holder thereof to one vote on all matters that come before the Special Meeting. Approval of the Amendment requires the affirmative vote in person or by proxy at the Special Meeting of the holders of at least 75% of the outstanding shares of Commercial Common Stock. If the shareholders approve the Amendment, the approval of the Merger will require the affirmative vote of a majority of the voting power of Commercial present or represented by proxy at the Special Meeting. If the proposed Amendment is not approved, the proposal to approve the Merger will be withdrawn.

      Dissenting shareholders who comply with the procedural requirements of the Business Corporation Law of Louisiana will be entitled to receive payment of the fair cash value of their shares if the Merger is effected upon approval by less than eighty percent (80%) of Commercial's total voting power.

                              By Order of the Board of Directors,



                              David H. Stiel, Jr.
                              Secretary

SHAREHOLDERS ARE URGED TO DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE, REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE MEETING IN PERSON. IF YOU DO ATTEND THE MEETING, YOU MAY THEN REVOKE YOUR PROXY IN THE MANNER DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT-PROSPECTUS.

                                  COMMERCIAL BANCSHARES, INC.
                                             PROXY

                             This Proxy is Solicited on Behalf of
                   The Board of Directors of the Commercial Bancshares, Inc.


    The undersigned shareholder of COMMERCIAL BANCSHARES, INC., a Louisiana corporation, hereby appoints NEWMAN TROWBRIDGE, JR. and _____________________, and each of them, proxies with power of substitution to vote and act for the undersigned, as designated below, with respect to the number of shares of the Commercial Common Stock the undersigned would be entitled to vote if personally present at the Special Meeting of Shareholders of Commercial Bancshares, Inc. ("Commercial"), which will be held at the office of First Commercial Bank, 301 Northwest Boulevard, Franklin, Louisiana 70538, on March __, 1994, at 10:00 a.m. (the "Special Meeting"), and at any adjournments or postponements thereof, and, at their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

    THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED HEREIN BY THE SHAREHOLDER. IF NO DIRECTION IS SPECIFIED WHEN THE DULY EXECUTED PROXY IS RETURNED, SUCH SHARES WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS OF COMMERCIAL.

    The Board of Directors of Commercial recommends that you vote: (a) FOR approval of the Amendment to the Articles of Incorporation of Commercial; and
(b) FOR approval of the Merger of Commercial with and into Hibernia Corporation.

                         THIS PROXY IS CONTINUED ON THE REVERSE SIDE
                      PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY

PLEASE MARK YOUR CHOICE LIKE
THIS ___ IN BLUE OR BLACK INK
    /__/

 ___
/___/       ______________________            _____________________
            Account Number                    Common Stock

Item 1    - Approval of the Amendment to the Articles of Incorporation

               For               Against          Abstain

                ______            ______           ______
               /_____/           /_____/          /_____/


Item 2    - Approval of Merger of the Company with and into Hibernia Corporation

               For               Against          Abstain

               ______             ______           ______
              /_____/            /_____/          /_____/

    The undersigned hereby acknowledges receipt of a copy of the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement and hereby revokes any proxy or proxies heretofore given.


Date_______________________________


Signature__________________________


Please mark, date and sign as your account name appears and return in the enclosed envelope. If acting as executor, administrator, trustee, guardian, or in a similar capacity, you should so indicate when signing. If the person signing is a corporation, partnership or other entity, please sign the full name of the corporation or partnership or other entity by a duly authorized officer, partner or other person. If the shares are held jointly, each shareholder named should sign.

                                        PROXY STATEMENT


COMMERCIAL BANCSHARES, INC.
SPECIAL MEETING OF SHAREHOLDERS
To Be Held on _____________, 1994


                                          PROSPECTUS

                                     HIBERNIA CORPORATION

                                     CLASS A COMMON STOCK
                                        (NO PAR VALUE)


     This Proxy Statement-Prospectus is being furnished to the holders of common stock, par value $2.00 per share (the "Commercial Common Stock"), of Commercial Bancshares, Inc. ("Commercial") in connection with the solicitation of proxies by the Board of Directors of Commercial for use at a special meeting of shareholders (the "Special Meeting") to be held at 10:00 a.m., local time, on March __, 1994, at the office of First Commercial Bank, 301 Northwest Boulevard, Franklin, Louisiana 70538, and at any adjournments or postponements thereof.

      At the Special Meeting, the holders of record of Commercial Common Stock as of the close of business on February __, 1994 (the "Record Date") will consider and vote upon (i) a proposal to amend Article VII of the Articles of Incorporation of Commercial as set forth in Appendix A hereto (the "Amendment") and (ii) a proposal to approve the merger of Commercial with and into Hibernia (the "Merger"), and the related Agreement and Plan of Merger (the "Agreement") between Commercial and Hibernia pursuant to which First Commercial Bank (the "Bank") will also merge with and into Hibernia National Bank ("HNB") (the "Bank Merger"). Upon consummation of the Merger, each outstanding share of Commercial Common Stock, except for shares owned beneficially by Hibernia and its subsidiaries and shares as to which dissenter's rights have been perfected and not withdrawn or otherwise forfeited, will be converted into the number of shares of Hibernia's Class A Common Stock, no par value (the "Hibernia Common Stock"), determined in the manner described below under the heading "PROPOSED MERGER - Terms of the Merger," with cash being paid in lieu of any fractional share interests. For a description of the Agreement, which is included in its entirety as Appendix B to this Proxy Statement-Prospectus, see "PROPOSED MERGER."

      This Proxy Statement-Prospectus also constitutes a prospectus of Hibernia with respect to the shares of Hibernia Common Stock to be issued pursuant to the Agreement if the Merger is consummated. The actual number of shares of Hibernia Common Stock to be issued will be determined in accordance with the terms of the Agreement.

      The outstanding shares of Hibernia Common Stock are listed on the New York Stock Exchange, Inc. (the "NYSE"). The reported last sale price of Hibernia Common Stock on the NYSE Composite Transactions Reporting System on _____________, 1994 was $______ per share.

      This Proxy Statement-Prospectus and the accompanying proxy card are first being mailed to shareholders of Commercial on or about February __, 1994.

      THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT-PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

      THE SHARES OF HIBERNIA COMMON STOCK OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF A BANK OR SAVINGS ASSOCIATION AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

             The date of this Proxy Statement-Prospectus is February __, 1994.

                           TABLE OF CONTENTS


                                                                   Page
INTRODUCTION . . . . . . . . . . . . . . . . . . . . . . .          3
AVAILABLE INFORMATION. . . . . . . . . . . . . . . . . . .          3
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE. . . . . .          4
THE COMPANIES. . . . . . . . . . . . . . . . . . . . . . .          4
SUMMARY. . . . . . . . . . . . . . . . . . . . . . . . . .          7
MEETING INFORMATION. . . . . . . . . . . . . . . . . . . .         10

  General. . . . . . . . . . . . . . . . . . . . . . . . .         11
  Commercial; Employee Stock Ownership Plan. . . . . . . .         12
  Votes Required . . . . . . . . . . . . . . . . . . . . .         12
  Recommendation of Commercial's Board . . . . . . . . . .         14
  Other Matters  . . . . . . . . . . . . . . . . . . . . .         14

PROPOSED AMENDMENT TO ARTICLES OF INCORPORATION OF
  COMMERCIAL . . . . . . . . . . . . . . . . . . . . . . .         14
PRO FORMA FINANCIAL INFORMATION. . . . . . . . . . . . . .         18

PROPOSED MERGER. . . . . . . . . . . . . . . . . . . . . .         31

  Background of and Reasons for Merger . . . . . . . . . .         31
  Terms of the Merger  . . . . . . . . . . . . . . . . . .         32
  Opinion of Financial Advisor . . . . . . . . . . . . . .         33
  Surrender of Certificates  . . . . . . . . . . . . . . .         40
  Representations and Warranties:
    Conditions to the Merger; Waiver . . . . . . . . . . .         40
    Regulatory and Other Approvals . . . . . . . . . . . .         41
    Business Pending the Merger  . . . . . . . . . . . . .         41
    Effective Date of the Merger; Termination  . . . . . .         42
    Management and Operations After the Merger . . . . . .         42
    Certain Differences in Rights of Shareholders  . . . .         43
    Interests of Certain Persons in the Merger . . . . . .         46
    Certain Federal Income Tax Consequences  . . . . . . .         47
    Resale of Hibernia Common Stock  . . . . . . . . . . .         48
    Rights of Dissenting Shareholders  . . . . . . . . . .         49
    Dividend Reinvestment Plan . . . . . . . . . . . . . .         50
    Accounting Treatment . . . . . . . . . . . . . . . . .         50

CERTAIN REGULATORY CONSIDERATIONS. . . . . . . . . . . . .         51
CERTAIN INFORMATION CONCERNING COMMERCIAL. . . . . . . . .         52

    Description of Business  . . . . . . . . . . . . . . .         52
    Ownership of Commercial Common Stock and Dividends . .         54

RELATIONSHIP WITH INDEPENDENT AUDITORS . . . . . . . . . .         59
VALIDITY OF SHARES . . . . . . . . . . . . . . . . . . . .         59
EXPERTS  . . . . . . . . . . . . . . . . . . . . . . . . .         59
COMMERCIAL CONSOLIDATED FINANCIAL INFORMATION. . . . . . .         59

APPENDIX A   --    ARTICLES OF AMENDMENT TO ARTICLES OF
                     INCORPORATION OF COMMERCIAL
APPENDIX B   --    AGREEMENT AND PLAN OF MERGER
APPENDIX C   --    ARTICLE VII OF ARTICLES OF INCORPORATION OF
                     COMMERCIAL
APPENDIX D   --    OPINION OF THE BANK ADVISORY GROUP, INC.
APPENDIX E   --    SELECTED PROVISIONS OF LOUISIANA LAW RELATING
                     TO RIGHTS OF DISSENTING SHAREHOLDERS
APPENDIX F   --    OPINION OF ERNST & YOUNG REGARDING CERTAIN TAX
                     MATTERS

                               INTRODUCTION


  This Registration Statement relates to shares of Class A Common Stock, no par value of Hibernia Corporation, a Louisiana corporation , which will be issued in connection with the Merger of Commercial Bancshares, Inc., a Louisiana corporation, with and into Hibernia. The shares of Hibernia Common Stock offered hereby will be exchanged, upon consummation of the Merger, for the outstanding shares of common stock, $2.00 par value, of Commercial (the "Commercial Common Stock").

    Shareholders of Commercial will be asked to approve the Merger at a Special Meeting to be held on March __, 1994. The proxy statement relating to such Special Meeting is included in this Proxy Statement-Prospectus.

  The terms of the Merger are described in this Proxy Statement-Prospectus, and a copy of the Agreement and Plan of Merger between Hibernia and Commercial is attached hereto as Appendix B for reference.

                                     AVAILABLE INFORMATION

    Hibernia Corporation is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices located at 75 Park Place, 14th Floor, New York, New York 10007 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, reports, proxy statements and other information concerning Hibernia may be inspected at the offices of the New York Stock Exchange, Inc. (the "NYSE"), 20 Broad Street, New York, New York 10005, on which the shares of Common Stock are listed.

    Hibernia has filed with the Commission a registration statement on Form S-4 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act") with respect to the Common Stock offered hereby. This Proxy Statement-Prospectus does not contain all of the information set forth in the Registration Statement. For further information with respect to Hibernia and the Hibernia Common Stock offered hereby, reference is hereby made to the Registration Statement. Statements contained in this Prospectus concerning the provisions of certain documents are not necessarily complete and, in each instance, reference is made to the copy of the document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. Copies of all or any part of the Registration Statement, including exhibits thereto, may be obtained, upon payment of the prescribed fees, at the offices of the Commission and the NYSE, as set forth above.

                        INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    Incorporated by reference in this Prospectus are the following documents filed by Hibernia Corporation with the Commission pursuant to the Exchange Act:
Hibernia's (1) Annual Report on Form 10-K for the year ended December 31, 1992,
(2) Quarterly Report on Form 10-Q for the quarter ended March 31, 1993, Quarterly Report on Form 10-Q for the quarter ended June 30, 1993 and Quarterly Report for the quarter ended September 30, 1993, (3) definitive Proxy Statement dated March 23, 1993 relating to its 1993 Annual Meeting of Shareholders held on April 27, 1993 except for the information contained therein under the headings "Executive Compensation -- Report of the Executive Compensation Committee" and "-- Stock Performance Graph"; and (4) Current Reports on Form 8-K dated June 22, 1993, September 13, 1993, December 9, 1993, December 10,1993 and December 17, 1993.

    All documents subsequently filed by Hibernia with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of Common Stock made hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date such documents are filed, except that any and all information included in any proxy statement filed by Hibernia under the headings "Executive Compensation -- Report of the Executive Compensation Committee" and "-- Stock Performance Graph" are hereby expressly excluded from such incorporation by reference. Any statement contained in a document incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  Hibernia will provide, without charge, to each person to whom this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the information incorporated herein by reference other than exhibits to such information (unless such exhibits are specifically incorporated by reference into such information). Written or oral requests should be directed to Hibernia Corporation, 313 Carondelet Street, New Orleans, Louisiana 70130,
Attention:  Assistant Corporate Secretary, Telephone (504) 587-3411.

                                         THE COMPANIES

    Hibernia. Hibernia is a Louisiana corporation registered under the Bank Holding Company Act of 1956, as amended ("BHCA"). As of September 30, 1993, Hibernia had total consolidated assets of approximately $4.6 billion and shareholders' equity of approximately $404 million. As of September 30, 1993, Hibernia was ranked, on the basis of total assets, as the 90th largest bank holding company in the United States and the second largest headquartered in Louisiana.

    As of September 30, 1993 Hibernia had a single banking subsidiary, Hibernia National Bank ("HNB"), that provides retail and commercial banking services through 102 branches throughout Louisiana. As of September 30, 1993, HNB was the largest bank headquartered in Louisiana.

    The principal executive offices of Hibernia are located at 313 Carondelet Street, New Orleans, Louisiana 70130, and its telephone number is (504) 587-5532. For additional information concerning the business and financial condition of Hibernia, reference should be made to the Hibernia reports incorporated herein by reference. See "AVAILABLE INFORMATION."

    Selected Financial Data.

   The closing per share market price of Hibernia Common Stock on July 27, 1993, the date on which the agreement in principal between Commercial and Hibernia was executed and announced, was $7.00. On September 28, 1993, the date on which the Agreement was executed, the closing per share market price of the Hibernia Common Stock was $8.25.

    The following table sets forth certain historical consolidated financial information for Hibernia. The information contained in the following table is based on historical consolidated financial statements and related notes thereto of Hibernia incorporated herein by reference. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE" and "AVAILABLE INFORMATION." Pro forma financial information giving effect to the Merger and other probable merger transactions is included elsewhere in this Proxy Statement-Propsectus under the heading "PRO FORMA FINANCIAL INFORMATION."

                                     HIBERNIA CORPORATION
                                SELECTED FINANCIAL INFORMATION

Unaudited
($ in thousands, except per share amounts)



                                   Year Ended December 31
 _____________________________________________________________________________
                           1992        1991        1990       1989       1988
_____________________________________________________________________________

Net interest income    $  197,278  $  234,599  $  261,318 $  214,530  $  189,160
Net income (loss) from
  continuing operations    (7,915)   (143,997)    (10,995)    61,644      53,010
Per share:
  Net income (loss)
    from continuing
   operations               (0.27)      (5.12)      (0.40)      2.30        2.08
  Cash dividends                -         .15         .90        .91         .85
  Book value                 4.48        7.05       13.16      14.45       16.15


SELECTED PERIOD-END BALANCES

Debt                        8,269      94,534     104,367     55,406      38,133
Total Assets            4,734,038   6,018,429   7,357,850  6,698,851   5,834,258

                                       Nine Months Ended
                                         September 30
____________________________________________________________________________
                                                 1993               1992
____________________________________________________________________________

Net interest income                          $  147,356          $  153,024
Net income (loss) from
 continuing operations                           34,011             (10,966)
Per share:
 Net income (loss) from
  continuing operations                            0.41               (0.39)
 Cash dividends                                    0.03                   -
 Book value                                        4.83                4.94


SELECTED PERIOD-END BALANCES

Debt                                                  -              47,765
Total assets                                  4,581,004           4,609,037

     Commercial. Commercial is a Louisiana corporation registered under the BHCA. As of September 30, 1993, Commercial had total consolidated assets of $163.3 million and shareholders' equity of $13.6 million. Commercial's sole subsidiary is First Commercial Bank, a Louisiana banking association having seven offices throughout St. Mary, Iberia and Vermilion Parishes in Louisiana. The Bank engages in retail and commercial banking services, including taking deposits and extending secured and unsecured credit.

   The principal offices of Commercial are located at 521 Main Street, Franklin, Louisiana 70538. Its telephone number is (318) 828-5140. For additional information concerning the business of Commercial and its financial condition, see "CERTAIN INFORMATION CONCERNING COMMERCIAL" AND "COMMERCIAL CONSOLIDATED FINANCIAL INFORMATION."

                                      ___________________

    From time to time, Hibernia investigates and holds discussions and negotiations in connection with possible transactions with other financial institutions. At the date hereof, Hibernia has not entered into any agreements or understanding with respect to any significant transactions of the type described except those described in documents incorporated herein by reference or described under "PRO FORMA FINANCIAL INFORMATION" below. See "AVAILABLE INFORMATION." Although it is anticipated that such transactions may be entered into both before and after the Merger, there can be no assurance as to when or if, or the terms upon which, such transactions may be pursued or consummated. If required under applicable law, any such transactions would be subject to regulatory approval and the approval of shareholders.

                                            SUMMARY

    This summary is necessarily general and abbreviated and has been prepared to assist shareholders of Commercial in their review of this Proxy Statement-Prospectus. This summary is not intended to be a complete explanation of the matters covered in this Proxy Statement-Prospectus and is qualified in its entirety by reference to the more detailed information contained elsewhere in this Proxy Statement, the Appendices hereto and the documents incorporated herein by reference, all of which shareholders are urged to read carefully prior to the Special Meeting.

The Proposed Merger; Amendment to Articles

   In accordance with the terms of the Agreement, Commercial will be merged with and into Hibernia, whereupon the separate existence of Commercial will cease. Immediately thereafter, the Bank will be merged into HNB, with HNB as the surviving bank. On the Effective Date, each outstanding share of Commercial Common Stock, other than shares held by shareholders who exercise and perfect dissenters' rights in accordance with Louisiana law, will be converted into a number of shares determined by the application of a formula based upon the average market price of Hibernia Common Stock for the five trading days immediately prior to the last trading day before the closing of the Merger (the "Closing Date"). The aggregate value of Hibernia Common Stock to be exchanged for the outstanding Commercial Common Stock will be $18.7 million, which may be increased if certain contingencies, which are not currently considered likely, occur. Regardless of the market value of the Hibernia Common Stock, however, each Commercial shareholder is assured of receiving at least 8.4 shares of Hibernia Common Stock for each share of Commercial Common Stock held by him.
See "PROPOSED MERGER --Terms of the Merger."

    Commercial also proposes to amend Article VII of its Articles of Incorporation, which currently creates significant impediments to the Merger. This Amendment requires the affirmative vote of at least 75% of the outstanding Commercial Common Stock. See "PROPOSED AMENDMENT TO THE ARTICLES OF INCORPORATION OF COMMERCIAL."

Management and Operations After the Merger

    After the Effective Date, the offices of the Bank will operate as branch banking offices of HNB. As of the Effective Date, the directors of Commercial Bancshares and the Bank will resign their positions as directors. See "PROPOSED MERGER --Management and Operations After the Merger."

Recommendation of the Board of Directors

    The Board of Directors of Commercial has unanimously approved the Agreement, believes that the Merger is in the best interests of the shareholders and recommends that the shareholders vote FOR the Merger. The Board of Directors has received from The Bank Advisory Group, Inc. ("Bank Advisory Group") an opinion that the terms of the Merger are fair, from a financial standpoint, to the common shareholders of Commercial. See "PROPOSED MERGER -- Opinion of Financial Advisor." Commercial's Board believes that the Merger will provide significant value to all Commercial shareholders and will enable them to participate in opportunities for growth that Commercial's Board believes the Merger makes possible. In recommending the Merger to the shareholders, Commercial's Board of Directors considered, among other factors, the financial terms of the Merger, the liquidity it will afford Commercial's shareholders and the likelihood and potential adverse impact of increased competition for Commercial in its market area if Commercial remains independent. See "PROPOSED MERGER --Background of and Reasons for the Merger."

Basis for the Terms of the Merger

    A number of factors were considered by the Board of Directors of Commercial in approving the terms of the Merger, including, without limitation, information concerning the financial condition, results of operations and prospects of Hibernia, Commercial, HNB and the Bank; the ability of the combined entity to compete in the relevant banking markets; the market price of Hibernia Common Stock; the absence of an active trading market for Commercial's common stock; the dividend policies of each company; the anticipated tax-free nature of the Merger to Commercial's shareholders for federal income tax purposes; and the financial terms of other business combinations in the banking industry. See "PROPOSED MERGER --Background of and Reasons for the Merger."

Advice and Opinion of Financial Advisor

    Bank Advisory Group, Commercial's financial advisor, has rendered both oral and written opinions that the terms of the Merger are fair, from a financial standpoint, to Commercial's shareholders. A copy of the opinion of Bank Advisory Group is attached hereto as Appendix D and should be read in its entirety with respect to the assumptions made therein and other matters considered. See "PROPOSED MERGER--Opinion of Financial Advisor" for further information regarding, among other things, the selection of such firm and its compensation in connection with the Merger.

Votes Required

    Approval of the Merger requires the affirmative vote of the holders of a majority of the outstanding shares of Commercial Common Stock. However, the Amendment must be approved by the affirmative vote of at least 75% of the outstanding shares of Commercial Common Stock in order for a majority vote to be sufficient to approve the Merger. If the Amendment is not so approved, the proposal to approve the Merger will be withdrawn. Directors of Commercial and members of their families have voting power with respect to 179,065 shares of Commercial Common Stock, representing 63.5% of the Commercial Common Stock outstanding as of the Record Date. Subject to receipt of certain fairness opinions from Bank Advisory Group, the directors of Commercial have agreed to vote their stock in favor of approval of the Agreement at any meeting of Commercial's shareholders held before July 1, 1994 at which the Merger is considered, unless they are legally not to vote in favor or approval of the Agreement in the opinion of their counsel. required to abstain from voting or to vote against the Merger. See "MEETING INFORMATION--Record Date; Voting Rights" and "CERTAIN INFORMATION RELATING TO COMMERCIAL--Voting Securities and Certain Holders Thereof."

Conditions; Abandonment; Amendment

    Consummation of the Merger is subject to the satisfaction of a number of conditions, including approval of the Agreement by the shareholders of Commercial and the Federal Reserve Board and approval of the Bank Merger by the Office of the Comptroller of the Currency ("OCC"). Applicable law provides that the Merger may not be consummated until at least 30, but no more than 90, days after approval of the Federal Reserve Board is obtained. Hibernia has filed applications for the requisite regulatory approvals. See "PROPOSED MERGER-- Representations and Warranties; Conditions to Closing; Waiver" and "--Regulatory and Other Approvals."

  Substantially all of the conditions to consummation of the Merger (except for required shareholder and regulatory approvals) may be waived at any time by the party for whose benefit they were created, and the Agreement may be amended or supplemented at any time by written agreement of the parties, except that no such waiver, amendment or supplement executed after approval of the Agreement by Commercial's shareholders may reduce the ratio of Hibernia Common Stock to Commercial Common Stock to be issued in the Merger (the "Exchange Ratio"). In addition, the Agreement may be terminated, either before or after shareholder approval, under certain circumstances. See "PROPOSED MERGER--Representations and Warranties; Conditions to Closing; Waiver" and "--Effective Date of the Merger; Termination."

Certain Federal Income Tax Consequences

    It is a condition to consummation of the Merger that the parties receive an opinion of counsel or a public accounting firm to the effect that the Merger when consummated in accordance with the terms of the Agreement will constitute a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), and that the exchange of Commercial Common Stock for Hibernia Common Stock will not give rise to the recognition of gain or loss for federal income tax purposes to Commercial's shareholders with respect to such exchange. The parties have received such an opinion from Ernst & Young, certified public accountants, who also serve as independent auditors for Hibernia. A copy of such opinion is attached hereto as Appendix F. See "PROPOSED MERGER--Certain Federal Income Tax Consequences."

    Because of the complexities of the federal income tax laws and because the tax consequences may vary depending upon a holder's individual circumstances or tax status, it is recommended that each shareholder of Commercial consult his or her tax advisor concerning the federal (and any applicable state, local or other) tax consequences of the Merger to him or her.

Dissenters' Rights

    Each holder of Commercial Common Stock who objects to the Merger is entitled to the rights and remedies of dissenting shareholders provided in Section 12:
131 of the Louisiana Business Corporation Law, as amended, a copy of which is attached hereto as Appendix E. However, if dissenters' rights are exercised and perfected with respect to 10% or more of the outstanding shares of Commercial Common Stock, Hibernia may abandon the Merger. In addition, dissenting shareholders may receive value for their shares that is more or less than, or equal to, the value received by other shareholders in the Merger. See "PROPOSED MERGER--Rights of Dissenting Shareholders."

Differences in Shareholders' Rights

   Upon completion of the Merger, shareholders of Commercial, to the extent they receive shares of Hibernia Common Stock in the Merger, will become shareholders of Hibernia and their rights as such will be governed by Hibernia's Articles of Incorporation and Bylaws. The rights of shareholder of Hibernia are different in certain respects from the rights of shareholders of Commercial Bancshares. See "PROPOSED MERGER--Certain Differences in Shareholders' Rights."

Accounting Treatment

    The parties intend the Merger to be treated as a pooling-of-interests for financial accounting purposes. If, among other things, holders of more than 10% of the outstanding shares of Commercial Common Stock exercise and perfect dissenters' rights, the Merger will not qualify for the pooling-of-interests method of accounting, and Hibernia will not be obligated to effect the Merger. See "PROPOSED MERGER -- Accounting Treatment."

                                      MEETING INFORMATION

General

    Each copy of this Proxy Statement-Prospectus mailed to holders of Commercial Common Stock is accompanied by a proxy card furnished in connection with the solicitation of proxies by Commercial's Board of Directors for use at the Special Meeting and at any adjournments or postponements thereof. This Proxy Statement and the accompanying proxy card are first being mailed to shareholders of Commercial on approximately February __, 1994. The Special Meeting is scheduled to be held on March __, 1994, at 10:00 a.m. local time, at the office of First Commercial Bank, 301 Northwest Boulevard, Franklin, Louisiana 70538. Only holders of record of Commercial Common Stock at the close of business on February __, 1994 (the "Record Date") are entitled to notice of and to vote at the Special Meeting. At the Special Meeting, the shareholders of Commercial will consider and vote upon the following: (i) a proposal to amend the Articles of Incorporation of Commercial; (ii) a proposal to approve the Merger and the related Agreement; and (iii) such other matters as may properly be brought before the Special Meeting.

    HOLDERS OF COMMERCIAL COMMON STOCK ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY CARD AND RETURN IT PROMPTLY TO COMMERCIAL IN THE ENCLOSED POSTAGE-PAID, ADDRESSED ENVELOPE. FAILURE TO RETURN YOUR PROPERLY EXECUTED PROXY CARD OR TO VOTE AT THE MEETING WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE AMENDMENT AND MAY RESULT IN THE WITHDRAWAL OF THE MERGER PROPOSAL. THE FAILURE OF THE SHAREHOLDERS TO APPROVE THE AMENDMENT WILL RESULT IN THE WITHDRAWAL OF THE PROPOSAL TO APPROVE THE MERGER FROM CONSIDERATION AT THE SPECIAL MEETING.

    Any holder of Commercial Common Stock who has delivered a proxy may revoke it any time before it is voted by giving notice of revocation in writing or delivering a signed proxy card bearing a later date to Commercial, provided that such notice or proxy card must actually be received by Commercial before the vote of shareholders at the Special Meeting. Any notice of revocation or proxy card should be sent to Commercial at First Commercial Bank, 407 Charity Street, Abbeville, Louisiana 70511-0550, Attention: David H. Stiel, Jr., Secretary.

    The shares of Commercial Common Stock represented by properly executed proxies received at or before the Special Meeting and not subsequently revoked will be voted as directed in such proxies. Proxy cards that are received and that do not contain instructions as to how to vote the shares represented thereby will be voted FOR approval of the Amendment and FOR approval of the Merger. If any other matters are properly presented for consideration at the Special Meeting, the persons named in the enclosed proxy card will have discretionary authority to vote on such matters in accordance with their best judgment; provided, however, that such discretionary authority will be exercised only to the extent permissible under applicable law. If necessary, and unless contrary instructions are given, the proxy holder also may vote in favor of a proposal to adjourn the Special Meeting one or more times to permit further solicitation of proxies in order to obtain sufficient votes to approve the Amendment and Merger Agreement. As of the date of this Proxy Statement-Prospectus, Commercial's Board of Directors is unaware of any matter to be presented at the Special Meeting other than the proposal to amend the Articles of Incorporation and the proposal to approve the Merger.

    The cost of soliciting proxies from shareholders of Commercial will be borne by Commercial. Such solicitation will be made by mail but also may be made by telephone or in person by the directors, officers and employees of Commercial (who will receive no additional compensation for doing so).

    COMMERCIAL SHAREHOLDERS SHOULD NOT FORWARD ANY STOCK CERTIFICATES WITH THEIR PROXY CARDS. IF THE MERGER IS APPROVED, SHAREHOLDERS OF COMMERCIAL WILL RECEIVE INSTRUCTIONS AS TO EXCHANGING THEIR STOCK CERTIFICATES.

Commercial's Employee Stock Ownership Plan

    Each employee of Commercial who is a participant in the Commercial Bancshares, Inc. Employee Stock Ownership Plan and Trust (the "ESOP") may direct the trustee of the ESOP (the "Trustee") as to the manner in which shares of Commercial Common Stock allocated to such participant's account under the ESOP (the "Plan Shares") shall be voted by the Trustee at the Special Meeting on the proposals to approve the Amendment and the Merger. Each ESOP participant has received with this Proxy Statement-Prospectus a letter from the Trustee providing instructions as to the voting of such participant's Plan Shares and a Voting Instruction Card to be used by the participant to give voting directions to the Trustee. In order to direct the Trustee with respect to the voting of Plan Shares, an ESOP participant must complete, sign and date the Voting Instruction Card and return it to the Trustee in the envelope provided, so that it is received by the Trustee no later than __________, 1994. Prior to the Special Meeting, the Trustee will tabulate the instructions received by the deadline and shall determine the aggregate votes for and against approval of the Amendment and the Merger. At the Special Meeting, the Trustee will vote the shares of Commercial Common Stock held by it on the Record Date for which it has received instructions in the manner so determined. The Trustee will not vote any Plan Shares on the proposal to approve the Merger or the Amendment to the extent it does not receive instructions with respect thereto. The Trustee of the ESOP holds 15,723 shares of Commercial Common Stock on behalf of the participants of such plan.

Votes Required

    As of the Record Date, there were 281,843 shares of Commercial Common Stock outstanding and entitled to vote at the Special Meeting, with each share being entitled to one vote. The affirmative vote of holders of at least 75% of the outstanding shares of Commercial Common Stock is required to approve the proposed Amendment. If the Amendment is approved, the affirmative vote of a majority of the voting power of Commercial present or represented by proxy and entitled to vote at the Special Meeting will be required to approve the Merger. Members of Commercial's Board of Directors, along with members of their families who are expected to vote in favor of approval of the Merger, own 63.5% of the outstanding Commercial Common Stock and, therefore, will hold, if the Amendment is approved, sufficient Commercial Common Stock to approve the Merger.

    If the Amendment is not approved by Commercial's shareholders, the affirmative vote of the holders of 75% of the total voting power of Commercial plus a majority of the Commercial Common Stock that is not deemed owned by any Major Stockholder, as defined in Article VII of Commercial's Articles of Incorporation, would be required to approve the Merger. However, notwithstanding the receipt of such approval, the Merger cannot take place unless certain provisions of Commercial's Articles of Incorporation are deleted. See "PROPOSED AMENDMENT TO ARTICLES OF INCORPORATION OF COMMERCIAL--In General" and "PROPOSED AMENDMENT TO ARTICLES OF INCORPORATION OF COMMERCIAL -- Description of Article VII and Proposed Amendment." The Amendment is designed to facilitate consummation of the Merger by eliminating those provisions and adding a provision that expressly permits the approval of the Merger by a majority of the voting power present or represented at the Special Meeting. See "PROPOSED AMENDMENT TO ARTICLES OF INCORPORATION OF COMMERCIAL - Reasons For Approval."

    For purposes of the Special Meeting, the presence in person or by proxy of a majority of the outstanding shares of Commercial Common Stock is necessary to constitute a quorum of shareholders in order to take action. For these purposes, shares of Commercial Common Stock which are present, or represented by proxy, at the Special Meeting will be counted for quorum purposes regardless of whether the holder of the shares or proxy actually votes on the Amendment or the Agreement or whether a broker with discretionary authority fails to exercise its discretionary voting authority with respect to the Amendment or Merger. Accordingly, an "abstention" will be considered present for quorum purposes, but will have the same effect as a vote "against" the proposal as to which the abstention is made. Approval of the Amendment requires the affirmative vote of at least 75% of the outstanding Commercial Common Stock. For purposes of voting on the Amendment, therefore, shares not present or represented by proxy at the Special Meeting, abstentions and "broker non-votes" will have the same effect as votes "against" the Amendment. If the Amendment is approved, the affirmative vote of a majority of the voting power of Commercial present or represented by proxy at the Special Meeting will be necessary to approve the Merger.
Therefore, for purposes of voting on the Merger, "abstentions" and "broker non-votes" will have the same effect as a vote against the Merger.

    Each outstanding share of Commercial Common Stock is entitled to one vote on each matter that comes before the Special Meeting. As of the Record Date for the Special Meeting, there were 281,843 shares of Commercial Common Stock outstanding and entitled to vote at the Special Meeting.

    The directors and executive officers of Commercial and their affiliates beneficially owned a total of 63,212.579 shares or approximately 22% of the outstanding shares of Commercial Common Stock as of the Record Date. Each shareholder who is a director has executed an agreement with Hibernia pursuant to which such shareholder has committed, subject to certain conditions, to vote the shares of Commercial Common Stock owned by him in favor of the proposal to approve the Merger. Additionally, Commercial has been advised that all of its directors and executive officers intend to vote their shares in favor of approval of the Amendment and the Merger. Members of directors' families who are expected to vote in favor of the Amendment and the Merger own an additional approximately 40% of the outstanding Commercial Common Stock.

    As of the Record Date, the directors and executive officers of Hibernia and their affiliates beneficially owned no shares of Commercial Common Stock.

Recommendation of Commercial's Board

    Commercial's Board has unanimously approved the Amendment to the Articles of Incorporation and the Merger and unanimously recommends that Commercial's shareholders vote FOR approval of the Amendment, and FOR approval of the Merger. See "PROPOSED MERGER -- Background of and Reasons for the Merger" and "-- Opinion of Financial Advisor".

Other Matters

   The Board of Directors of Commercial is not aware of any business to be acted upon at the Special Meeting other than consideration of the proposed Amendment and the Merger. If, however, other matters are properly brought before the Special Meeting, or any adjournments or postponements thereof, the persons appointed as proxies will have discretion to vote or abstain from voting thereon according to their best judgment.

                                     PROPOSED AMENDMENT TO
                            ARTICLES OF INCORPORATION OF COMMERCIAL

In General

    At the Special Meeting, Commercial will seek shareholder approval of the Amendment to amend Article VII of the Articles of Incorporation of Commercial as currently in effect. A copy of Article VII of Commercial's Articles of Incorporation as currently in effect is attached to this Proxy Statement-Prospectus as Appendix C and a copy of the proposed Amendment thereto is attached as Appendix A. Article VII contains provisions described more fully below that are significant impediments to any attempts to acquire Commercial. Unless repealed or modified, Article VII will prevent the Merger from taking place. Under Article VII, the Merger can occur only if certain conditions are satisfied, including the following: (i) upon consummation of the Merger, the holders of Commercial Common Stock must retain the proportionate equity and voting interests in Hibernia that such holders had in Commercial before the Merger; and (ii) upon consummation of the Merger, the Articles of Incorporation of Hibernia would be required to contain provisions "substantially the same" as those contained in Article VII of Commercial's Articles of Incorporation. In order to comply with the first of these requirements, Hibernia would have to repurchase all of its existing common stock and then issue all of those shares to Commercial shareholders. Even if Hibernia could repurchase all of its common stock, which could not be assured since its shareholders would have no obligation to sell their shares back to Hibernia, the cost of doing so would render the effective cost of the Merger to Hibernia more than the cost of purchasing a bank forty times the size of the Bank. Consequently, the cost of compliance with those provisions is prohibitive, for Hibernia and for nearly any other bank holding company that might wish to merge with Commercial. Accordingly, the repeal or modification of Article VII is necessary to the consummation of the Merger. Commercial's Board of Directors unanimously recommends the proposed Amendment to Article VII.

Description of Article VII and Proposed Amendment

    Article VII contains several provisions that impede the accomplishment of certain types of major transactions, including transactions such as the Merger. The Amendment, if approved, will result in the repeal of all of these provisions of Article VII. The following description of Article VII is qualified in its entirety by the exact terms and provisions of Article VII, a copy of which is attached as Appendix C.

    75% Vote Requirement for Certain Transactions. Article VII prevents Commercial from engaging in certain major transactions unless they first are approved by the affirmative vote of the holders of 75% of the total voting power of Commercial. The transactions subject to this requirement include (i) the merger or consolidation of Commercial with or into any "Major Stockholder" (as defined in Article VII), (ii) any sale, lease, exchange, mortgage, pledge, transfer or other alienation to or with any Major Stockholder of all or any substantial part of the assets of Commercial, (iii) any plan of recapitalization or reclassification of shares of any class of capital stock entitled to vote generally in the election of directors, and (iv) any plan or proposal to liquidate or dissolve Commercial. The term "Major Stockholder" includes a person and such person's Associates and Affiliates (as those terms are defined in Article VII) who, in the aggregate, beneficially own, directly or indirectly, 5% or more of the outstanding shares of any class of capital stock of Commercial entitled to vote generally in the election of directors. A person is deemed to be a beneficial owner of shares which such person, together with any Affiliate or Associate of such person, owns or has a right to acquire, or with respect to which such person and any of such person's Associates or Affiliates has any agreement, arrangement or understanding to acquire, hold, vote or alienate. For purposes of Article VII, Hibernia may be deemed to be a Major Stockholder. As a result, if the foregoing provisions of Article VII are not modified, the Merger could only be approved by the affirmative vote of the holders of 75% of the total voting power of Commercial. Approval of the Amendment will reduce the vote necessary to approve the Merger to the affirmative vote of a majority of the voting power of Commercial present or represented by proxy at the Special Meeting. Amendment of Article VII requires the affirmative vote of the holders of at least 75% of the outstanding shares of Commercial Common Stock.

  Proportionate Equity and Voting Rights in Surviving Corporation. Article VII requires that, in every merger or consolidation in which Commercial is not the surviving corporation, the holders of Commercial's capital stock must retain their proportionate equity and voting interests in the surviving or resulting corporation that such holders had in Commercial before the merger or consolidation. As discussed above, compliance with such a provision renders the cost of the Merger prohibitive for Hibernia or any merger partner having substantial equity ownership. Accordingly, the Merger cannot be consummated unless this requirement of Article VII is eliminated.

    Substantially Similar Provisions in Articles of Incorporation of Surviving Corporation. Article VII also requires that, in every merger or consolidation in which Commercial is not the surviving or resulting corporation, the Articles of Incorporation of the surviving or resulting corporation contain provisions "substantially the same" as those of Article VII. Article VII would require, in the context of the Merger, that the Articles of Incorporation of Hibernia, as the surviving corporation, contain provisions that are substantially the same as those contained in Article VII of Commercial's Articles of Incorporation.
If Hibernia were to amend its Articles of Incorporation to include provisions that are substantially the same, its shares of common stock could not be listed on the New York Stock Exchange. As a result, the Merger cannot be consummated unless this requirement of Article VII is modified.

   Approval by Independent Majority of Shareholders. Article VII provides that, in the case of any merger or consolidation of Commercial into a Major Stockholder or alienation of all or a substantial part of the assets of Commercial to a Major Stockholder, the shareholder vote approving the transaction must also include the affirmative vote of a majority of the shares of capital stock entitled to vote that are not deemed owned by the Major Stockholder. Each of Commercial's directors has entered into an agreement with Hibernia under which (among other things) the director has agreed, subject to certain conditions, to vote the shares of Commercial Common Stock owned by such director in favor of the Merger (the "Joinder Agreement"). As a result of these agreements, Hibernia may be deemed to be the beneficial owner of the shares of Commercial Common Stock that are deemed under Article VII to be owned by such directors and, therefore, Hibernia may be deemed to be a Major Stockholder of Commercial for purposes of Article VII. As such, unless this provision of
Article VII is amended, the Merger would require the affirmative vote of a majority of the shares of Commercial Common Stock not deemed owned by Hibernia. Amendment of this provision, along with the provisions of Article VII requiring the affirmative vote of the holders of 75% of the total voting power of Commercial to approve the Merger, will mean that directors of Commercial, along with members of their families who are expected to vote in favor of approving the Merger, will hold sufficient Commercial Common Stock to approve the Merger.

    75% Vote Requirement for Amendment. Article VII provides that any amendment to the Articles of Incorporation of Commercial that would amend or repeal any provision of Articles IV, VI and VII must be approved by the affirmative vote of holders of at least 75% of the outstanding shares of Commercial Common
Stock. The Amendment would eliminate this provision; however, Article IX(B) of Commercial's Articles of Incorporation similarly requires the affirmative vote of 75% of the total voting power of Commercial in order to amend Articles IV, VI and VII (and, in addition, Article IX).

    Lesser Vote Required to Approve Merger. The Amendment expressly provides that the shareholders may approve a merger of Commercial with or into Hibernia by the affirmative vote of a majority of the voting power of Commercial present or represented at any annual or special meeting called for that purpose. The Amendment further clarifies that the Merger may be approved by such a vote, notwithstanding that the merger may result in the amendment of all or any portion of the Articles of Incorporation of Commercial, and notwithstanding the provisions of Articles III, IV, VI and IX prohibiting amendments of those articles unless first approved by, in the case of Article III, two-thirds of the shareholders, and in the case of Articles IV, VI, VII and IX, 75% of the total voting power of Commercial. The purpose of these provisions is to clarify that a majority of the voting power present or represented at the Special Meeting is permitted to approve the Merger and that no other action on the part of the shareholders will be necessary for the Merger to take effect.

Reasons for Approval

    One of the purposes of Article VII and certain other provisions of Commercial's Articles of Incorporation is to render more difficult the accomplishment by Commercial of certain major transactions, such as any merger, exchange, or sale of all or substantially all of Commercial's assets, as a means of discouraging unwanted takeover attempts. The proposed Merger of Commercial with and into Hibernia has been determined by Commercial's Board to be in the best interests of Commercial and its shareholders for the reasons stated under "PROPOSED MERGER -- Background of and Reasons for Merger." Therefore, Commercial's Board recommends adoption of the Amendment in order to facilitate approval of the Merger. While it might be possible to delete only the portions of Article VII that create significant impediments to the Merger, Commercial's Board nevertheless recommends deletion of the entirety of Article VII as currently in effect, and adoption of the amended Article VII, in order to facilitate approval of the Merger. Members of Commercial's Board, along with members of their families who are expected to vote in favor of approval of the Merger, own 63.5% of the outstanding Commercial Common Stock and, therefore, will hold, if the Amendment is approved, sufficient Commercial Common Stock to approve the Merger at the Special Meeting.

    If the Amendment is adopted, the protections of the existing Article VII against unwanted takeover attempts will no longer be in place. In such event, if the Merger then is not subsequently consummated, it is expected that Commercial's Board would consider the desirability of recommending to Commercial's shareholders re-adoption of the same or similar provisions.

Required Vote

    Under the provisions of Article VII and Article IX(B) of Commercial's Articles of Incorporation, approval of the Amendment requires the affirmative vote of the holders of at least 75% of all the outstanding shares of Commercial Common Stock. Directors and executive officers of Commercial and their affiliates having beneficial ownership derived from voting power, as of the Record Date, of approximately 22% of the Commercial Common Stock have indicated that they intend to vote for the approval of the Amendment. An additional approximately 40% of the outstanding Commercial Common Stock is owned by members of the directors' families who are expected to vote in favor of the Amendment.

    THE BOARD OF DIRECTORS OF COMMERCIAL UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE AMENDMENT TO THE ARTICLES OF INCORPORATION.

                                PRO FORMA FINANCIAL INFORMATION

    The information in the column titled "Hibernia" on the pro forma Balance Sheet is summarized from Hibernia's September 30, 1993 balance sheet on Form 10-Q and the pro forma statements of income are summarized from Hibernia's Form 10-Q for the nine months ended September 30, 1993 and Hibernia's audited statement of income in its Annual Report on Form 10-K for the years ended December 31, 1992. The information contained in the columns titled "Commercial Bancshares, Inc.", "Bastrop National Bank", "First Bancorp of Louisiana, Inc." and "First Continental Bancshares, Inc." are based on September 30, 1993 and 1992 and December 31, 1992, 1991 and 1990 financial statements of those entities. The pro forma financial statements do not purport to be indicative of the results that actually would have occurred if the pending transactions had occurred on the dates indicated or that may be obtained in the future.

    On November 4, 1993, Hibernia announced that it had reached an agreement to merge with First Bancorp of Louisiana, Inc. ("First Bancorp"). First Bancorp is a bank holding company headquartered in Monroe, Louisiana that owns First National Bank of West Monroe and Southern National Bank of Tallulah. As of September 30, 1993, First Bancorp had consolidated assets of approximately $ 225 million and operated ___ banking branches in Monroe and Tallulah. Shareholders of First Bancorp will receive in the merger shares of Hibernia Common Stock valued at $36 million, which amount may be increased under certain circumstances if this merger is not consummated by March 31, 1994.

    On November 4, 1993, Hibernia announced that it had reached an agreement to merge with Bastrop National Bank ("Bastrop). Bastrop is a national bank headquartered in Bastrop, Louisiana which operates ___ branches in Morehouse Parish and had, as of September 30, 1993, total assets of approximately $123 million. Shareholders of Bastrop will receive in the merger shares of Hibernia Common Stock valued at $21.5 million.

    On December 6, 1993, Hibernia announced that it had reached an agreement to merge with First Continental Bancshares, Inc. ("First Continental"). First Continental is a bank holding company headquartered in Jefferson Parish, Louisiana and owns all of the stock of First National Bank of Jefferson Parish ("FNJ"). As of September 30, 1993, First Continental reported consolidated assets of approximately $396 million, and FNJ operated eight branches in Jefferson Parish. The transaction will be effected through an exchange of Hibernia Common Stock equity securities of First Continental. Based on the market price of Hibernia Common Stock on the date of this Proxy Statement-Prospectus, the aggregate value of the Hibernia Common Stock to be exchanged in this merger would be approximately $__ million.

    Each of these transactions will be accounted for as a pooling of interests.

    The mergers with First Bancorp, Bastrop and First Continental are subject to the satisfaction of certain conditions similar to those described herein with regard to the Merger. There can be no assurance that any or all of such proposed mergers will occur, or that the timing of the consummation of such mergers will be as assumed in the Pro Forma Financial Statements.

    The following pro forma financial statements reflect Hibernia's pending mergers as described in its public reports and press releases, giving effect to the assumptions and adjustments described in the accompanying notes.

                       PRO FORMA COMBINED SELECTED FINANCIAL INFORMATION
                                          (Unaudited)


   The following table sets forth certain unaudited pro forma combined financial information for Hibernia and Commercial. This table is based on and should be read in conjunction with the historical financial statements and related notes of Hibernia which are incorporated herein by reference and of Commercial which are contained elsewhere in this Proxy Statement-Prospectus. The table also gives effect to other probable mergers to which Hibernia Corporation is a party, as discussed in Note C to the pro forma combined financial statements. These mergers include Bastrop National Bank, First Bancorp of Louisiana, Inc. and First Continental Bancshares, Inc. The pro forma information, which reflects the mergers using the pooling of interests method of accounting, is presented for informational purposes only and should not be construed as indicative of the actual operations that would have occurred had the mergers been consummated at the beginning of the periods indicated below or which may occur after the mergers are consummated. The pro forma information gives effect to the issuance of 2,493,333 shares of Hibernia Common Stock for all the outstanding shares of Commercial Bancshares, Inc. and 12,159,584 shares of Hibernia Corporation common stock for all the outstanding shares of Bastrop National Bank, First Bancorp of Louisiana, Inc. and First Continental Bancshares, Inc. in each of the periods presented.

PRO FORMA HIBERNIA CORPORATION*
PRO FORMA COMBINED SELECTED FINANCIAL INFORMATION

                                                                                        Nine Months Ended
                                                     Year Ended December 31             September 30
Unaudited ($ in thousands, except per share amounts)    1992      1991       1990          1993      1992

Net interest income                                   $203,816   $240,189   $266,235     $152,249  $157,900
Net income (loss) from continuing operations            (6,326)  (143,127)   (11,862)      35,203    (9,656)
Per share:
   Net income (loss) from continuing operations          (0.20)     (4.68)     (0.40)        0.41     (0.31)
   Cash dividends                                            -       0.14       0.82         0.03         -
   Book value                                             4.49       6.80      12.36         4.85      4.93


SELECTED PERIOD-END BALANCES

Debt                                                    11,814    101,822    112,517            -    51,310
Total assets                                         4,914,279  6,192,821  7,532,039    4,740,895 4,778,572


*  Includes Hibernia Corporation and Commercial Bancshares, Inc.


TOTAL HIBERNIA CORPORATION**
PRO FORMA COMBINED SELECTED FINANCIAL INFORMATION

                                                                                        Nine Months Ended
                                                     Year Ended December 31             September 30
Unaudited ($ in thousands, except per share amounts)    1992      1991       1990          1993      1992

Net interest income                                   $234,398   $263,348   $285,479     $176,091  $180,757
Net income (loss) from continuing operations            (1,752)  (141,367)   (19,533)      40,175    (5,362)
Per share:
   Net income (loss) from continuing operations          (0.04)     (3.31)     (0.46)        0.41     (0.12)
   Cash dividends                                         0.08       0.12       0.60         0.03      0.01
   Book value                                             4.31       5.31       9.25         4.57      4.36


SELECTED PERIOD-END BALANCES

Debt                                                    25,710    127,566    138,876          500    73,566
Total assets                                         5,592,710  6,862,752  8,172,331    5,452,194 5,444,898


**  Includes Hibernia Corporation, Commercial Bancshares, Inc., Bastrop National Bank,
     First Bancorp of Louisiana, Inc. and First Continental Bancshares, Inc.

                               PRO FORMA COMBINED BALANCE SHEET
                                          (Unaudited)


    The following unaudited pro forma combined balance sheet combines the historical balance sheets of Hibernia and Commercial as if the Merger had been effective on September 30, 1993. This unaudited pro forma combined balance sheet should be read in conjunction with the historical financial statements and related notes of Hibernia which are incorporated herein by reference and of Commercial which are contained elsewhere in this Proxy Statement-Prospectus.
The unaudited pro forma combined balance sheet also gives effect to other probable mergers to which Hibernia is a party, as discussed in Note C to the pro forma combined financial statements. These mergers include Bastrop National Bank, First Bancorp of Louisiana, Inc. and First Continental Bancshares, Inc. and have been included in the pro forma combined balance sheet as if the mergers had been effective on September 30, 1993.

HIBERNIA CORPORATION
PRO FORMA COMBINED BALANCE SHEET
September 30, 1993

                                                                                           PRO  FORMA
                                                                     COMMERCIAL   PRO       HIBERNIA
                                                           HIBERNIA  BANCSHARES, FORMA    CORPORATION
Unaudited ($ in thousands)                                CORPORATION   INC.      ADJ.   (WITH C.B.I.)

ASSETS
  Cash and due from banks                                   $210,728     $6,325               $217,053
  Interest-bearing time deposits in domestic banks             1,000         38                  1,038
  Federal funds sold and securities purchased
      under agreements to resell                             165,000      2,300  (3,408)B      163,892

  Securities held for sale                                   386,179          -                386,179
  Investment securities                                    1,496,060     84,967              1,581,027
  Loans                                                    2,240,981     61,621              2,302,602
      Unearned income                                         (3,640)        (3)                (3,643)
      Reserve for possible loan losses                      (183,925)    (1,320)              (185,245)
          Loans, net                                       2,053,416     60,298              2,113,714
  Bank premises and equipment                                 85,111      3,064                 88,175
  Customers' acceptance liability                              3,381          -                  3,381
  Other assets                                               180,129      6,307                186,436
      TOTAL ASSETS                                        $4,581,004   $163,299 ($3,408)    $4,740,895

LIABILITIES
  Deposits:
      Demand, noninterest-bearing                           $733,433    $20,521               $753,954
      Interest-bearing                                     3,237,868    124,069              3,361,937
          Total Deposits                                   3,971,301    144,590              4,115,891
  Federal funds purchased and securities sold
      under agreements to repurchase                         110,240          -                110,240
  Liability on acceptances                                     3,381          -                  3,381
  Payables arising from securities transactions
      not yet settled                                         20,600          -                 20,600
  Other liabilities                                           71,497      1,725     (63)B       73,159
  Debt                                                             -      3,345  (3,345)B            -


      TOTAL LIABILITIES                                    4,177,019    149,660  (3,408)     4,323,271

SHAREHOLDERS' EQUITY
  Preferred Stock                                                  -          -                      -
  Common Stock                                               160,481        629   4,158 A      165,268
  Surplus                                                    404,603        591  (5,312)A      399,882
  Treasury Stock                                                   -     (1,154)  1,154 A            -
  ESOP commitment                                                  -          -                      -
  Retained earnings (deficit)                               (161,099)    13,573               (147,526)

      TOTAL SHAREHOLDERS' EQUITY                             403,985     13,639       0        417,624
      TOTAL LIABILITIES AND
           SHAREHOLDERS' EQUITY                           $4,581,004   $163,299 ($3,408)    $4,740,895

HIBERNIA CORPORATION
PRO FORMA COMBINED BALANCE SHEET
September 30, 1993

                                                            PRO  FORMA                FIRST        FIRST                 TOTAL
                                                             HIBERNIA    BASTROP     BANCORP    CONTINENTAL     PRO    PRO FORMA
                                                           CORPORATION  NATIONAL  OF LOUISIANA, BANCSHARES,    FORMA   HIBERNIA
Unaudited ($ in thousands)                                (WITH C.B.I.)   BANK        INC.          INC.        ADJ.  CORPORATION

ASSETS
  Cash and due from banks                                      $217,053   $3,367         $9,785     $14,611             $244,816
  Interest-bearing time deposits in domestic banks                1,038        -          1,077           -                2,115
  Federal funds sold and securities purchased
      under agreements to resell                                163,892    4,850          6,700      15,000  (19,588)E   158,465
                                                                                                             (12,389)D
  Securities held for sale                                      386,179        -              -           -              386,179
  Investment securities                                       1,581,027   74,006        103,636     117,758     (750)E 1,875,677
  Loans                                                       2,302,602   39,026         99,645     238,354            2,679,627
      Unearned income                                            (3,643)    (477)          (416)     (9,227)             (13,763)
      Reserve for possible loan losses                         (185,245)    (387)        (1,511)     (6,735)            (193,878)
          Loans, net                                          2,113,714   38,162         97,718     222,392            2,471,986
  Bank premises and equipment                                    88,175    1,323          2,008       6,120               97,626
  Customers' acceptance liability                                 3,381        -              -           -                3,381
  Other assets                                                  186,436    1,776          3,947      19,790              211,949
      TOTAL ASSETS                                           $4,740,895 $123,484       $224,871    $395,671 ($32,727) $5,452,194

LIABILITIES
  Deposits:
      Demand, noninterest-bearing                              $753,954  $14,028        $28,435     $56,824             $853,241
      Interest-bearing                                        3,361,937   93,699        166,858     288,712            3,911,206
          Total Deposits                                      4,115,891  107,727        195,293     345,536            4,764,447
  Federal funds purchased and securities sold
      under agreements to repurchase                            110,240      401          9,190      11,927              131,758
  Liability on acceptances                                        3,381        -              -           -                3,381
  Payables arising from securities transactions
      not yet settled                                            20,600        -              -           -               20,600
  Other liabilities                                              73,159      721          1,780      10,653   (4,138)E    82,175
  Debt                                                                -        -          5,800      11,774  (15,900)E       500
                                                                                                                (800)C
                                                                                                                (374)C
      TOTAL LIABILITIES                                       4,323,271  108,849        212,063     379,890  (21,212)  5,002,861

SHAREHOLDERS' EQUITY
  Preferred Stock                                                     -        -              -      11,422  (11,422)C         -
  Common Stock                                                  165,268      300          1,364       2,145   19,537 C   188,614
  Surplus                                                       399,882    1,000          6,744       2,741   (8,698)C   401,669
  Treasury Stock                                                      -        -         (1,639)       (118)   1,757 C         -
  ESOP commitment                                                     -        -           (500)          -                 (500)
  Retained earnings (deficit)                                  (147,526)  13,335          6,839        (409)    (300)E  (140,450)
                                                                                                             (12,389)D
      TOTAL SHAREHOLDERS' EQUITY                                417,624   14,635         12,808      15,781  (11,515)    449,333
      TOTAL LIABILITIES AND
           SHAREHOLDERS' EQUITY                              $4,740,895 $123,484       $224,871    $395,671 ($32,727) $5,452,194

See notes to Pro Forma Combined Financial Statements.

                            PRO FORMA COMBINED STATEMENTS OF INCOME
                                          (Unaudited)


    The following unaudited pro forma combined statements of income for the nine months ended September 30, 1993 and 1992 and the years ended December 31, 1992, 1991 and 1990 combine the historical statements of income of Hibernia and Commercial as if the merger had been effective on January 1, 1990. These unaudited pro forma combined statements of income should be read in conjunction with the historical financial statements and related notes of Hibernia and Commercial contained elsewhere in this Proxy Statement-Prospectus. The cost associated with the Merger, estimated to be approximately $____________ will be accounted for as a current period expense upon consummation of the Merger and has not been reflected in the pro forma combined statements of income. The unaudited pro forma combined statements of income also give effect to other probable mergers to which Hibernia is a party, as discussed in Note C to the pro forma combined financial statements. These mergers include Bastrop National Bank, First Bancorp of Louisiana, Inc. and First Bancorp of Louisiana, Inc. and First Continental Bancshares, Inc. and have been included in the pro forma combined statements of income as if the mergers had been effective on January
1, 1990.




HIBERNIA CORPORATION
PRO FORMA COMBINED STATEMENT OF INCOME
Nine Months Ended September 30, 1993


                                                                                    PRO FORMA
                                                                      COMMERCIAL    HIBERNIA
                                                           HIBERNIA   BANCSHARES,  CORPORATION
Unaudited ($ in thousands, except per share data)            CORP.       INC.     (WITH C.B.I.)
Interest Income
    Interest and fees on loans                              $138,259       $4,140     $142,399
    Interest on securities:
        U.S. government securities and obligations of
            U.S. government agencies                          80,465        3,819       84,284
        Obligations of states and political subdivisions           1           30           31
    Trading account interest                                      24            -           24
    Interest on time deposits in domestic banks                  188            1          189
    Interest on federal funds sold and securities
        purchased under agreements to resell                   7,005          136        7,141
        Total Interest Income                                225,942        8,126      234,068
Interest Expense
    Interest on deposits                                      75,643        3,045       78,688
    Interest on federal funds purchased and
        securities sold under agreements to repurchase         2,664            -        2,664
    Interest on debt and other                                   279          188          467
        Total Interest Expense                                78,586        3,233       81,819
Net Interest Income                                          147,356        4,893      152,249
    Provision for possible loan losses                        11,300           75       11,375
Net Interest Income After Provision for
    Possible Loan Losses                                     136,056        4,818      140,874
Noninterest Income
    Trust fees                                                 9,351            -        9,351
    Service charges on deposits                               22,507          611       23,118
    Other service, collection and exchange charges            11,553          138       11,691
    Gain on settlement of acquired loans                       1,031            -        1,031
    Other operating income                                     5,633           38        5,671
    Securities gains, net                                          -            -            -
        Total Noninterest Income                              50,075          787       50,862
Noninterest Expense
    Salaries and employee benefits                            62,280        1,764       64,044
    Occupancy expense, net                                    15,073          313       15,386
    Equipment expense                                          8,167          297        8,464
    Data processing expense                                   12,199           13       12,212
    Foreclosed property expense                                2,689           81        2,770
    Other operating expense                                   51,712        1,338       53,050
        Total Noninterest Expense                            152,120        3,806      155,926
Income Before Income Taxes and
    Cumulative Effect of Accounting Change                    34,011        1,799       35,810
Income tax expense                                                 -          607          607
Income from Continuing Operations                            $34,011       $1,192      $35,203

Pro Forma Weighted Average Common Shares                  83,033,847    2,493,333   85,527,180

Pro Forma Income Per Common Share
     from Continuing Operations (G)                                                      $0.41

See notes to Pro Forma Combined Financial Statements.

HIBERNIA CORPORATION
PRO FORMA COMBINED STATEMENT OF INCOME
Nine Months Ended September 30, 1993
(cont.)
                                                           PRO FORMA                  FIRST      FIRST                      TOTAL
                                                           HIBERNIA     BASTROP      BANCORP   CONTINENTA       PRO       PRO FORMA
                                                          CORPORATION  NATIONAL   OF LOUISIANA,BANCSHARES      FORMA      HIBERNIA
Unaudited ($ in thousands, except per share data)         (WITH C.B.I    BANK         INC.        INC.         ADJ.      CORPORATION
Interest Income
    Interest and fees on loans                              $142,399       $2,395       $5,192   $17,280                   $167,266
    Interest on securities:
        U.S. government securities and obligations of
            U.S. government agencies                          84,284        3,375        3,032     5,190                     95,881
        Obligations of states and political subdivisions          31          455          589         9                      1,084
    Trading account interest                                      24            -            -         -                         24
    Interest on time deposits in domestic banks                  189            -           75         -                        264
    Interest on federal funds sold and securities
        purchased under agreements to resell                   7,141          142          136       302                      7,721
        Total Interest Income                                234,068        6,367        9,024    22,781                    272,240
Interest Expense
    Interest on deposits                                      78,688        2,556        2,976     6,982                     91,202
    Interest on federal funds purchased and
        securities sold under agreements to repurchase         2,664                       156       176                      2,996
    Interest on debt and other                                   467            6          114     1,364                      1,951
        Total Interest Expense                                81,819        2,562        3,246     8,522                     96,149
Net Interest Income                                          152,249        3,805        5,778    14,259                    176,091
    Provision for possible loan losses                        11,375           28         (145)      725                     11,983
Net Interest Income After Provision for
    Possible Loan Losses                                     140,874        3,777        5,923    13,534                    164,108
Noninterest Income
    Trust fees                                                 9,351            -            7       541                      9,899
    Service charges on deposits                               23,118          377          558     2,078                     26,131
    Other service, collection and exchange charges            11,691          107          407       729                     12,934
    Gain on settlement of acquired loans                       1,031            -            -         -                      1,031
    Other operating income                                     5,671           16           12       378         (676) F      5,401
    Securities gains, net                                          -           50           52         8                        110
        Total Noninterest Income                              50,862          550        1,036     3,734         (676)       55,506
Noninterest Expense
    Salaries and employee benefits                            64,044        1,019        2,057     5,812                     72,932
    Occupancy expense, net                                    15,386          209          475       545                     16,615
    Equipment expense                                          8,464          104          233       541                      9,342
    Data processing expense                                   12,212           12          143       546         (541) F     12,372
    Foreclosed property expense                                2,770            -          (93)    3,676                      6,353
    Other operating expense                                   53,050          748        1,396     3,550         (135) F     58,609
        Total Noninterest Expense                            155,926        2,092        4,211    14,670         (676)      176,223
Income Before Income Taxes and
    Cumulative Effect of Accounting Change                    35,810        2,235        2,748     2,598            0        43,391
Income tax expense                                               607          611          825     1,173                      3,216
Income from Continuing Operations                            $35,203       $1,624       $1,923    $1,425           $0       $40,175

Pro Forma Weighted Average Common Shares                  85,527,180    2,866,667    4,800,000 4,492,917                 97,686,764

Pro Forma Income Per Common Share
     from Continuing Operations (G)                            $0.41                                                          $0.41

See notes to Pro Forma Combined Financial Statements.

HIBERNIA CORPORATION
PRO FORMA COMBINED STATEMENT OF INCOME
Nine Months Ended September 30, 1992

                                                                                    PRO FORMA
                                                                      COMMERCIAL    HIBERNIA
                                                           HIBERNIA   BANCSHARES,  CORPORATION
Unaudited ($ in thousands, except per share data)            CORP.       INC.     (WITH C.B.I.)
Interest Income
    Interest and fees on loans                              $203,625       $4,958     $208,583
    Interest on securities:
        U.S. government securities and obligations of
            U.S. government agencies                          68,477        4,348       72,825
        Obligations of states and political subdivisions           3           59           62
    Trading account interest                                      99            -           99
    Interest on time deposits in domestic banks                  160            4          164
    Interest on federal funds sold and securities
        purchased under agreements to resell                  10,021          160       10,181
        Total Interest Income                                282,385        9,529      291,914
Interest Expense
    Interest on deposits                                     115,202        4,339      119,541
    Interest on federal funds purchased and
        securities sold under agreements to repurchase         4,421            -        4,421
    Interest on debt and other                                 9,738          314       10,052
        Total Interest Expense                               129,361        4,653      134,014
Net Interest Income                                          153,024        4,876      157,900
    Provision for possible loan losses                        61,025          150       61,175
Net Interest Income After Provision for
    Possible Loan Losses                                      91,999        4,726       96,725
Noninterest Income
    Trust fees                                                 9,376            -        9,376
    Service charges on deposits                               24,531          544       25,075
    Other service, collection and exchange charges            10,481          141       10,622
    Gain on settlement of acquired loans                       3,679            -        3,679
    Loss on planned sale of Texas bank                        (2,934)           -       (2,934)
    Other operating income                                     7,510           24        7,534
    Securities gains, net                                     17,190           43       17,233
        Total Noninterest Income                              69,833          752       70,585
Noninterest Expense
    Salaries and employee benefits                            66,039        1,852       67,891
    Occupancy expense, net                                    18,668          301       18,969
    Equipment expense                                          9,777          291       10,068
    Data processing expense                                   11,879           15       11,894
    Foreclosed property expense                               12,061          (72)      11,989
    Other operating expense                                   53,774        1,412       55,186
        Total Noninterest Expense                            172,198        3,799      175,997
Income (Loss) Before Minority Interests                      (10,366)       1,679       (8,687)
     Less:  Minority interest                                      -            -            -
Income (Loss) Before Income Taxes and
    Extraordinary Items                                      (10,366)       1,679       (8,687)
Income tax expense                                               600          369          969
Income (Loss) from Continuing Operations                    ($10,966)      $1,310      ($9,656)

Pro Forma Weighted Average Common Shares                  28,282,120    2,493,333   30,775,453

Pro Forma Income (Loss) Per Common Share
     from Continuing Operations (G)                                                     ($0.31)

See notes to Pro Forma Combined Financial Statements.

HIBERNIA CORPORATION
PRO FORMA COMBINED STATEMENT OF INCOME
Nine Months Ended September 30, 1992
(cont.)
                                                           PRO FORMA                  FIRST      FIRST                      TOTAL
                                                           HIBERNIA     BASTROP      BANCORP   CONTINENTA       PRO       PRO FORMA
                                                          CORPORATION  NATIONAL   OF LOUISIANA,BANCSHARES      FORMA      HIBERNIA
Unaudited ($ in thousands, except per share data)         (WITH C.B.I    BANK         INC.        INC.         ADJ.      CORPORATION
Interest Income
    Interest and fees on loans                              $208,583       $2,564       $4,676   $18,781                   $234,604
    Interest on securities:
        U.S. government securities and obligations of
            U.S. government agencies                          72,825        3,647        3,793     5,378                     85,643
        Obligations of states and political subdivisions          62          427          422         2                        913
    Trading account interest                                      99            -           "-         -                         99
    Interest on time deposits in domestic banks                  164            2          104         -                        270
    Interest on federal funds sold and securities
        purchased under agreements to resell                  10,181          128          125       453                     10,887
        Total Interest Income                                291,914        6,768        9,120    24,614                    332,416
Interest Expense
    Interest on deposits                                     119,541        2,899        3,734     9,585                    135,759
    Interest on federal funds purchased and
        securities sold under agreements to repurchase         4,421            4           56       227                      4,708
    Interest on debt and other                                10,052            9          145       986                     11,192
        Total Interest Expense                               134,014        2,912        3,935    10,798                    151,659
Net Interest Income                                          157,900        3,856        5,185    13,816                    180,757
    Provision for possible loan losses                        61,175           40          590     1,152                     62,957
Net Interest Income After Provision for
    Possible Loan Losses                                      96,725        3,816        4,595    12,664                    117,800
Noninterest Income
    Trust fees                                                 9,376            -            6       414                      9,796
    Service charges on deposits                               25,075          364          484     2,020                     27,943
    Other service, collection and exchange charges            10,622          138          414       751                     11,925
    Gain on settlement of acquired loans                       3,679            -            -         -                      3,679
    Loss on planned sale of Texas bank                        (2,934)           -            -         -                     (2,934)
    Other operating income                                     7,534            9            2       513         (688) F      7,370
    Securities gains, net                                     17,233           20           24        20                     17,297
        Total Noninterest Income                              70,585          531          930     3,718         (688)       75,076
Noninterest Expense
    Salaries and employee benefits                            67,891          915        1,757     5,252                     75,815
    Occupancy expense, net                                    18,969          240          393       550                     20,152
    Equipment expense                                         10,068          100          240       586                     10,994
    Data processing expense                                   11,894           10          162       544         (538) F     12,072
    Foreclosed property expense                               11,989            -          (50)    4,154                     16,093
    Other operating expense                                   55,186          747        1,126     3,617         (150) F     60,526
        Total Noninterest Expense                            175,997        2,012        3,628    14,703         (688)      195,652
Income (Loss) Before Minority Interests                       (8,687)       2,335        1,897     1,679            0        (2,776)
     Less:  Minority interest                                      -            -            -       374                        374
Income (Loss) Before Income Taxes and
    Extraordinary Items                                       (8,687)       2,335        1,897     1,305            0        (3,150)
Income tax expense                                               969          645          538        60                      2,212
Income (Loss) from Continuing Operations                     ($9,656)      $1,690       $1,359    $1,245           $0       ($5,362)

Pro Forma Weighted Average Common Shares                  30,775,453    2,866,667    4,800,000 4,492,917                 42,935,037

Pro Forma Income (Loss) Per Common Share
     from Continuing Operations (G)                           ($0.31)                                                        ($0.12)

See notes to Pro Forma Combined Financial Statements.

HIBERNIA CORPORATION
PRO FORMA COMBINED STATEMENT OF INCOME
Year Ended December 31, 1992

                                                                                    PRO FORMA
                                                                      COMMERCIAL    HIBERNIA
                                                           HIBERNIA   BANCSHARES,  CORPORATION
Unaudited ($ in thousands, except per share data)            CORP.       INC.     (WITH C.B.I.)
Interest Income
    Interest and fees on loans                              $253,183       $6,489     $259,672
    Interest on securities:
        U.S. government securities and obligations of
            U.S. government agencies                          89,131        5,619       94,750
        Obligations of states and political subdivisions           3           70           73
    Trading account interest                                      99            -           99
    Interest on time deposits in domestic banks                  223            4          227
    Interest on federal funds sold and securities
        purchased under agreements to resell                  14,095          230       14,325
        Total Interest Income                                356,734       12,412      369,146
Interest Expense
    Interest on deposits                                     141,502        5,497      146,999
    Interest on federal funds purchased and
        securities sold under agreements to repurchase         6,515            -        6,515
    Interest on debt and other                                11,439          377       11,816
        Total Interest Expense                               159,456        5,874      165,330
Net Interest Income                                          197,278        6,538      203,816
    Provision for possible loan losses                        66,275          150       66,425
Net Interest Income After Provision for
    Possible Loan Losses                                     131,003        6,388      137,391
Noninterest Income
    Trust fees                                                12,263            2       12,265
    Service charges on deposits                               31,870          713       32,583
    Other service, collection and exchange charges            13,928          183       14,111
    Gain on settlement of acquired loans                       4,151            -        4,151
    Loss on planned sale of Texas bank                        (2,934)           -       (2,934)
    Other operating income                                     9,972           22        9,994
    Securities gains, net                                     17,190           44       17,234
        Total Noninterest Income                              86,440          964       87,404
Noninterest Expense
    Salaries and employee benefits                            86,141        2,565       88,706
    Occupancy expense, net                                    23,275          407       23,682
    Equipment expense                                         13,447          387       13,834
    Data processing expense                                   17,477           22       17,499
    Foreclosed property expense                               16,302         (124)      16,178
    Other operating expense                                   68,716        1,868       70,584
        Total Noninterest Expense                            225,358        5,125      230,483
Income (Loss) Before Income Taxes and
    Extraordinary Items                                       (7,915)       2,227       (5,688)
Income tax expense                                                 -          638          638
Income (Loss) from Continuing Operations                     ($7,915)      $1,589      ($6,326)

Pro Forma Weighted Average Common Shares                  29,608,279    2,493,333   32,101,612

Pro Forma Income (Loss) Per Common Share
     from Continuing Operations (G)                                                     ($0.20)

See notes to Pro Forma Combined Financial Statements.


HIBERNIA CORPORATION
PRO FORMA COMBINED STATEMENT OF INCOME
Year Ended December 31, 1992
(cont.)
                                                           PRO FORMA                  FIRST      FIRST                      TOTAL
                                                           HIBERNIA     BASTROP      BANCORP   CONTINENTA       PRO       PRO FORMA
                                                          CORPORATION  NATIONAL   OF LOUISIANA,BANCSHARES      FORMA      HIBERNIA
Unaudited ($ in thousands, except per share data)         (WITH C.B.I    BANK         INC.        INC.         ADJ.      CORPORATION
Interest Income
    Interest and fees on loans                              $259,672       $3,410       $6,286   $24,612                   $293,980
    Interest on securities:
        U.S. government securities and obligations of
            U.S. government agencies                          94,750        4,775        4,940     7,017                    111,482
        Obligations of states and political subdivisions          73          572          555         2                      1,202
    Trading account interest                                      99            -            -         -                         99
    Interest on time deposits in domestic banks                  227            2          132         -                        361
    Interest on federal funds sold and securities
        purchased under agreements to resell                  14,325          178          146       549                     15,198
        Total Interest Income                                369,146        8,937       12,059    32,180                    422,322
Interest Expense
    Interest on deposits                                     146,999        3,743        4,737    12,169                    167,648
    Interest on federal funds purchased and
        securities sold under agreements to repurchase         6,515            4           69       322                      6,910
    Interest on debt and other                                11,816           11          186     1,353                     13,366
        Total Interest Expense                               165,330        3,758        4,992    13,844                    187,924
Net Interest Income                                          203,816        5,179        7,067    18,336                    234,398
    Provision for possible loan losses                        66,425           40          710     1,152                     68,327
Net Interest Income After Provision for
    Possible Loan Losses                                     137,391        5,139        6,357    17,184                    166,071
Noninterest Income
    Trust fees                                                12,265            -            7       577                     12,849
    Service charges on deposits                               32,583          481          661     2,726                     36,451
    Other service, collection and exchange charges            14,111          179          523       932                     15,745
    Gain on settlement of acquired loans                       4,151            -            -         -                      4,151
    Loss on planned sale of Texas bank                        (2,934)           -            -         -                     (2,934)
    Other operating income                                     9,994           31            6       640         (762) F      9,909
    Securities gains, net                                     17,234           22           60        20                     17,336
        Total Noninterest Income                              87,404          713        1,257     4,895         (762)       93,507
Noninterest Expense
    Salaries and employee benefits                            88,706        1,336        2,404     7,034                     99,480
    Occupancy expense, net                                    23,682          218          634       726                     25,260
    Equipment expense                                         13,834          133          308       744                     15,019
    Data processing expense                                   17,499           14          205       747         (739) F     17,726
    Foreclosed property expense                               16,178            -          (30)    6,554                     22,702
    Other operating expense                                   70,584        1,118        1,550     5,592          (23) F     78,821
        Total Noninterest Expense                            230,483        2,819        5,071    21,397         (762)      259,008
Income (Loss) Before Income Taxes and
    Extraordinary Items                                       (5,688)       3,033        2,543       682            0           570
Income tax expense                                               638          854          598       232                      2,322
Income (Loss) from Continuing Operations                     ($6,326)      $2,179       $1,945      $450           $0       ($1,752)

Pro Forma Weighted Average Common Shares                  32,101,612    2,866,667    4,800,000 4,492,917                 44,261,196

Pro Forma Income (Loss) Per Common Share
     from Continuing Operations (G)                           ($0.20)                                                        ($0.04)

See notes to Pro Forma Combined Financial Statements.

HIBERNIA CORPORATION
PRO FORMA COMBINED STATEMENT OF INCOME
Year Ended December 31, 1991

                                                                                    PRO FORMA
                                                                      COMMERCIAL    HIBERNIA
                                                           HIBERNIA   BANCSHARES,  CORPORATION
Unaudited ($ in thousands, except per share data)            CORP.       INC.     (WITH C.B.I.)

Interest Income
    Interest and fees on loans                              $451,675       $7,857     $459,532
    Interest on securities:
        U.S. government securities and obligations of
            U.S. government agencies                         114,629        6,002      120,631
        Obligations of states and political subdivisions       4,970          229        5,199
    Trading account interest                                      70            -           70
    Interest on time deposits in domestic banks                  100           61          161
    Interest on federal funds sold and securities
        purchased under agreements to resell                   9,285          292        9,577
        Total Interest Income                                580,729       14,441      595,170
Interest Expense
    Interest on deposits                                     317,780        8,216      325,996
    Interest on federal funds purchased and
        securities sold under agreements to repurchase        16,177            -       16,177
    Interest on debt and other                                12,173          635       12,808
        Total Interest Expense                               346,130        8,851      354,981
Net Interest Income                                          234,599        5,590      240,189
    Provision for possible loan losses                       178,330           10      178,340
Net Interest Income After Provision for
    Possible Loan Losses                                      56,269        5,580       61,849
Noninterest Income
    Trust fees                                                14,346            2       14,348
    Service charges on deposits                               34,779          754       35,533
    Other service, collection and exchange charges            19,938          218       20,156
    Credit card income                                         5,251            -        5,251
    Gain on settlement of acquired loans                       9,043            -        9,043
    Other operating income                                     8,512           27        8,539
    Securities gains, net                                     17,801           22       17,823
        Total Noninterest Income                             109,670        1,023      110,693
Noninterest Expense
    Salaries and employee benefits                           115,173        2,510      117,683
    Occupancy expense, net                                    28,785          411       29,196
    Equipment expense                                         13,979          453       14,432
    Data processing expense                                   12,548           17       12,565
    Foreclosed property expense                               24,854          244       25,098
    Credit card expense                                        3,136            -        3,136
    Other operating expense                                  110,679        1,935      112,614
        Total Noninterest Expense                            309,154        5,570      314,724
Income (Loss) Before Minority Interests                     (143,215)       1,033     (142,182)
     Less:  Minority interest                                      -            -            -
Income (Loss) Before Income Taxes,
    Extraordinary Item and Cumulative Effect
    of Accounting Change                                    (143,215)       1,033     (142,182)
Income tax expense                                               782          163          945
Income (Loss) from Continuing Operations                   ($143,997)        $870    ($143,127)

Pro Forma Weighted Average Common Shares                  28,116,938    2,493,333   30,610,271

Pro Forma Income (Loss) Per Common Share
     from Continuing Operations (G)                                                     ($4.68)

See notes to Pro Forma Combined Financial Statements.


HIBERNIA CORPORATION
PRO FORMA COMBINED STATEMENT OF INCOME
Year Ended December 31, 1991
(cont.)
                                                           PRO FORMA                  FIRST      FIRST                      TOTAL
                                                           HIBERNIA     BASTROP      BANCORP   CONTINENTA       PRO       PRO FORMA
                                                          CORPORATION  NATIONAL   OF LOUISIANA,BANCSHARES      FORMA      HIBERNIA
Unaudited ($ in thousands, except per share data)         (WITH C.B.I    BANK         INC.        INC.         ADJ.      CORPORATION
Interest Income
    Interest and fees on loans                              $459,532       $3,648       $5,845   $26,672                   $495,697
    Interest on securities:
        U.S. government securities and obligations of
            U.S. government agencies                         120,631        4,694        4,743     5,861                    135,929
        Obligations of states and political subdivisions       5,199          495          574         6                      6,274
    Trading account interest                                      70            -            -         -                         70
    Interest on time deposits in domestic banks                  161           37          324         -                        522
    Interest on federal funds sold and securities
        purchased under agreements to resell                   9,577          470          386       984                     11,417
        Total Interest Income                                595,170        9,344       11,872    33,523                    649,909
Interest Expense
    Interest on deposits                                     325,996        5,150        6,580    17,645                    355,371
    Interest on federal funds purchased and
        securities sold under agreements to repurchase        16,177            -           74       543                     16,794
    Interest on debt and other                                12,808           19          319     1,250                     14,396
        Total Interest Expense                               354,981        5,169        6,973    19,438                    386,561
Net Interest Income                                          240,189        4,175        4,899    14,085                    263,348
    Provision for possible loan losses                       178,340           17          432     1,800                    180,589
Net Interest Income After Provision for
    Possible Loan Losses                                      61,849        4,158        4,467    12,285                     82,759
Noninterest Income
    Trust fees                                                14,348            -            6       490                     14,844
    Service charges on deposits                               35,533          442          605     2,629                     39,209
    Other service, collection and exchange charges            20,156          162          573       884                     21,775
    Credit card income                                         5,251            -            2       160                      5,413
    Gain on settlement of acquired loans                       9,043            -            -         -                      9,043
    Other operating income                                     8,539           37            -       368         (799) F      8,145
    Securities gains, net                                     17,823         (278)         (17)      179                     17,707
        Total Noninterest Income                             110,693          363        1,169     4,710         (799)      116,136
Noninterest Expense
    Salaries and employee benefits                           117,683        1,231        2,195     6,954                    128,063
    Occupancy expense, net                                    29,196          265          378       899                     30,738
    Equipment expense                                         14,432           85          211       851                     15,579
    Data processing expense                                   12,565           17          194       665         (658) F     12,783
    Foreclosed property expense                               25,098            -           (2)    3,685                     28,781
    Credit card expense                                        3,136            -            -         -                      3,136
    Other operating expense                                  112,614          884        1,317     4,469         (141) F    119,143
        Total Noninterest Expense                            314,724        2,482        4,293    17,523         (799)      338,223
Income (Loss) Before Minority Interests                     (142,182)       2,039        1,343      (528)           0      (139,328)
     Less:  Minority interest                                      -            -            -       311                        311
Income (Loss) Before Income Taxes,
    Extraordinary Item and Cumulative Effect
    of Accounting Change                                    (142,182)       2,039        1,343      (839)           0      (139,639)
Income tax expense                                               945          478          305         -                      1,728
Income (Loss) from Continuing Operations                   ($143,127)      $1,561       $1,038     ($839)          $0     ($141,367)

Pro Forma Weighted Average Common Shares                  30,610,271    2,866,667    4,800,000 4,492,917                 42,769,855

Pro Forma Income (Loss) Per Common Share
     from Continuing Operations (G)                           ($4.68)                                                        ($3.31)

See notes to Pro Forma Combined Financial Statements.



HIBERNIA CORPORATION
PRO FORMA COMBINED STATEMENT OF INCOME
Year Ended December 31, 1990

                                                                                    PRO FORMA
                                                                      COMMERCIAL    HIBERNIA
                                                           HIBERNIA   BANCSHARES,  CORPORATION
Unaudited ($ in thousands, except per share data)            CORP.       INC.     (WITH C.B.I.)
Interest Income
    Interest and fees on loans                              $561,693       $8,238     $569,931
    Interest on securities:
        U.S. government securities and obligations of
            U.S. government agencies                         120,501        5,683      126,184
        Obligations of states and political subdivisions      12,000          402       12,402
    Trading account interest                                     106            -          106
    Interest on time deposits in domestic banks                  164           12          176
    Interest on federal funds sold and securities
        purchased under agreements to resell                   5,041          514        5,555
        Total Interest Income                                699,505       14,849      714,354
Interest Expense
    Interest on deposits                                     400,108        9,089      409,197
    Interest on federal funds purchased and
        securities sold under agreements to repurchase        30,139            -       30,139
    Interest on debt and other                                 7,940          843        8,783
        Total Interest Expense                               438,187        9,932      448,119
Net Interest Income                                          261,318        4,917      266,235
    Provision for possible loan losses                       166,825        1,310      168,135
Net Interest Income After Provision for
    Possible Loan Losses                                      94,493        3,607       98,100
Noninterest Income
    Trust fees                                                13,834            2       13,836
    Service charges on deposits                               29,019          740       29,759
    Other service, collection and exchange charges            18,942          243       19,185
    Credit card income                                        22,910            -       22,910
    Gain on settlement of acquired loans                      20,924            -       20,924
    Other operating income                                    12,099          161       12,260
    Securities gains (losses), net                            11,722          (57)      11,665
        Total Noninterest Income                             129,450        1,089      130,539
Noninterest Expense
    Salaries and employee benefits                           106,431        2,739      109,170
    Occupancy expense, net                                    23,234          441       23,675
    Equipment expense                                         11,777          519       12,296
    Data processing expense                                   11,336           14       11,350
    Foreclosed property expense                               13,235          494       13,729
    Credit card expense                                       13,655            -       13,655
    Other operating expense                                   69,340        2,043       71,383
        Total Noninterest Expense                            249,008        6,250      255,258
Income (Loss) Before Minority Interests                      (25,065)      (1,554)     (26,619)
     Less:  Minority interest                                      -            -            -
Income (Loss) Before Income Taxes                            (25,065)      (1,554)     (26,619)
Income tax expense (benefit)                                 (14,070)        (687)     (14,757)
Net Income (Loss) from Continuing Operations                ($10,995)       ($867)    ($11,862)

Pro Forma Weighted Average Common Shares                  27,453,340    2,493,333   29,946,673

Pro Forma Income (Loss) Per Common Share
    from Continuing Operations (G)                                                      ($0.40)

See notes to Pro Forma Combined Financial Statements.


HIBERNIA CORPORATION
PRO FORMA COMBINED STATEMENT OF INCOME
Year Ended December 31, 1990
(cont.)
                                                           PRO FORMA                  FIRST      FIRST                      TOTAL
                                                           HIBERNIA     BASTROP      BANCORP   CONTINENTA       PRO       PRO FORMA
                                                          CORPORATION  NATIONAL   OF LOUISIANA,BANCSHARES      FORMA      HIBERNIA
Unaudited ($ in thousands, except per share data)         (WITH C.B.I    BANK         INC.        INC.         ADJ.      CORPORATION
Interest Income
    Interest and fees on loans                              $569,931       $4,131       $5,314   $29,015                   $608,391
    Interest on securities:
        U.S. government securities and obligations of
            U.S. government agencies                         126,184        4,117        4,241     6,893                    141,435
        Obligations of states and political subdivisions      12,402          696          524        18                     13,640
    Trading account interest                                     106            -            -         -                        106
    Interest on time deposits in domestic banks                  176           97          290        13                        576
    Interest on federal funds sold and securities
        purchased under agreements to resell                   5,555          735          513       987                      7,790
        Total Interest Income                                714,354        9,776       10,882    36,926                    771,938
Interest Expense
    Interest on deposits                                     409,197        5,762        6,437    21,546                    442,942
    Interest on federal funds purchased and
        securities sold under agreements to repurchase        30,139            -           46     2,671                     32,856
    Interest on debt and other                                 8,783           23          394     1,461                     10,661
        Total Interest Expense                               448,119        5,785        6,877    25,678                    486,459
Net Interest Income                                          266,235        3,991        4,005    11,248                    285,479
    Provision for possible loan losses                       168,135           86          440     3,101                    171,762
Net Interest Income After Provision for
    Possible Loan Losses                                      98,100        3,905        3,565     8,147                    113,717
Noninterest Income
    Trust fees                                                13,836            -            5       515                     14,356
    Service charges on deposits                               29,759          415          533     2,612                     33,319
    Other service, collection and exchange charges            19,185          161          413       607                     20,366
    Credit card income                                        22,910            -           11       130                     23,051
    Gain on settlement of acquired loans                      20,924            -            -         -                     20,924
    Other operating income                                    12,260            7            -       211         (850) F     11,628
    Securities gains (losses), net                            11,665         (396)           4      (343)                    10,930
        Total Noninterest Income                             130,539          187          966     3,732         (850)      134,574
Noninterest Expense
    Salaries and employee benefits                           109,170        1,209        2,162     6,559                    119,100
    Occupancy expense, net                                    23,675          318          394     1,074                     25,461
    Equipment expense                                         12,296           85          205       952                     13,538
    Data processing expense                                   11,350           45          158       745         (734) F     11,564
    Foreclosed property expense                               13,729            -         (201)    4,067                     17,595
    Credit card expense                                       13,655            -            -         -                     13,655
    Other operating expense                                   71,383          727        1,044     8,163         (116) F     81,201
        Total Noninterest Expense                            255,258        2,384        3,762    21,560         (850)      282,114
Income (Loss) Before Minority Interests                      (26,619)       1,708          769    (9,681)           0       (33,823)
     Less:  Minority interest                                      -            -            -        66                         66
Income (Loss) Before Income Taxes                            (26,619)       1,708          769    (9,747)           0       (33,889)
Income tax expense (benefit)                                 (14,757)         314           87         -                    (14,356)
Net Income (Loss) from Continuing Operations                ($11,862)      $1,394         $682   ($9,747)          $0      ($19,533)

Pro Forma Weighted Average Common Shares                  29,946,673    2,866,667    4,800,000 4,492,917                 42,106,257

Pro Forma Income (Loss) Per Common Share
    from Continuing Operations (G)                            ($0.40)       $0.49                                            ($0.46)

See notes to Pro Forma Combined Financial Statements.

HIBERNIA CORPORATION
NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS




A. Hibernia Corporation will issue common stock with an aggregate market value at the date of merger of $18.7 million to effect the merger with Commercial Bancshares, Inc. (Commercial Bancshares). The Hibernia Corporation common stock is assumed to have a market value of $7.50 per share resulting in the issuance of 2,493,333 shares of common stock for all the outstanding common stock of Commercial Bancshares. In the event the average of the mean of the high and low prices of Hibernia Corporation common stock for the five business days preceding the last trading day immediately prior to the merger exceeds $7.90 per share, approximately 2,367,000 of Hibernia Corporation common stock will be issued for all of the outstanding common stock of Commercial Bancshares. The stated value of Hibernia Corporation common stock is $1.92 per share. In accordance with the pooling of interests method of accounting, the historical equities of the merged companies are combined.


B. Hibernia Corporation will use available federal funds sold to retire Commercial Bancshares, Inc. debt of $3,345,000 and related accrued interest of $63,000.


C. In addition to the Commercial Bancshares, Inc. merger, Hibernia Corporation is a party to pending mergers with Bastrop National Bank (Bastrop National), First Bancorp of Louisiana, Inc. (First Bancorp) and First Continental Bancshares, Inc. (First Continental). Hibernia Corporation will issue common stock to effect these mergers in transactions using the pooling of interests method of accounting.

     It is assumed that prior to these mergers the following debt and equity instruments of the designated company will be converted into common stock of the designated company and that such common stock will then be exchanged for Hibernia
     Corporation common stock.

          1) $800,000 in First Bancorp convertible subordinated debentures will be converted to 30,064 shares of First Bancorp common stock.
          2) $374,000 of convertible premium related to First Continental senior secured notes will be converted to 458,339 of First Continental common stock.
          3) $11,422,000 of First Continental convertible preferred stock will be converted to 221,638 shares of First Continental common stock.

     The Hibernia Corporation common stock is assumed to have a market value of $7.50 per share and a stated value of $1.92 per share. In accordance with the pooling of interests method of accounting, the historical equities of the merged companies are combined.

                         Hibernia       Mkt Value      Stated Value
                         Shares         of Shares      of Shares

     Bastrop National     2,866,667     $21,500,000    $ 5,504,000
     First Bancorp        4,800,000      36,000,000      9,216,000
     First Continental    4,492,917      33,697,000      8,626,400
                         __________     ___________    ___________
          Total          12,159,584     $91,197,000    $23,346,400
                         ==========     ===========    ===========


D.   Hibernia Corporation will use available federal funds to pay
     First Continental preferred stock dividends in arrears of $10,024,000 and related accrued interest of $2,365,000.

HIBERNIA CORPORATION
NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS




E. Hibernia Corporation will use available federal funds sold and investment securities to retire debt and related accrued interest and redemption premium. Investment securities of $750,000, which represent an escrow account previously established by First Continental, will be used to fund a portion of the debt retirement.



                                                       Redemption
                         Debt           Interest       Premium
                         -----------    ----------     ----------

     First Bancorp       $ 4,500,000    $   34,000     $   -
     First Continental    11,400,000     4,104,000      300,000
                         ___________    __________     ________
                         $15,900,000    $4,138,000     $300,000
                         ===========    ==========     ========


F.   To eliminate intercompany transactions between Hibernia
     Corporation and First Continental primarily related to data processing charges paid by First Continental to Hibernia
     Corporation.


G. Hibernia Corporation expects to achieve savings through reductions in interest expense and operating costs in connection with the proposed mergers. The savings vary from merger to merger depending upon Hibernia Corporation's pre-merger operations in the respective geographic area. The majority of the savings will be achieved through the retirement of long-term debt upon merger and consolidation of certain operations. The extent to which the savings will be achieved depends, among other things, on the regulatory environment and economic conditions, and may be affected by unanticipated changes in business activities, inflation and certain external factors such as FDIC assessments. Therefore, there can be no assurance that such savings will be realized. No adjustment has been included in the unaudited pro forma financial statements for the anticipated savings.

                                        PROPOSED MERGER

    This section of the Proxy Statement describes certain aspects of the Merger. The following description does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is attached as Appendix B to this Proxy Statement and is incorporated herein by reference. All shareholders are urged to read the Agreement carefully and in its entirety.

Background and Reasons for Merger

    Background. Commercial held discussions during 1990 with another financial institution concerning the possibility of a merger or other business combination. In connection with those discussions, Commercial first engaged Bank Advisory Group. Those discussions were terminated. Following these discussions, Commercial's Board remained interested in pursuing a merger with a large financial institution. In 1992, Commercial held discussions with another financial institution concerning a possible merger and again retained Bank Advisory Group to assist Commercial in these discussions. Commercial and this other financial institution reached a preliminary agreement to merge, subject to certain conditions. The conditions were not fulfilled and the discussions concerning the proposed merger were terminated. During the first six months of 1993, Commercial held discussions with several other financial institutions. In connection with these discussions, Commercial again retained Bank Advisory Group to provide financial analysis.

    In June, 1993, Commercial was contacted by Hibernia to discuss a possible merger. A special meeting of Commercial's Board was held on July 20, 1993, to consider, inter alia, the terms of a proposed transaction with Hibernia. At that meeting, the Board approved entering into an agreement in principle with Hibernia and the negotiation of a definitive agreement. Commercial's Board considered a draft of the Agreement at a joint meeting of the Boards of Directors of Commercial and the Bank held on September 21, 1993. At that meeting, a representative of Bank Advisory Group presented its opinion, described below, on the fairness of the transaction to the shareholders of Commercial from a financial standpoint. This opinion was made subject to the results of Bank Advisory Group's due diligence review of Hibernia. The Bank recommended the draft Merger Agreement at the joint meeting. Commercial's Board reconvened on September 27, 1993, and unanimously approved the Agreement.

    Reasons for the Merger. In reaching its determination that the Merger is in the best interests of Commercial's shareholders, Commercial's Board consulted with its advisors, as well as with Commercial's management, and considered a number of factors, including, but not limited to, the following:

      (a) The amount and type of consideration to be received by Commercial's shareholders in the Merger;

      (b) That the Hibernia Common Stock to be issued in the Merger will be listed for trading on the NYSE and should provide Commercial's shareholders with liquidity that is unavailable to holders of Commercial Common Stock, for which an active market does not exist.

      (c) That Hibernia will offer a wider range of products and services to the customers and communities served by the Bank.

      (d) That the Merger will allow Commercial's shareholders to become shareholders of Hibernia, an institution which is one of the largest bank holding companies headquartered in Louisiana.

      (e) That the Merger is expected generally to be a tax-free transaction to Commercial and its shareholders (see "Certain Federal Income Tax Consequences");

      (f) That business combinations involving financial institutions are increasing in the Southeast generally and, in particular, in Louisiana, that such combinations will likely intensify the competition for business in Commercial's market area, and that the current and prospective economic and regulatory environment and competitive constraints will make it more difficult for a small independent financial institution, such as Commercial, to operate as successfully in the future as it has in the past, since larger institutions are better able to deal with the additional regulatory burdens being placed on financial institutions and to spread the additional costs of compliance over a larger asset base; and

      (g) That, pursuant to the Agreement, prior to the mailing of this Proxy Statement-Prospectus and again within five (5) days before the Closing Date Commercial must receive an opinion of Bank Advisory Group that the terms of the Agreement are fair to Commercial's shareholders from a financial standpoint (see "Opinion of Financial Advisor");

    Commercial's Board did not assign any specific or relative weight to the foregoing factors in its considerations.

    Based on the foregoing, the Board of Directors of Commercial has unanimously approved the Agreement, believes that the Merger is in the best interests of the shareholders and recommends that the shareholders vote FOR the Merger. The Board of Directors has received from Bank Advisory Group an opinion that the terms of the Merger are fair, from a financial standpoint, to the common shareholders of Commercial. See "PROPOSED MERGER -- Opinion of Financial Advisor." Commercial's Board believes that the Merger will provide significant value to all Commercial shareholders and will enable them to participate in opportunities for growth that Commercial's Board believes the Merger makes possible. In recommending the Merger to the shareholders, Commercial's Board of Directors considered, among other factors, the financial terms of the Merger, the liquidity it will afford Commercial's shareholders and the likelihood of increased competition for Commercial in its market area.

Terms of the Merger

    On the Effective Date, each outstanding share of Commercial Common Stock (other than shares held by dissenting shareholders) will be converted into the number of shares of Hibernia Common Stock determined in accordance with the following formula: ($18.7 million divided by 281,843 (the number of outstanding shares of Commercial Common Stock) ) divided by the Fair Market Value of Hibernia Common Stock. The Fair Market Value of the Hibernia Common Stock will be the average of the high and low trading prices of the stock for the five trading days prior to the last trading day immediately preceding the Closing Date. For example, if the Fair Market Value of the Hibernia Common Stock is $7.00, each share of Commercial Common Stock will be exchanged for 9.478 shares of Hibernia Common Stock. In the event the market value of the Hibernia Common Stock exceeds $7.90, the minimum exchange ratio will be 8.4 : 1. Therefore, Commercial shareholders are assured of receiving at least 8.4 shares of Hibernia Common Stock for each share of Commercial Common Stock owned by them as of the Record Date.

  The Agreement also provides that the aggregate value of Hibernia Common Stock to be exchanged for Commercial Common Stock will be increased to $20.7 million from $18.7 million if, prior to the Closing Date, Hibernia enters into an agreement to merge with St. Mary Holding Corporation or St. Mary Bank and Trust Company. Hibernia has indicated that it has no current intention to enter into such an agreement.

    Upon the effectiveness of the Merger, the conversion of shares of Commercial Common Stock to Hibernia Common Stock will be automatic, and Commercial shareholders will automatically be entitled to all of the rights and privileges afforded to Hibernia shareholders as of such date.

      For a discussion of the rights of dissenting shareholders, see "PROPOSED MERGER -- Rights of Dissenting Shareholders."

Opinion of Financial Advisor

    Pursuant to an engagement letter dated July 22, 1993, Commercial retained Bank Advisory Group to act as an independent financial analyst and advisor to the Board of Dirctors of Commercial in connection with the proposed Merger. Bank Advisory Group, as part of its line of professional services, renders valuation opinions of banks and bank holding companies in connection with mergers and acquisitions nationwide.

    In connection with the September 21, 1993, meeting of the Commercial Board, Bank Advisory Group delivered its written opinion to the Commercial Board to the effect that, as of the date of that opinion, the terms of the proposed Merger were fair, from a financial standpoint, to the common shareholders of Commercial, subject to the completion of certain additional due diligence by Bank Advisory Group at Hibernia and the Bank (the "September 1993 Opinion").
On November 22, 1993, Bank Advisory Group delivered to Commercial's Board an updated opinion to the effect that, as of the date of that opinion, the terms of the Merger were fair, from a financial standpoint, to the common shareholders of Commercial (the "November 1993 Opinion"). The November 1993 Opinion deleted the references in the September 1993 Opinion that made the September 1993 Opinion subject to certain additional due diligence and included references to updated financial statements of Hibernia and Commercial and consideration of the First Bancorp and Bastrop transactions. On __________, 1993, Bank Advisory Group delivered to Commercial's Board a further updated opinion, for use as Appendix D to this Proxy Statement-Prospectus, to the effect that, as of the date of that opinion, the terms of the Merger were fair, from a financial standpoint, to the common shareholders of Commercial (the "Proxy Statement Opinion"). The Proxy Statement Opinion is identical to the November 1993 Opinion other than for references to consideration by Bank Advisory Group of (i) financial statements of Commercial and Hibernia that are subsequent in date to those to which reference is made in the November 1993 Opinion, and (ii) the proposed transaction between Hibernia and First Continental Bancshares announced on December 6, 1993. The September 1993 Opinion, the November 1993 Opinion, and the Proxy Statement Opinion are sometimes referred to herein as the "Opinions."

    The full text of Bank Advisory Group's Proxy Statement Opinion is attached hereto as Appendix D and is incorporated herein by reference. The description of the Proxy Statement Opinion set forth herein is qualified in its entirety by reference to Appendix D. Commercial shareholders are urged to read the Proxy Statement Opinion in its entirety for a description of the procedures followed, assumptions made, matters considered, and limitations on the reviews undertaken by Bank Advisory Group. Bank Advisory Group's Proxy Statement Opinion relates only to the fairness of the financial terms of the proposed Merger from the perspective of the common shareholders of Commercial and does not constitute a recommendation to any Commercial shareholder as to how such shareholder should vote at the Special Meeting.

    In connection with rendering its Opinions, Bank Advisory Group reviewed, among other things, (i) the Agreement or drafts thereof; (ii) in the case of the Proxy Statement Opinion, the Registration Statement on Form S-4 of Hibernia of which this Proxy Statement-Prospectus is a part; (iii) audited consolidated financial statements for Commercial for the year ended December 31, 1992, and for Hibernia, in Annual Report Form and Form 10-K, for the years ended December 31, 1991 and 1992, and unaudited quarterly financial statements for Hibernia, in its Quarterly Report to Shareholders and Quarterly Report on Form 10-Q, for the six months ended June 30, 1993, with respect to the September 1993 Opinion, and for the nine months ended September 30, 1993, with respect to the November 1993 Opinion; (iv) consolidated financial statements on form F.R. Y-9C, for Commercial for the six months ended June 30, 1993, with respect to the September 1993 Opinion, and for the nine months ended September 30, 1993, with respect to the November 1993 Opinion, and for Hibernia for the years ended 1990, 1991, and 1992 and for the three months ended March 31, 1993, with respect to the September 1993 Opinion, and for the nine months ended September 30, 1993, with respect to the November 1993 Opinion; (v) Reports of Condition and Income for the Bank for the three years ended December 31, 1990, 1991, and 1992, and for the six month period ended June 30, 1993, with respect to the September 1993 Opinion, and for the nine months ended September 30, 1993, with respect to the November 1993 Opinion, and for HNB for the three years ended December 31, 1990, 1991, 1992, and for the six month period ended June 30, 1993, with respect to the September 1993 Opinion, and for the nine months ended September 30, 1993, with respect to the November 1993 Opinion; (vi) the Prospectus dated December 1992, setting forth the terms of Hibernia's issuance of Class A common stock in exchange for debt restructuring; and (vii) with respect to the November 1993 Opinion, equity research reports regarding Hibernia prepared by various analysts who cover the financial institutions sector. In addition, Bank Advisory Group also reviewed certain financial analyses and forecasts for the Bank prepared by the management of the Bank, including projections of future performance, and certain other summary materials and analyses with respect to the Bank's loan portfolio, securities portfolio, deposit base, fixed assets, and operations prepared by the Bank's management. Bank Advisory Group also reviewed (i) the economy in general and, in particular, the local economies in which the Bank and Hibernia and its subsidiaries operate; (ii) the financial terms and price levels for commercial banks recently acquired in the United States, and specifically in Louisiana and East Texas, together with the financial performance and conditions of such banks; (iii) the price-to-equity and price-to-earnings multiples of banking organizations based in Louisiana and Mississippi with publicly-traded common stock, together with the financial performance and condition of such banking organizations; (iv) with respect to the November 1993 Opinion the financial terms and stated price levels of other banking organizations, the proposed acquisitions which had been publicly announced by Hibernia subsequent to September 28, 1993 and prior to the date of the November 1993 Opinion; and (v) such other information -- including financial studies, analyses, investigations, and economic and market criteria -- that Bank Advisory Group deemed relevant.

    Bank Advisory Group also held discussions with members of the senior management of Commercial regarding its past and current business operations, financial conditions, and future prospects. Bank Advisory Group also conducted on-site due diligence investigations at both Hibernia and the Bank and met with members of the management of both Commercial and Hibernia to discuss relevant information provided to Bank Advisory Group.

   For purposes of its Opinions, Bank Advisory Group relied upon the information provided by the managements of Commercial and Hibernia, or otherwise reviewed by Bank Advisory Group, as being complete and accurate in all material respects. Bank Advisory Group did not verify through independent inspection or examination the specific assets or liabilities of Commercial and Hibernia or their subsidiary banks. In issuing its Opinions, Bank Advisory Group assumed that there had been no material change in the assets, financial condition, results of operations, or business prospects of Commercial and Hibernia since the date of the most recent financial statements to which reference was made in such Opinion.

    Set forth below is a summary of the report presented by Bank Advisory Group to Commercial's Board on September 21, 1993 in connection with its September 1993 Opinion:

    Pro Forma Merger Analysis. Bank Advisory Group analyzed certain pro forma effects resulting from consummation of the Merger from the perspective of both Commercial and Hibernia, based upon the projections relating to Commercial and Hibernia. The analysis considered the effects of the consummation of the Merger and Hibernia's acquisition of Commercial only; the effects of other announced or pending merger transactions involving Hibernia were not considered. This analysis indicated that the Merger would be dilutive of Commercial's estimated earnings per share in 1993, accretive to Commercial's projected earnings per share in 1994, and slightly dilutive of Commercial's estimated earnings per share thereafter. This analysis also indicated, among other things, that the Merger would be dilutive of Commercial's estimated equity per share, have no effect on its dividends, and not have a material impact on Hibernia's estimated earnings per share, equity per share, or dividends.

    Comparison with Selected Companies. Bank Advisory Group compared selected historical stock market information, earnings, book value, total assets, and financial ratios for Hibernia to the corresponding data and ratios of six other regional banking organizations in Louisiana and Mississippi having publicly-traded common stock (specifically, Trustmark Corporation, First Commerce Corporation, Whitney Holding Corporation, Hancock Holding Company, Deposit Guaranty Corporation, and Premier Bancorp, Inc.), based on publicly available information, subject to the limits on Bank Advisory Group's review described above. This comparison showed that, as of September 15, 1993; (i) the ratio of Hibernia's market bid price to its annualized earnings per share for the first six months of 1993 was 14.9x, compared to a weighted average of 7.75x for the six selected regional banking organizations; and (ii) the ratio of Hibernia's market bid price to its latest book value per share was 1.64x, compared to a weighted average of 1.55x for the six selected regional banking organizations. Bank Advisory Group also analyzed for Hibernia and the six other regional banking organizations the ratio of total equity capital to total assets, the ratio of risk based capital to risk assets, the ratio of non-performing loans and other real estate to total loans and other real estate, the ratio of loan loss reserves to total loans, the ratio of net charge-offs to average loans, the return on average assets, the return on average equity capital, the ratio of common dividends declared to net income and the ratio of other dividends declared to net income, in each case for the three-month period ended March 31, 1993. The following table provides the results of this analysis by Bank Advisory Group.

                     COMPARABLE VALUES FOR REGIONAL BANKING ORGANIZATIONS
                                    LOUISIANA & MISSISSIPPI

                                    (Dollars in Thousands)

                                                   Total             Risk Based
Holding Company                                  Equity Cap/         Capital/
City, State, Zip              Total Assets       Total Assets        Risk Assets
                                  3/93               3/93                3/93
________________              ______________     ______________     ____________

Premier Bancorp, Inc.         $  3,912,485           7.52%             15.99%
Baton Rouge, LA

First Commerce Corporation       6,003,645           7.23              21.16
New Orleans, LA

Hibernia Corporation             4,664,363           8.14              15.83
New Orleans, LA

Whitney Holding Corporation      2,873,535           6.79              16.56
New Orleans, LA

Hancock Holding Company          1,787,433           7.43              14.93
Gulfport, MS

Deposit Guaranty Corporation     4,816,828           7.37               14.36
Jackson, MS

Trustmark Corporation            4,172,593           7.29               16.06
Jackson, MS
                              _____________      ______________     ____________

Gr. Totals, 7 Institutions    $ 28,230,882           7.42%              16.57%

                     COMPARABLE VALUES FOR REGIONAL BANKING ORGANIZATIONS
                              LOUISIANA & MISSISSIPPI (Continued)

                                    (Dollars in Thousands)

                              Nonperform         Loan Loss           Net Chg-
Holding Company               Loans+ORE/         Reserves/             Offs/
City, State, Zip              Total Lns+ORE      Tot Loan            Avg Loans
                                  3/93             3/93                3/93
________________              ______________     ______________     ____________

Premier Bancorp, Inc.            4.46%              4.39%            (0.11%)
Baton Rouge, LA

First Commerce Corporation       3.25               3.45              0.34
New Orleans, LA

Hibernia Corporation             6.83               8.35              0.88
New Orleans, LA

Whitney Holding Corporation      9.86              10.29              0.42
New Orleans, LA

Hancock Holding Company          2.14               1.85              0.27
Gulfport, MS

Deposit Guaranty Corporation     2.37               3.27             (0.19)
Jackson, MS

Trustmark Corporation            0.97               2.80              0.21
Jackson, MS
                              ______________     ______________     ____________

Gr. Totals, 7 Institutions       4.04%              4.78%             0.25%

                     COMPARABLE VALUES FOR REGIONAL BANKING ORGANIZATIONS
                              LOUISIANA & MISSISSIPPI (Continued)

                                    (Dollars in Thousands)

                                Return             Return
Holding Company               on Average         on Average
City, State, Zip                Assets             Equity
                                 3/93              3/93
________________              ______________     ______________

Premier Bancorp, Inc.            5.94%             79.58%
Baton Rouge, LA

First Commerce Corporation       1.49              21.28
New Orleans, LA

Hibernia Corporation             0.88              11.01
New Orleans, LA

Whitney Holding Corporation      1.19              17.95
New Orleans, LA

Hancock Holding Company          0.67              18.15
Gulfport, MS

Deposit Guaranty Corporation     1.15              16.11
Jackson, MS

Trustmark Corporation            1.10              15.30
Jackson, MS
________________              ______________     ______________

Gr. Totals, 7 Institutions       1.73%             25.33%

                     COMPARABLE VALUES FOR REGIONAL BANKING ORGANIZATIONS
                              LOUISIANA & MISSISSIPPI (Continued)

                                    (Dollars in Thousands)

                               Common Div        Other Div
Holding Company                Declared/         Declared/
City, State, Zip               Net Income        Net Income
                                 3/93              3/93
_______________              ______________     ______________

Premier Bancorp, Inc.            0.00%             1.18%
Baton Rouge, La

First Commerce Corporation      21.93              4.85
New Orleans, LA

Hibernia Corporation             0.00              0.00
New Orleans, LA

Whitney Holding Corporation     11.18              0.00
New Orleans, LA

Hancock Holding Company         20.60              0.00
Gulfport, MS

Deposit Guaranty Corporation    27.20              0.00
Jackson, MS

Trustmark Corporation           23.87              0.00
_______________              ______________     ______________

Gr. Totals, 7 Institutions      10.49%             1.36%

    Analysis of Selected Merger Transactions. Bank Advisory Group analyzed the acquisitions of selected banks in Louisiana and Texas since July 1992. These transactions included (Acquiror/Acquiree): Premier Bancorp/Alerion Bank; First Commerce Corporation/First Acadiana National Bancshares; Comerica, Inc./Sugar Creek National Bank; Banc One Corporation/United American Bancshares, Inc.; Charter Bancshares, Inc./University National Bank; First Bancorp of LA, Inc./Southern National Bank; BancWest Bancorp, Inc./Community State Bank; Fredonia State Bank/Commercial State Bank; City Bank & Trust/Fontainebleau Commercial Bank; Surety Capital Corp./First State Bank; Surety Capital Corp./Bank of East Texas; First Commercial Corporation/Texas Commerce Bank Longview and First Commercial Corporation/Stone Fort National Bank. For each such acquisition, Bank Advisory Group considered the assets, return on assets, return on equity, and ratio of equity to assets of the acquired bank, as well as the deal structure (cash or stock), the total price paid, the price/equity multiple, the price/earnings multiple, the price/equity index, and the price/earnings index, along with the weighted averages for all the acquired banks and for the profitable acquired banks only. Excluding the acquisition of the one non-profitable bank, the figures were as follows:

                                                     Weighted
                           High              Low     Average          Commercial

Assets $(000):            330,225           8,414    128,043            166,631
Return on Assets:           1.96%           0.66%    1.04%              1.53%
Return on Equity:          19.69%           7.42%    12.81%             21.50%
Equity to Assets:          14.04%           6.44%     8.54%              7.96%

Total Price $(000):        47,000           640      15,549            18,700
Price/Equity Multiple:      1.68x          1.00x       1.42x             1.41x
Price/Earnings Multiple:    19.29x         6.43x      11.66x            7.22x
Price/Equity Index:         14.23          7.61       12.14             11.22
Price/Earnings Index:       14.37          7.38       12.09             11.03

    No company or transaction used in the above analysis as a comparison is identical to Commercial, Hibernia, or the Merger. Accordingly, an analysis of the results of the foregoing is not mathematical; rather, it involves complex considerations and judgments concerning differences in the financial and operating characteristics of the companies and other factors that could affect the public trading value of the companies to which Commercial, Hibernia, and the Merger are being compared.

    Analysis of Selected Financial Data for Commercial and Hibernia. Bank Advisory Group's report included an analysis of selected historical financial information for Commercial and Hibernia for the three years ended December 31, 1990, 1991, and 1992, and year-to-date figures through March 31, 1993. This review included income statement and balance sheet data for each of Commercial and Hibernia, selected financial ratios relating to capital structure, profitability, balance sheet composition, asset quality, and liquidity, and calculations relating to the relative composition of assets, liabilities, loans and leases, and income and expenses.

    Marketability of Shares Received. Commercial shareholders will receive Hibernia shares which, with the exception of certain restrictions which apply to directors, executive officers and certain substantial shareholders of Commercial, will be immediately marketable. Unlike the market for Commercial's shares, Hibernia's shares are actively traded. Hibernia's Common Stock is listed for trading on the NYSE.

    The summary set forth above does not purport to be a complete description of the presentation by Bank Advisory Group to the Commercial Board or of the analysis performed by Bank Advisory Group. The preparation of a fairness opinion is not necessarily susceptible to partial analyses or summary description. Bank Advisory Group believes that its analyses and the summary set forth above must be considered as a whole and that selecting portions of its analysis and of the factors considered, without considering all analyses and factors, would create an incomplete view of the process underlying the analyses set forth in its presentation to the Commercial Board. In addition, Bank Advisory Group may have given various analyses more or less weight than other analyses, and may have deemed various assumptions more or less probable than other assumptions, so that the ranges of valuations resulting from any particular analysis described above should not be taken to be Bank Advisory Group's view of the actual value of Commercial or the combined value of Commercial and Hibernia. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that such analysis was given greater weight than any other analysis.

    In performing its analyses, Bank Advisory Group made numerous assumptions with respect to industry performance, general business, and economic conditions and other matters, many of which are beyond the control of Commercial or Hibernia. The analyses performed by Bank Advisory Group are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared solely as part of Bank Advisory Group's analysis of the fairness of the financial terms of the Merger from the perspective of the common shareholders of Commercial and were provided to the Commercial Board in connection with the delivery of Bank Advisory Group's opinion. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or the prices at which any securities may trade at the present time or at any time in the future. Bank Advisory Group used in its analyses various projections of future performance prepared by the managements of Commercial and Hibernia. The projections are based on numerous variables and assumptions which are inherently unpredictable and must be considered not certain of occurrence as projected. Accordingly, actual results could vary significantly from those set forth in such projections.

    As described above, Bank Advisory Group's opinion and presentation to the Commercial Board were among the many factors taken into consideration by the Commercial Board in making its determination to approve the Merger.

    Prior to its retention in connection with this opinion, Bank Advisory Group provided consulting services to Commercial and the Bank; however, Bank Advisory Group has indicated that the revenues derived from the delivery of such services are insignificant when compared to Bank Advisory Group's total gross revenues. Bank Advisory Group has not provided any services to Hibernia.

    The engagement letter dated July 22, 1993, between Bank Advisory Group and Commercial provides that Bank Advisory Group will receive between $25,000 and $27,000 as professional fees for providing the Opinions and certain other services. Approximately $6,000 to $7,000 of these fees represents compensation for certain written, detailed analyses furnished by Bank Advisory Group, and approximately $19,000 to $20,000 is compensation for issuing fairness opinions regarding the financial adequacy of the proposed Merger. Commercial also agreed to reimburse Bank Advisory Group for certain out-of-pocket expenses and to indemnify and hold harmless Bank Advisory Group against certain liabilities.

Surrender of Certificates

    As soon as practicable after the Effective Date, the transfer agent of Hibernia, in its capacity as Exchange Agent, will mail all non-dissenting shareholders of Commercial Bancshares a letter of transmittal, together with instructions for the exchange of their Commercial Common Stock certificates for certificates representing Hibernia Common Stock. Until so exchanged, each certificate representing Commercial Common Stock outstanding immediately prior to the Effective Date shall be deemed for all purposes to evidence ownership of the number of shares of Hibernia Common Stock into which such shares have been converted on the Effective Date. Shareholders should not send their Commercial Common Stock certificates for surrender until they receive further instructions from the Exchange Agent.

Representations and Warranties; Conditions to the Merger; Waiver

    The Agreement contains representations and warranties by Commercial regarding, among other things, its organization, authority to enter into the Agreement, capitalization, properties, financial statements, pending and threatened litigation, contractual obligations and contingent liabilities. The Agreement also contains representations and warranties by Hibernia regarding, among other things, its organization and authority to enter into the Agreement, capitalization, financial statements and other public reports. Except as otherwise provided in the Agreement, these representations and warranties will not survive the Effective Date.

    The obligations of Hibernia and Commercial to consummate the Merger and the Bank Merger are conditioned upon, among other things, approval of the Agreement by Commercial's shareholders; the receipt of necessary regulatory approvals, including the approval of the OCC and the Federal Reserve without any materially burdensome conditions; the receipt of an opinion to the effect that the Merger, when consummated in accordance with the terms of the Agreement, will constitute a reorganization within the meaning of Section 368 of the Code and that, to the extent Commercial Common Stock is exchanged for Hibernia Common Stock, Commercial's shareholders will recognize no gain or loss for federal income tax purposes with respect to such exchange; the effectiveness under the Securities Act of a registration statement relating to the Hibernia Common Stock to be issued in connection with the Merger and the absence of a stop order suspending such effectiveness; the absence of an order, decree or injunction enjoining or prohibiting the consummation of the Merger and the Bank Merger; the receipt of all required state securities law permits or authorizations; the accuracy of the representations and warranties set forth in the Agreement as of the Closing Date; the listing of the Hibernia Common Stock to be issued in the Merger on the NYSE; the receipt of certain opinions of counsel; in the case of Commercial, the receipt of certain opinions of Bank Advisory Group and, in the case of Hibernia, the absence of an event that would preclude the Merger from being accounted for as a pooling of interests. In this regard, Hibernia may abandon the Merger if Commercial shareholders holding more than 10% of the outstanding Commercial Common Stock exercise and perfect dissenters' rights.

    Except with respect to any required shareholder or regulatory approval, substantially all of the conditions to consummation of the Merger may be waived at any time by the party for whose benefit they were created, and the Agreement may be amended or supplemented at any time by written agreement of the parties, except that no such waiver, amendment or supplement executed after approval of the Agreement by Commercial's shareholders may reduce the Exchange Ratio.

Regulatory and Other Approvals

  Hibernia is a registered bank holding company and as such is regulated by the Federal Reserve Board. The approval of the Federal Reserve Board of the Merger is required in order to consummate the Merger.

    HNB is regulated by the OCC, and the Bank Merger consequently must be approved by the OCC before it may be effected. Although First Commercial is a Louisiana bank, no state regulatory approval of the Bank Merger is required.

    When the approval of the Federal Reserve and the OCC have been obtained, Commercial and Hibernia must wait at least 30 days prior to consummating the Merger. During this 30-day period, the Department of Justice may object to the Merger on antitrust grounds.

    The shares of Hibernia Common Stock offered pursuant to the Proxy Statement-Prospectus will be registered with the Securities and Exchange Commission and the state securities regulators in those states that require such registration. The shares will also be listed on the NYSE.

Business Pending the Merger

    Under the terms of the Agreement, neither Commercial nor the Bank may, without the prior written consent of Hibernia or as otherwise provided in the
Agreement: (i) create or issue any additional shares of capital stock or any options or other rights to purchase or acquire shares of capital stock; (ii) enter into employment contracts with directors, officers or employees or otherwise agree to increase the compensation of or pay any bonus to such persons except in accordance with existing policy; (iii) enter into or substantially modify any employee benefits plans; (iv) establish any automatic teller machines or branch or other banking offices; (v) make any capital expenditure(s) in excess of $100,000; (vi) merge with any other company or bank or liquidate or otherwise dispose of its assets; or (vii) acquire another company or bank (except in connection with foreclosures of bona fide loan transactions). In addition, Commercial may not solicit bids or other transactions that would result in a merger of Commercial or the Bank with an entity other than Hibernia or HNB. Commercial is also prohibited from paying dividends prior to the Closing Date, except that it may pay a dividend of $1.00 per shares of Commercial Common Stock on or after March 31, 1994 if the Merger has not been consummated as of that date.

Effective Date of the Merger; Termination

    After all conditions to consummation of the Merger have been satisfied or waived, the effective date shall be the date and time that the Merger will become effective as of the date and time of the issuance by the Louisiana Secretary of State of a certificate of merger relating to the Merger (the "Effective Date").

  Prior to the Effective Date, the Agreement may be terminated by either party, whether before or after approval of the Agreement and the Merger by Commercial's shareholders: (i) in the event of a material breach by the other party of any representation, warranty or covenant which has not been cured within the period allowed by the Agreement; (ii) if any of the conditions precedent to the obligations of such party to consummate the Merger have not been satisfied, fulfilled or waived as of the Closing Date; (iii) if any application for any required federal or state regulatory approval has been denied, and the time for all appeals of such denial has run; (iv) if the shareholders of Commercial fail to approve the Merger at the Special Meeting; or (v) in the event that the Merger is not consummated by July 1, 1994. The Agreement also may be terminated at any time by the mutual consent of the parties. In the event of termination, the Agreement becomes null and void, except that certain provisions thereof relating to expenses and confidentiality and the accuracy of information provided for inclusion in the Registration Statement of which this Prospectus is a part survive any such termination and any such termination does not relieve any breaching party from liability for any uncured breach of any covenant or agreement giving rise to such termination.

Management and Operations After the Merger

    On the Effective Date, Commercial will be merged with and into Hibernia. Immediately thereafter, the Bank will merge with and into HNB and the separate existences of Commercial and the Bank will cease. The offices of the Bank will operate as branch banking offices of HNB. The employees of the Bank on the Effective Date will become employees of HNB as of the Effective Date and will be employed on an "at will" basis thereafter, subject to any existing employment agreements or similar contractual obligations assumed by Hibernia.

    The Boards of Directors of Hibernia and HNB following the Merger shall consist of those persons serving as directors immediately prior thereto. Information regarding the directors of Hibernia elected at its annual meeting of shareholders on April 27, 1993 is contained in documents incorporated herein by reference. See "AVAILABLE INFORMATION." The directors of Commercial and the Bank will resign their positions as directors as of the Effective Date.

Certain Differences in Rights of Shareholders

    If the shareholders of Commercial approve the Amendment and the Merger and the Merger is subsequently consummated, all shareholders of Commercial, other than any shareholders who exercise and perfect dissenters' rights, will become shareholders of Hibernia. As shareholders of Hibernia, their rights will be governed by and subject to Hibernia's Articles of Incorporation and Bylaws, rather than Commercial's Articles of Incorporation and Bylaws. The following is a summary of the principal differences between the rights of shareholders of Commercial and Hibernia not described elsewhere in this Proxy Statement-Prospectus.

    Liquidity of Stock. There currently is no ready market for the shares of Commercial Common Stock, and such a market is not likely to develop in the future. The shares of Hibernia Common Stock that will be issued in the Merger will be registered under applicable securities laws and may therefore be freely resold by persons who are not "affiliates" of Commercial or Hibernia. In addition, the Hibernia Common Stock is listed on the NYSE and actively traded on that exchange. Current quotes of the market price of Hibernia Common Stock are available from brokerage firms and other securities professionals, as well as other sources, and are published in major newspapers on a daily basis.

    Shareholder Actions and Voting Requirements. Commercial's Articles of Incorporation require a super-majority (more than a majority of the shares represented) to authorize (a) modification, amendment, or removal of preemptive rights; (b) removal of directors; (c) adoption, amendment, or repeal of Bylaws; or (d) amendment of certain provisions of the Articles of Incorporation relating to directors, Bylaws, mergers, consolidations and certain other major transactions. Commercial's Articles of Incorporation, as in effect before the Special Meeting, also contain various "anti-takeover" provisions which are described in detail above. See "PROPOSED AMENDMENT TO ARTICLES OF INCORPORATION OF COMMERCIAL -- Description of Article VII and Proposed Amendment." If the Amendment is approved, a majority of the voting power present or represented by proxy at a meeting called for the purpose will be sufficient to approve (a) any agreement of merger or consolidation, (b) any sale, lease, exchange, or other disposition of all or substantially all of Commercial's assets, and (c) dissolution or liquidation of Commercial.

    Hibernia's Articles of Incorporation and Bylaws are consistent with the Amendment but do not include provisions similar to those contained in Article VII and elsewhere in Commercial's Articles of Incorporation requiring super-majority votes to approve certain transactions or to amend those provisions of the Articles and Bylaws.

    Preemptive Rights. All shareholders of Commercial have preemptive rights with respect to the issuance by Commercial of shares of stock, except with respect to certain specified issuances. Shareholders of Hibernia have no preemptive rights.

    Removal of Directors. The shareholders of Commercial may remove a director from office, but only for cause and only by affirmative vote of 75% of the total voting power of the corporation entitled to vote generally for directors of the corporation at any special meeting called for the purpose. Shareholders of Hibernia may remove a director for cause (defined as gross negligence or wilful misconduct) by the vote of a majority of the total voting power and may remove a director without cause by a vote of two-thirds of the total voting power.

    Amendment of Articles and Bylaws. As described in more detail above, Commercial's Articles of Incorporation currently provide that certain provisions of those Articles of Incorporation (relating to directors, Bylaws, mergers, consolidations and certain other fundamental changes, and certain required shareholder votes) may only be amended by 75% of the outstanding shares of the corporation. The Amendment, if approved, would modify these voting requirements in certain respects. See "PROPOSED AMENDMENT TO THE ARTICLES OF INCORPORATION OF COMMERCIAL." Hibernia's Articles of Incorporation may be amended by a vote of a majority of the voting power present at any meeting called for that purpose.

  Commercial's Articles of Incorporation provide that the Bylaws may be amended by the affirmative vote of a majority of the entire Board of Directors or by the affirmative vote of the holders of 75% or more of the total voting power of the corporation. Commercial's Bylaws provide that they may be amended or repealed by the affirmative vote of a majority of the entire Board of Directors or by the affirmative vote of a majority of the shareholders at any shareholders' meeting. The Bylaws of Hibernia may be amended or repealed by a vote of two-thirds of the total voting power outstanding or by a vote of two-thirds of the "continuing directors" of the company, as defined in the Bylaws. A "continuing director" for this purpose is generally a director who was nominated for election by a majority of the existing directors.

    Special Meetings of Shareholders. The Board of Directors may call a special meeting of the shareholders of Commercial at any time. In addition, Commercial shareholders owning an aggregate of at least 51% of the capital stock of Commercial may call a special meeting of the shareholders of Commercial.

    Special meetings of the shareholders of Hibernia may be called by the Chairman of the Board, the President, the Chief Executive Officer or the Treasurer of Hibernia. In addition, shareholders holding one-fifth or more of the total voting power of Hibernia may request a special meeting of shareholders and, upon receipt of such request, the Secretary of Hibernia is required to call a special meeting of the shareholders.

    Shareholder Proposals. Commercial's Articles of Incorporation and Bylaws do not contain any provision either expressly forbidding or permitting a shareholder to submit a proposal for consideration at shareholders' meeting or to nominate any person for election as a director. Hibernia's Bylaws contain certain provisions expressly allowing shareholders to submit such proposal and to nominate individuals for election as directors, under certain circumstances and provided the shareholder complies with all of the conditions set forth in those provisions.

    Certain Transfer Restrictions Relating to 5-Percent Shareholders. Article IX of Hibernia's Articles of Incorporation restricts transfers of equity interests in the Hibernia under certain circumstances. This restriction (the "5-Percent Restriction") is intended to protect Hibernia from certain transfers of equity interests which could have a material adverse effect on Hibernia's ability to use certain tax benefits to reduce its taxable income. Under the 5-Percent Restriction, if, before December 29, 1995, a shareholder transfers or agrees to transfer Hibernia stock or stock equivalents, the transfer will be prohibited and void to the extent that it would result under applicable Federal income tax rules in the identification of a new "5-percent shareholder" of Hibernia or an increase in the percentage stock ownership of any existing "5-percent shareholder" is increased.

     The 5-Percent Restriction does not apply to any transfer which has been approved in advance by the Board of Directors of Hibernia, or which is made in compliance with exceptions established from time to time by resolution of the Board of Directors. The Board of Directors may withhold its approval of a transfer only if, in its judgment, the transfer may result in any limitation on the use by Hibernia of its net operating loss carryforwards or built-in tax losses or other tax attributes. The Board of Directors may adopt further resolutions exempting additional transfers from the 5-Percent Restriction.

     The 5-Percent Restriction may adversely affect the marketability of the Hibernia Common Stock by discouraging potential investors from acquiring equity securities of Hibernia. However, since its adoption in September 1992, the 5-Percent Restriction does not appear to have had any such adverse affect on the marketability of the Hibernia Common Stock.

    While the 5-Percent Restriction may have the effect of impeding a shareholder's attempt to acquire a significant or controlling interest in Hibernia, the purpose of the 5-Percent Restriction is to preserve the tax benefits of Hibernia's previous losses, not to insulate management from change. Management of Hibernia believes the tax benefits outweigh any anti-takeover impact of the 5-Percent Restriction. Any anti-takeover effect of the 5-Percent Restriction will end with the termination of the 5-Percent Restriction on December 29, 1995.

    Indemnification of Officers and Directors. Hibernia's Articles of Incorporation provide for indemnification of officers and directors of the company under the circumstances permitted by Louisiana law. This indemnification provision requires indemnification, except as prohibited by law, of officers and directors of Hibernia or any of its wholly-owned subsidiaries against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding, whether civil or criminal, administrative or investigative (including any action by or in the right of Hibernia) by reason of the fact that the person served as an officer or director of Hibernia or one of its subsidiaries. Officers and directors may only be indemnified against expenses in cases brought by the officer or director against Hibernia if the action is a claim for indemnification, the officer or director prevails in the action, or indemnification is included in any settlement or is awarded by the court. The indemnification provision further requires Hibernia to advance defense costs to officers and directors in such suits and proceedings upon receipt of an undertaking to repay such expenses unless it is ultimately determined that the officer or director is entitled to indemnification as authorized by the Article.

    Commercial's Bylaws provide that, with two exceptions, the corporation shall indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if (a) he conducted himself in good faith; and (b) he reasonably believed (i) in the case of conduct in his official capacity with the corporation, that his conduct was in its best interest, and (ii) in all other cases, that his conduct was at least not opposed to its best interests; and (c) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. The two exceptions are that the corporation may not indemnify a director (x) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation, or (y) in connection with any proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that a personal benefit was improperly received by him. Indemnification permitted under Commercial's Bylaws in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with defense of the claims.

    Like the corresponding provision of Hibernia's Articles of Incorporation, Commercial's Bylaws provide that Commercial shall pay for or reimburse the reasonable expenses of directors who are parties to a proceeding and that such expenses must be paid in advance of the final adjudication of the matter. The standards imposed by Commercial's Bylaws, however, differ somewhat from Hibernia's in this regard. Under Commercial's Bylaws, Commercial is only obligated to advance legal fees to directors if (a) the director furnishes the corporation a written affirmation of his good faith belief that he has met the standard of conduct described in the preceding paragraph, (b) the director furnishes the corporation a written undertaking, executed personally or on his behalf, to repay the advanced amounts if it is ultimately determined that he did not meet the applicable standard of conduct, and (c) a determination is made that the facts then known to those making the determination would not preclude indemnification under the Bylaws.

    Commercial's Bylaws require indemnification of a director or officer who was wholly successful in the defense of any proceeding to which he is a party because he is or was a director or officer of the corporation against reasonable expenses incurred by him in connection with the proceeding. Additionally, Commercial may, but is not required to, indemnify and advance expenses to officers, employees or agents of the corporation who are not directors to the same extent as such indemnification or payment may be available to a director.

Interests of Certain Persons in the Merger

    Indemnification of Commercial Directors. The terms of the Merger include certain provisions that protect the officers and directors of Commercial and the Bank from and against liability for actions arising while they served in those capacities for Commercial and/or the Bank. The Agreement provides for indemnification of such persons to the same extent as they would have been indemnified under the Articles of Incorporation and Bylaws of Hibernia in effect on September 28, 1993, except that the Agreement limits Hibernia's aggregate liability for such indemnification to $5 million and requires each officer and director eligible for such indemnification to execute a joinder agreement in which such persons agree to cooperate with Hibernia in any litigation or proceeding giving rise to a claim of indemnification. The indemnification provisions of the Agreement do not apply to claims of which such persons were aware or should have been aware on or prior to the Closing Date as to which Commercial's or the Bank's director and officer liability insurance carrier was not notified prior to the Closing.

    The Agreement also provides for indemnification of Commercial's officers, directors and certain affiliates from and against liability arising under the Securities Act or otherwise if such liability arises out of or is based on an untrue statement or omission of a material fact required to be stated therein or necessary to make the statements made therein not misleading. This indemnification does not apply to statements made in reliance on information furnished to Hibernia by Commercial for use in the Registration Statement, including this Proxy Statement-Prospectus.

    Change of Control Severance Agreements. A number of employees and officers of Commercial and the Bank have executed agreements with Commercial and/or the Bank that provide for the payment of certain amounts in the event the employment of any such person is terminated as a result of the Merger. These agreements provide for severance in the event the employee is terminated as a result of a change of control of Commercial and/or the Bank in an amount equal to either six months' or one year's salary, depending upon the seniority and position of the particular employee.

    Advisory Board of Directors. If the Merger occurs, HNB is considering the creation of an Advisory Board of Directors for the Acadiana Region. If the Advisory Board is created, the number and identities of the persons who would serve on that Board has not been determined, but the Board, if created, is likely to include members of the Board of Directors of the Bank. The function and authority of such a Board has not yet been determined. If such a Board is created, the members of the Advisory Board would be compensated for their attendance at each meeting of the board in an amount that has not been determined but that is expected to be comparable to the amounts currently paid to HNB's other advisory boards.

Certain Federal Income Tax Consequences

    The following is a summary description of certain federal income tax consequences of the Merger; it is not intended to be a complete description of the federal income tax consequences of the Merger. Tax laws are complex, and each shareholder's individual circumstances may affect the tax consequences to such shareholder. In addition, no information is provided with respect to the tax consequences of the Merger under applicable state, local or other tax laws. Each shareholder is therefore urged to consult a tax advisor regarding the tax consequences of the Merger to him or her.

    Consummation of the Merger is conditioned upon the receipt of an opinion to the effect that the Merger, when consummated in accordance with the terms of the Agreement will constitute a reorganization within the meaning of Section 368 of the Code, and that the exchange of Commercial Common Stock for Hibernia Common Stock will not give rise to the recognition of gain or loss for federal income tax purposes to Commercial's shareholders with respect to such exchange. See "PROPOSED MERGER -- Representations and Warranties; Conditions to the Merger; Waiver."

    If the Merger constitutes a reorganization within the meaning of Section 368 of the Code: (i) no gain or loss will be recognized by Commercial, the Bank, Hibernia or HNB by reason of the Merger; (ii) a shareholder of Commercial will not recognize any gain or loss for federal income tax purposes to the extent Hibernia Common Stock is received in the Merger in exchange for Commercial Common Stock; (iii) the tax basis in the Hibernia Common Stock received by a shareholder of Commercial will be the same as the tax basis in the Commercial Common Stock surrendered in exchange therefor; and (iv) the holding period, for federal income tax purposes, for Hibernia Common Stock received in exchange for Commercial Common Stock will include the period during which the shareholder held the Commercial Common Stock surrendered in the exchange, provided that the Commercial Common Stock was held as a capital asset at the Effective Date.

    The Louisiana income tax treatment to the shareholder of Commercial should be substantially the same as the federal income tax treatment to the shareholders of Commercial described above. Shareholders residing in states other than Louisiana are encouraged to consult their tax advisors regarding the state income tax implications of the Merger to them.

    The parties have received the opinion of Ernst & Young, certified public accountants, as to the matters described in this section, a copy of which is attached hereto as Appendix F. As noted in the opinion, the opinion is based upon certain representations and assumptions described therein. Shareholders of Commercial are urged to review the full text of the opinion of Ernst & Young attached heretpo as Appendix F with regard to the tax consequences of the Merger to them.

    For information regarding the federal income tax consequences of cash payments received by dissenting shareholders, see "PROPOSED MERGER -- Rights of Dissenting Shareholders."

Resale of Hibernia Common Stock

    The shares of Hibernia Common Stock issuable to shareholders of Commercial upon consummation of the Merger have been registered under the Securities Act. It is a condition to closing of the Merger that all shares of Hibernia Common Stock issued in connection with the Merger be approved for listing, upon official notice of issuance, on the NYSE. Such shares may be traded freely by those shareholders not deemed to be affiliates of Commercial as that term is defined under the Securities Act. The term "affiliate" generally means each person who controls, or is a member of a group that controls, or who is under common control with, Commercial, and for purposes hereof could be deemed to include all executive officers, directors and 10% shareholders of Commercial.

    Hibernia Common Stock received and beneficially owned by those shareholders who are deemed to be affiliates of Commercial may be resold without registration as provided by Rule 145, or as otherwise permitted, under the Securities Act. Such affiliates, provided they are not affiliates of Hibernia Corporation, may publicly resell Hibernia Common Stock received by them in the Merger subject to certain limitations, principally as to the manner of sale, during the two years following the Effective Date. After the two-year period, such affiliates may resell their shares without restriction. In addition, shares of Hibernia Common Stock issued to affiliates of Commercial in the Merger will not be transferable until financial statements pertaining to at least 30 days of post-Merger combined operations of Hibernia and Commercial have been published, in order to satisfy certain requirements of the Commission relating to pooling-of-interests accounting treatment.

    The Agreement provides that Commercial will use its best efforts to identify those persons who may be deemed to be affiliates of Commercial and to cause each person so identified to deliver to Hibernia a written agreement providing that such person will not dispose of Commercial Common Stock or Hibernia Common Stock received in the Merger except in compliance with the Securities Act, the rules and regulations promulgated thereunder and the Commission's rules relating to pooling-of-interests accounting treatment.

Rights of Dissenting Shareholders

    Each Commercial shareholder who objects to the Merger is entitled to the rights and remedies of dissenting shareholders provided in Louisiana Revised Statutes Section 12: 131 of the Louisiana Business Corporation Law, as amended ("LBCL"), a copy of which is set forth as Appendix E hereto.

    Section 131 requires that shareholders of Louisiana companies who vote against a merger have the right to dissent if the merger is authorized by less than 80% of the total voting power of the company. In order to so dissent, the shareholder must file with the corporation a written objection to the merger, which objection must be filed with the corporation prior to the date of the meeting at which the vote is taken. In addition, the shareholder must vote against the merger at the meeting. If the merger is approved by less than eighty percent of the total voting power of the company, the company must provide by registered mail notice of such vote to shareholders who filed a written objection and voted against the merger. A dissenting shareholder may then file with the company a written demand for the fair cash value of his shares as of the date before the vote was taken. The demand must be made within twenty days of the mailing of the notice from the company and must include the fair value being requested by the dissenting shareholder. The shareholder must also include in the demand a post office address to which the company's reply may be sent and must deposit his shares in escrow at a bank, duly endorsed and transferred to the company on the sole condition that the fair value be paid.
If the company does not agree with the fair value requested by the dissenting shareholder, it must notify the shareholder within twenty days after receipt of the shareholder's demand and state in such notice the value it is willing to pay for the shares. If a disagreement continues over the fair value, the LBCL provides a method for determination of fair value by a district court in the parish in which the corporation (if it still exists) or the merged corporation has its registered office.

    The amount received by a dissenting shareholder may be more or less than, or equal to, the value of the Hibernia Common Stock received by other Commercial shareholders in the Merger.

    Shareholders who file a demand for payment of fair value cease to have any rights as shareholders of the company thereafter. Also, shareholders may withdraw their demand at any time before the company gives notice of disagreement. Withdrawal of a demand thereafter requires the written consent of the company in order to be effective.

    Each step must be taken in strict compliance with the applicable provisions of the statute in order for holders of Commercial Common Stock to perfect dissenters' rights.

    Cash received by a dissenting shareholder of Commercial in exchange for his or her Commercial stock should be treated as having been received by such shareholder as a distribution in redemption of his or her stock, subject to the provisions and limitations of Section 302 of the Code. If, as a result of such distribution, a shareholder owns no stock either directly or through the application of Section 318(a) of the Code, the redemption should be a complete termination of interest within the meaning of Section 302(b)(3) of the Code and such cash will be treated as a distribution in full payment in exchange for his or her stock, as provided by Section 302(a) of the Code. The Louisiana income tax treatment to dissenting shareholders of Commercial will be substantially the same as the federal income tax treatment to such shareholders. Shareholders residing outside of Louisiana should consult their tax advisors as to the state income tax consequences of exercising dissenters' rights.

Dividend Reinvestment Plan

    Hibernia Corporation maintains a Dividend Reinvestment Plan through which shareholders of Hibernia who participate in the plan may reinvest dividends in Hibernia Common Stock. Shares are purchased for participants in the plan at their market value as determined by the market price of the stock as listed on the NYSE. The plan also permits participants to purchase additional shares with cash at the then-current market price. All shares purchased through the plan are held in a separate account for each participant maintained by Hibernia's transfer agent. Shareholders who participate in the Dividend Reinvestment Plan purchase shares through the plan without paying brokerage commissions or other costs ordinarily associated with open market purchases of stock. It is anticipated that the Dividend Reinvestment Plan will continue after the Effective Date and that shareholders of Commercial who become shareholders of Hibernia will have the same opportunity to participate in the plan as other shareholders of Hibernia.

Accounting Treatment

    It is anticipated that the Merger will be accounted for as a "pooling-of-interests" transaction. In order for the merger to qualify for pooling-of-interests accounting treatment, 90% or more of the outstanding Commercial Common Stock must be exchanged for Hibernia Common Stock. If holders of more than 10% of the outstanding Commercial Common Stock exercise and perfect dissenters'
rights, the Merger will not qualify for pooling-of-interest accounting.   Also,
in order for the pooling-of-interests accounting method to apply, "affiliates" of Commercial cannot reduce their holdings of Hibernia Common Stock received in the Merger for a period beginning 30 days prior to the Effective Date and ending upon the publication of at least 30 days of post-Merger combined operations of Commercial and Hibernia. Persons believed by Commercial to be "affiliates" have agreed to comply with these restrictions.

    Commercial has agreed to use its best efforts to permit the transaction to be accounted for as a pooling-of-interests. Hibernia is not obligated to consummate the Merger if the Merger does not qualify for pooling-of-interests accounting treatment.


                               CERTAIN REGULATORY CONSIDERATIONS

General

    As a bank holding company, Hibernia is subject to the regulation and supervision of the Federal Reserve Board. Under the Band Holding Company Act of 1956 (the "BHCA"), bank holding companies may not directly or indirectly acquire the ownership or control of more than 5% of the voting shares or substantially all of the assets of any company, including a bank, without the prior approval of the Federal Reserve Board. In addition, bank holding companies are generally prohibited from engaging under the BHCA in nonbanking activities, subject to certain exceptions.

    Hibernia's banking subsidiary, Hibernia National Bank, is subject to supervision and examination by applicable federal and state banking agencies. HNB is a national banking association subject to the regulation and supervision of the Comptroller of the Currency (the "Comptroller"). HNB is also subject to various requirements and restrictions under federal and state law, including requirements to maintain reserves against deposits, restrictions on the types and amounts of loans that may be granted and the interest that may be charged thereon and limitations on the types of investments that may be made and the types of services that may offered. Various consumer laws and regulations also affect the operations of HNB. In addition to the impact of regulation, commercial banks are affected significantly by the actions of the Federal Reserve Board as it attempts to control the money supply and credit availability in order to influence the economy.

Payment of Dividends

    As a result of a debt restructuring and a shareholder rights offering by Hibernia in 1992, it has substantial capital in excess of its needs for capital. Consequently, although Hibernia would ordinarily depend upon payment of dividends by HNB in order to pay dividends to its shareholders, it does not currently depend upon HNB dividends for the sources of its dividends to shareholders. In the event its capital position changes or management determines to preserve holding company capital for other purposes, Hibernia would derive substantially all of its income from the payment of dividends by HNB, and its ability to pay dividends would be affected by the ability of HNB to pay dividends. HNB is subject to various statutory restrictions on its ability to pay dividends to Hibernia. Under such restrictions, the amount available for payment of dividends to Hibernia by HNB was approximately $60 million at September 30, 1993. In addition, the OCC has the authority to prohibit any national bank from engaging in an unsafe or unsound practice, and the OCC has indicated its view that it generally would be an unsafe and unsound practice to pay dividends except out of current operating earnings. The ability of HNB to pay dividends in the future is presently, and could be further, influenced by bank regulatory policies or agreements and by capital guidelines. Additional information in this regard is contained in documents incorporated by reference herein. See "AVAILABLE INFORMATION."

    In addition, consistent with its policy regarding bank holding companies serving as a source of strength for their subsidiary banks, the Federal Reserve Board has stated that, as a matter of prudent banking, a bank holding company generally should not maintain a rate of cash dividends unless its net income available to common stockholders has been sufficient to fully fund the dividends, and the prospective rate of earnings retention appears to be consistent with the holding company's capital needs, asset quality and overall financial conditions.

Restrictions on Extensions of Credit

    HNB is subject to restrictions imposed by federal law on the ability of any national bank to extend credit to affiliates, including Hibernia, to purchase the assets thereof, to issue a guarantee, acceptance or letter of credit on their behalf (including an endorsement or standby letter of credit) or to purchase or invest in the stock or securities thereof or to take such stock or securities as collateral for loans to any borrower. Such extensions of credit and issuances generally must be secured by eligible collateral and are generally limited to 15% of HNB's capital and surplus.

                           CERTAIN INFORMATION CONCERNING COMMERCIAL

Description of Business

    General. Commercial was incorporated on October 21, 1983, as a business corporation under the laws of the State of Louisiana for the principal purpose of engaging in banking and non-banking activities as allowed for a bank holding company. Commercial is a registered bank holding company under the BHCA, and acts as a holding company for its wholly-owned subsidiary, First Commercial Bank, a state bank organized under the laws of Louisiana. The Bank is Commercial's only subsidiary. Commercial is a legal entity separate and distinct from the Bank. Commercial receives substantially all of its revenue from dividends paid to it by the Bank.

    The Bank is the successor to Commercial Bank & Trust Company, which was organized as a state bank under the laws of Louisiana in 1906. In July, 1989, Commercial Bank & Trust Company changed its name to First Commercial Bank in connection with a merger of First National Bank of Abbeville with and into Commercial Bank & Trust Company. As of September 30, 1993, Commercial and the Bank had total consolidated assets of approximately $163.3 million and total consolidated shareholders' equity of approximately $13.6 milion.

    The Bank offers consumer and commercial banking services in St. Mary, Iberia and Vermilion Parishes, Louisiana. The Bank has a total of seven banking offices, with one office located in each of Baldwin, Centerville, and New Iberia, Louisiana and two offices located in both Franklin and Abbeville, Louisiana. Additionally, the Bank has one drive-up only facility that is close to, and operated in conjunction with, one of the banking offices located in Franklin. The Bank provides customary banking services such as checking and savings accounts, various types of time deposits, safe deposit facilities and money transfers. The Bank also finances commercial transactions and makes and services both secured and unsecured loans to individuals, firms and corporations. The lending operations of the Bank include various types of credit services for the customers of the Bank. Commercial's principal executive office is at 521 Main Street, Franklin, Louisiana 70538, and its telephone number is (318) 828-5140.

    There is no individual customer or group of customers, the loss of which would have a material adverse effect on the operations of the Bank. No significant portion of the Bank's loans is concentrated within a single industry or group of related industries.

    Properties. All properties of Commercial are held through the Bank. As indicated above, the Bank has seven banking offices and one drive-up only facility. The Bank owns the land, building and certain related properties where each of its banking offices is located, other than the New Iberia branch, the Oaklawn branch in Abbeville and the drive-up only facility in Franklin, which are leased. The following table gives the location of each of Commercial's banking offices. None of the banking offices owned by the Bank is subject to a mortgage.

First Commercial Bank, Franklin, LA       Baldwin Branch
521 Main Street                           Highway 90 and Main Street
Franklin, Louisiana  70538                Baldwin, Louisiana  70514

Edward H. Peterman Branch                 Drive-In Branch
Highway 182 West                          501 First Street
Centerville, Louisiana  70522             Franklin, Louisiana  70538

Northwest Branch                          Abbeville Branch
301 Northwest Boulevard                   407 Charity Street
Franklin, Louisiana  70538                Abbeville, Louisiana  70510

Oaklawn Branch                            New Iberia Branch
1110 Veterans Memorial Drive              956 South Lewis Street
Abbeville, Louisiana  70510               New Iberia, Louisiana  70560

    On September 16, 1993, the Bank received a notice that it had not timely renewed its lease of the Oaklawn Branch and that the lease had terminated. The Bank has remained in occupancy at the Oaklawn Branch pursuant to the terms of an Occupancy Agreement entered into with certain of the co-owners of the Branch. The Bank was unable to resolve this dispute through negotiations with the lessors of the Oaklawn Branch and, as a result, determined, with Hibernia's consent, to move its Oaklawn Branch to a different location that management of Commercial believes will be more favorable. The co-owners of the property who did not execute the Occupancy Agreement have commenced litigation against Commercial and the Bank in this regard, which they are vigorously contesting. The alleged termination of the Oaklawn Branch lease and the decision by the Bank to relocate that branch did not result in any modification to the terms of the proposed Merger.

    Employees. Commercial and the Bank have, in the aggregate, approximately 85 full-time equivalent employees.

    Competitive Conditions. Commercial and the Bank do business in St. Mary, Iberia and Vermilion Parishes. Eight other commercial banks and savings and loan institutions are doing business in St. Mary Parish, nine other commercial banks and savings and loan institutions are doing business in Iberia Parish, and nine other commercial banks and savings and loan institutions are doing business in Vermillion Parish. Intense competition for loans and deposits comes from other commercial banks and savings and loan associations in the Bank's market areas. The Bank also competes with credit unions, small loan companies, insurance companies, mortgage companies, finance companies, brokerage houses and other financial institutions, some of which are not subject to the same degree of regulation and restrictions as the Bank and many of which have financial resources far greater than the Bank.

Ownership of Commercial Common Stock and Dividends

    Market Prices. As of the Record Date, there were 281,843 shares of Commercial Common Stock outstanding and approximately 120 shareholders of record of such shares. There is no established trading market for Commercial Common Stock, and it has been subject to only limited trading. The shares are not listed on any exchange or quoted on any automated quotation system, and no institution makes a market in the stock. The following table sets forth sales prices for shares of Commercial Common Stock, of which Commercial's management is aware, occurring since January 1, 1990. The prices are based on the best knowledge of Commercial's management, are not necessarily indicative of the fair market value of the shares at the time of the trade, and may not reflect all trades or the prices of those trades.

    Approximate
      Date of
    Transaction                Number of Shares      Price Per Share

    December 28, 1990                 500                 $24.00
    February 25, 1991                 500                  22.00
    July 12, 1991                     800                  20.00
    February 4, 1992                   40                  21.00
    May 27, 1993                      600                  45.00

    In addition to the transactions described above, six transactions have occurred with respect to "directors qualifying shares" of certain current and one former director of the Bank. Under Louisiana law, directors of the Bank are required to own at least the lesser of $5,000 book value or $1,000 par value of shares of Commercial or the Bank. These shares are sometimes called "directors' qualifying shares." Before January 1, 1993, five directors of the Bank each owned as their qualifying shares 500 shares of Commercial Common Stock, which were acquired from Commercial for their par value of $2.00 per share. These shares were subject to a restriction that permitted Commercial to repurchase at the same price of $2.00 per share any of the shares held by a director that such director proposed to transfer. In January of 1993 Commercial agreed to remove the restrictions permitting such repurchase by Commercial for the 500 directors' qualifying shares owned by J. Roland Livingston. On April 19, 1993, Commercial repurchased 500 directors' qualifying shares at $2.00 per share from an individual who had ceased to be a director of the Bank. Finally, in May and June 1993, Commercial repurchased the directors' qualifying shares of four of these directors at the par value thereof of $2.00 per share, and then immediately resold 500 shares of Commercial Common Stock to each such director at $40.00 per share.

    The proposed Merger was first publicly announced on July 27, 1993. The most recent sale of Commercial Common Stock of which Commercial's management is aware before that date occurred on or about May 27, 1993, at $45 per share for a total of 600 shares.

  Ownership of Principal Shareholders. Except for the Commercial Common Stock, Commercial has no other class of voting securities issued or outstanding. The following table provides information concerning persons known to Commercial to be beneficial owners, directly or indirectly, of more than 5% of the outstanding shares of Commercial Common Stock, as of the Record Date. Except as set forth below, no person is known by Commercial as of such date to be the beneficial owner of more than 5% of the outstanding voting securities of Commercial.
Unless otherwise noted, the named persons have sole voting and investment power with respect to the shares indicated.

                                       Number of          Percentage
Name and Address                       Shares of              of
                                     Common Stock         Class Owned

P. Foster Bailey                      22,491.67             7.98%
P. O. Box 842
Baton Rouge, Louisiana  70821-0842

James J. Bailey, III                  22,491.67             7.98%
P. O. Box 842
Baton Rouge, Louisiana  70821-0842

Virginia B. Noland and                22,491.67(1)          7.98%
John B. Noland
Suite 2424, One American Place
Baton Rouge, Louisiana  70825-0007

W. Prescott Foster                    20,337.50             7.22%
HC 60, Box 659
Franklin, LA  70538

Murphy J. Foster, Jr.                 20,837.50             7.39%
P. O. Box 212
Franklin, Louisiana  70538-9614

Commercial Bancshares, Inc.
Employee Stock Ownership Plan         15,723.00             5.58%
P. O. Box 1200
Jackson, Mississippi  39215-1200

Patricia Palfrey Stiel and            14,425.00(2)          5.12%
David H. Stiel, Jr.
P. O. Box 452
Franklin, Louisiana  70538-0452

Marjorie P. Trowbridge                14,127.00             5.01%
P. O. Box 1068
Franklin, Louisiana  70538-1068
_______________________________

(1) Includes 20,991.67 shares held by Mrs. Noland and 1,500 shares held by Mr. Noland.

(2)   Includes 9,125 shares held by Mrs. Stiel and 5,300 shares held by Mr.
      Stiel.

    Ownership of Directors and Executive Officers of Commercial. The following table provides information concerning the shares of Commercial Common Stock beneficially owned, directly or indirectly, by each director and executive officer of Commercial, and all directors and executive officers as a group, as of the Record Date. Unless otherwise noted, the named persons have sole voting and investment power with respect to the shares indicated.

                              Number of              Percentage
Name and Address              Shares of                 of
                              Common Stock           Class Owned

Murphy J. Foster, Jr.         20,837.50                7.39%

John T. Landry                   540.00                  *

J. Roland Livingston           1,403.0796(1)             *

John B. Noland                22,491.67(2)             7.98%

David H. Stiel, Jr.           14,425.00(3)             5.12%

Newman Trowbridge, Jr.         3,516.00                1.25%

All directors and executive   63,212.579(2,3)         22.11%
officers as a group
____________________________
*   Less than 1%

(1) Includes 903.0796 shares held for Mr. Livingston's benefit by Commercial's Employee Stock Ownership Plan.

(2)   Includes 20,991 shares held by Mr. Noland's spouse.

(3)   Includes 9,125 shares held by Mr. Stiel's spouse.

    Dividends. Commercial declared a dividend of $1.00 per share of Commercial Common Stock during the second quarter of 1993. Commercial did not declare any dividends during either the 1992 or 1991 calendar years. The Agreement prohibits Commercial from declaring or paying any dividends while the Agreement remains in effect, except that, if the Merger does not close before March 31, 1994, Commercial is permitted to declare and pay on or after March 31, 1994, its normal dividend of $1.00 per outstanding share of Commercial Common Stock.

    Commercial's ability to declare and pay dividends also is restricted under the provisions of a loan agreement between Deposit Guaranty National Bank ("Deposit Guaranty") and Commercial. Under the provisions of this loan agreement, Commercial is prohibited from declaring or paying any dividend during the fiscal year to the extent that such dividend exceeds 8% of the consolidated net income of Commercial and the Bank in that year.

    Commercial's ability to pay dividends is dependent upon the earnings and financial condition of the Bank, since substantially all of the funds used by Commercial to pay dividends are derived from dividends paid by the Bank to Commercial. Dividend payments by the Bank are subject to certain regulatory restrictions.

                            RELATIONSHIP WITH INDEPENDENT AUDITORS

    Commercial has appointed Castaing, Hussey & Lolan, Certified Public Accountants, as independent auditors for the fiscal year ending December 31, 1993. Castaing, Hussey and Lolan has continuously served as the independent auditors for Commercial since the Fall of 1991. A representative of Castaing, Hussey & Lolan is expected to be present at the Special Meeting of Commercial's shareholders, will have an opportunity to make a statement if he desires and will be available to respond to appropriate questions.

                                      VALIDITY OF SHARES

    The validity of the shares of Common Stock offered hereby has been passed upon for Hibernia by Patricia C. Meringer, Associate Counsel and Secretary of Hibernia. As of the date of this prospectus, Ms. Meringer owned no shares of Hibernia Common Stock and held options to purchase 8,000 shares of Hibernia Common Stock, which options are not currently exercisable.

                                            EXPERTS

    The consolidated financial statements of Hibernia incorporated in this Prospectus by reference from Hibernia's Annual Report on Form 10-K for the fiscal year ended December 31, 1992, have been audited by Ernst & Young, independent auditors, as set forth in their report thereon incorporated herein by reference, and has been so incorporated by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

    The consolidated financial statements of Commercial for the fiscal years ended December 31, 1992, 1991 and 1990 contained in this Proxy Statement-Prospectus have been audited by Castaing, Hussey & Lolan, certified public accountants, as set forth in their reports thereon contained therein, and have been included herein in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

COMMERCIAL BANCSHARES, INC. AND SUBSIDIARY

UNAUDITED FINANCIAL STATEMENTS

SEPTEMBER 30, 1993 AND 1992

COMMERCIAL BANCSHARES, INC. AND SUBSIDIARY


CONSOLIDATED STATEMENTS OF CONDITION
Unaudited ($ in thousands)

                                                                      September 30  September 30
                                                                         1993           1992
                                                           ASSETS
Cash and Due from Banks                                                   $6,325          $5,921
Interest Bearing Deposits                                                     38              21
Federal Funds Sold                                                         2,300           6,675
     Total Cash and Cash Equivalents                                       8,663          12,617
Investment Securities                                                     84,967          81,175
Loans (net of allowance for loan losses
   of $1,320 and $1,341 at September 30, 1993
   and 1992, respectively)                                                60,298          65,600
Premises and Equipment, Net                                                3,064           3,330
Real Estate Owned                                                          1,876           2,584
Accrued Interest Receivable                                                1,724           1,836
Other Assets                                                               2,707           2,393
TOTAL ASSETS                                                            $163,299        $169,535

LIABILITIES AND SHAREHOLDERS' EQUITY

LIABILITIES:
Deposits:
   Noninterest-Bearing Deposits                                          $20,521         $22,360
   Interest-Bearing Deposits                                             124,069         130,087
      Total Deposits                                                     144,590         152,447
Accrued Interest Payable                                                     546             637
Other Liabilities                                                          1,179           1,164
Notes Payable                                                              3,345           3,545
TOTAL LIABILITIES                                                        149,660         157,793

SHAREHOLDERS' EQUITY:
Common Stock, $2 par value, 500,000 shares
   authorized, 314,723 shares issued, 281,843 and 282,343
   shares outstanding at September 30, 1993 and 1992, respectively           629             629
Capital Surplus                                                              591             515
Treasury Stock, 32,880 and 32,380 shares at cost at September 30, 1993
     and 1992, respectively                                               (1,154)         (1,153)
Undivided Profits                                                         13,573          11,751
TOTAL SHAREHOLDERS' EQUITY                                                13,639          11,742
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                              $163,299        $169,535

See notes to consolidated financial statements.

COMMERCIAL BANCSHARES, INC. AND SUBSIDIARY

                                                                  3 MONTHS ENDED          9 MONTHS ENDED
CONSOLIDATED STATEMENTS OF INCOME                                    SEPTEMBER 30            SEPTEMBER 30
Unaudited ($ in thousands, except per share data)

                                                                 1993       1992         1993       1992
INTEREST INCOME:
   Loans, Including Fees                                        $1,357     $1,603       $4,140     $4,958
   Investment Securities:
      Taxable                                                    1,171      1,359        3,819      4,348
      Non-taxable                                                   11         16           30         59
   Federal Funds Sold                                               40         26          137        164
TOTAL INTEREST INCOME                                            2,579      3,004        8,126      9,529

INTEREST EXPENSE:
   Deposits                                                        961      1,271        3,045      4,339
   Notes Payable                                                    63         99          188        314
TOTAL INTEREST EXPENSE                                           1,024      1,370        3,233      4,653
NET INTEREST INCOME                                              1,555      1,634        4,893      4,876
PROVISION FOR LOAN LOSSES                                            -          -           75        150
NET INTEREST INCOME AFTER PROVISION FOR
   LOAN LOSSES                                                   1,555      1,634        4,818      4,726

OTHER INCOME:
   Customer Service Fees                                           258        183          749        544
   Gain on Sales of Investment Securities, net                       -         65            -         43
   Other Income                                                     12         47           38        165
TOTAL OTHER INCOME                                                 270        295          787        752

OTHER EXPENSES:
   Salaries and Employee Benefits                                  595        636        1,764      1,852
   Occupancy Expense                                               215        209          610        592
   Amortization of Intangible Assets                                33         38           99        117
   Expenses Related to Real Estate Acquired
      by Foreclosure, Net                                           20        (40)          81        (72)
   Other Operating Expenses                                        436        453        1,252      1,310
TOTAL OTHER EXPENSES                                             1,299      1,296        3,806      3,799

INCOME BEFORE INCOME TAX EXPENSE,
   EXTRAORDINARY ITEM AND CUMULATIVE EFFECT
   OF ACCOUNTING CHANGE                                            526        633        1,799      1,679
INCOME TAX EXPENSE                                                 177        134          607        369
INCOME BEFORE EXTRAORDINARY ITEM AND                               349        499        1,192      1,310
   CUMULATIVE EFFECT OF ACCOUNTING CHANGE
   Extraordinary Gain on Debt Extinguishment, Net of Tax             -        336            -        336
   Cumulative effect of adoption of SFAS No. 109                     -          -          501          -
NET INCOME                                                        $349       $835       $1,693     $1,646

INCOME PER SHARE:
Income before Extraordinary Item and Cumulative
  Effect of Accounting Change                                    $1.24      $1.77        $4.23      $4.64
Extraordinary Gain on Debt Extinguishment, Net of Tax                -       1.19            -       1.19
Cumulative Effect of Adoption of SFAS No. 109                        -          -         1.77          -
NET INCOME PER SHARE                                             $1.24      $2.96        $6.00      $5.83

See notes to consolidated financial statements

COMMERCIAL BANCSHARES, INC. AND SUBSIDIARY


CONSOLIDATED STATEMENTS OF                               FOR THE 9 MONTHS ENDED
CHANGES IN SHAREHOLDERS' EQUITY                          SEPTEMBER 30, 1993 AND 1992
Unaudited ($ in thousands)
                                                         Unrealized Loss
                                                          on Marketable
                                      Common    Capital      Equity      Undivided   Treasury
                                       Stock    Surplus    Securities     Profits      Stock

BALANCE DECEMBER 31, 1992                 $629      $515             $0     $12,162    ($1,153)
Issuance of Common Stock                              76
Acquisition of Treasury Stock                                                               (1)
Cash Dividends on Common Stock                                                 (282)
Net Income                                                                    1,693
BALANCE, SEPTEMBER 30, 1993               $629      $591             $0     $13,573    ($1,154)




BALANCE DECEMBER 31, 1991                 $629      $515          ($186)    $10,105    ($1,153)
Change in Unrealized Loss
     on Marketable Equity
     Securities                                                     186
Net Income                                                                    1,646
BALANCE SEPTEMBER 30, 1992                $629      $515             $0     $11,751    ($1,153)

See notes to consolidated financial statements.

COMMERCIAL BANCSHARES, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS
Unaudited ($ in thousands)
                                                                       9 Months Ended September 30
                                                                              1993       1992

Operating Activities
  Net income                                                                $1,693      $1,646
  Adjustments to reconcile net income to net cash provided by operating activities:
    Provision for loan losses and valuations                                   192         158
    Amortization of intangibles and deferred charges                            69          69
    Depreciation and amortization                                              240         188
    Premium amortization, net of discount accretion                            478         768
    Gain on sales of investment securities, net                                  -         (43)
    Gain on sales of assets                                                     69          19
    Increase in accrued interest receivable and other assets                  (805)       (977)
    Decrease in accrued interest payable and other liabilities                (109)        (81)
      Net Cash Provided By Operating Activities                              1,827       1,747

Investing Activities
  Purchases of investment securities                                       (30,984)    (35,093)
  Proceeds from sales of investment securities                                   -       9,854
  Maturities of investment securities                                       34,968      28,426
  Net decrease in loan portfolio                                             2,690       1,646
  Purchases of premises, equipment and other assets                            (86)       (565)
  Proceeds from sales of foreclosed assets and other bank properties           305         645
      Net Cash Provided By Investing Activities                              6,893       4,913

Financing Activities
  Net decrease in deposits                                                 (17,883)     (2,630)
  Retirement of debt                                                          (200)     (3,743)
  Issuance of Common Stock                                                      76           -
  Acquisition of Treasury Stock                                                 (1)          -
  Dividends paid                                                              (282)          -
      Net Cash Used By Financing Activities                                (18,290)     (6,373)

(Decrease) Increase in Cash And Cash Equivalents                            (9,570)        287
Cash and cash equivalents at beginning of period                            18,195      12,330
      Cash And Cash Equivalents at End of Period                            $8,625     $12,617

See notes to consolidated financial statements.

COMMERCIAL BANCSHARES, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Unaudited ($ in thousands)


NOTE 1 - Income Taxes

         Effective January 1, 1993 the Company adopted Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting For Income Taxes". As permitted by SFAS No. 109, the Company elected not to restate the financial statements of any prior years. The effect of the change on pre-tax income from continuing operations for the nine months ended September 30, 1993 was not material, however the cumulative effect of the change increased net income by $501.


             Components of Deferred Tax Assets and Liabilities
                             At January 1, 1993
                              (in thousands)

         Deferred Tax Assets

         Reserve for loan losses                                     $406
         Deferred compensation                                         39
         Foreclosed assets                                            320
         Other                                                         36
                                                                     _____
         Total deferred tax assets                                    801
                                                                     _____

         Deferred tax liabilities
         Sec 481 Accounting Change                                   (128)
         Depreciation                                                (172)
                                                                     _____
         Total deferred tax liabilities                              (300)
                                                                     _____


         Total (net) deferred taxes                                   501
         Valuation Allowance                                         None
                                                                     _____
         Total net deferred tax asset                                $501
                                                                     =====




NOTE 2 - PER SHARE DATA AND MARKET VALUE OF STOCK

         Income per share data are based on the weighted average number of shares outstanding of 282,010 and 281,843 for the nine months and three months ended September 30, 1993 and 282,343 and 282,343 for the nine months and three months ended September 30, 1992.

         There is no established public trading market for the Company's common stock. However, an annual valuation of the stock is prepared for the Employee Stock Ownership Plan. As of December 31, 1992, the per share value of the Company's common stock was estimated to be $39.00.

NOTE 3 - NONPERFORMING LOANS

                                          September 30         December 31
                                         1993      1992       1992      1991


Nonaccrual loans                        $1,161    $1,288     $  990    $1,547

Restructured loans                           -     1,274        928       991
                                        ______    ______     ______    ______
Total nonperforming loans               $1,161    $2,562     $1,918    $2,538


Accruing loans past due
  ninety days or more                   $   98    $   91     $   59    $  344
                                        =======   =======    =======   =======



         When the payment of principal or interest on a loan is delinquent for 90 days, or earlier in some cases, the loan is placed on nonaccrual status, unless the loan is in the process of collection and the underlying collateral fully supports the carrying value of the loan. If the decision is made to continue accruing interest on the loan, periodic reviews are made to confirm the accruing status of the loan. When a loan is placed on nonaccrual status, interest accrued during the current year prior to the judgement of uncollectibility is charged to operations. Interest accrued during prior periods is charged to the allowance for loan losses. Generally, any payments received on nonaccrual loans are applied first to outstanding loan amounts and next to the recovery of charged-off loan amounts. Any excess is treated as recovery of lost interest.

         Interest income in the amount of $66 would have been recorded on nonaccrual loans during the nine months ended September 30, 1993 if they had been performing in accordance with their contractual terms. During the nine months ended September 30, 1993, the Company recorded $5 of interest income on nonaccrual loans.

         In addition to the nonperforming loans disclosed above, management has identified loans totalling $2.3 million for which payments are current but which, in management's opinion, are subject to potential future classification as non-performing or past due.

COMMERCIAL BANCSHARES, INC. AND SUBSIDIARY
QUARTERLY INCOME RESULTS

Unaudited ($ in thousands, except per share amounts)


                                                              1993
                                                   I         II         III

Interest income                                  $2,822     $2,725     $2,579
Net interest income                               1,681      1,657      1,555
Income before cumulative effect
     of accounting change                           421        422        349
Net income                                          922        422        349
Net income per share before cumulative
     effect of accounting change                  $1.49      $1.50      $1.24


                                                                   1992
                                                   I         II         III        IV

Interest income                                  $3,330     $3,195     $3,004     $2,883
Net interest income                               1,582      1,660      1,634      1,662
Income before extraordinary item                    238        573        499        279
Net income                                          238        573        835        412
Net income per share before extraordinary
     item                                         $0.84      $2.03      $1.77      $0.99


                                                                   1991
                                                   I         II         III        IV

Interest income                                  $3,651     $3,728     $3,610     $3,452
Net interest income                               1,290      1,454      1,396      1,450
Income before extraordinary item                    135        325        242        168
Net income                                          135        325        242        368
Net income per share before extraordinary
     item                                         $0.48      $1.15      $0.86      $0.60

                         COMMERCIAL CONSOLIDATED FINANCIAL INFORMATION

                                            REPORT

                          COMMERCIAL BANCSHARES, INC. AND SUBSIDIARY

                                       DECEMBER 31, 1992

                                            REPORT

                          COMMERCIAL BANCSHARES, INC. AND SUBSIDIARY

                                       DECEMBER 31, 1992



                                       TABLE OF CONTENTS

                                                       Exhibit          Page


INDEPENDENT AUDITORS' REPORT                                           1

FINANCIAL STATEMENTS FOR THE YEARS ENDED
   DECEMBER 31, 1992 AND 1991:
      Consolidated Statements of Condition             A                2
      Consolidated Statements of Income                B                3
      Consolidated Statements of Changes in
        Shareholders' Equity                           C                4
      Consolidated Statements of Cash Flows            D              5 -  6
      Notes to Consolidated Financial Statements       E              7 - 19

INDEPENDENT AUDITORS' REPORT ON ADDITIONAL                                20
   INFORMATION

ADDITIONAL INFORMATION FOR THE YEAR ENDED
   DECEMBER 31, 1992:
      Consolidating Statement of Condition             F               21
        Information
      Consolidating Statement of Income                G               22
        Information
      Consolidating and Eliminating Entries            H               23



                                 INDEPENDENT AUDITORS' REPORT


Board of Directors
Commercial Bancshares, Inc. and Subsidiary
Abbeville, Louisiana

We have audited the accompanying consolidated statements of condition of Commercial Bancshares, Inc. and Subsidiary as of December 31, 1992 and 1991, and the related consolidated statements of income, changes in shareholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Holding Corporation and Subsidiary's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Commercial Bancshares, Inc. and Subsidiary as of December 31, 1992 and 1991, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.




January 29, 1993

                                                                Exhibit A
                    COMMERCIAL BANCSHARES, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CONDITION    DECEMBER 31, 1992 AND 1991

                         ASSETS
                                        1992              1991
Cash and Due from Banks             $  6,835,587      $  5,380,059
Interest Bearing Deposits                 46,799           150,212
Federal Funds Sold                    11,350,000         6,800,000

  Total Cash and
    Cash Equivalents                  18,232,386        12,330,271

Investment Securities                 89,428,562        84,900,784
Loans (net of allowance for
   loan losses
   of $1,195,030 and
   $1,306,102 in 1992
   and 1991, respectively)            63,123,572        67,513,972
Premises and Equipment, Net            3,235,296         3,482,689
Real Estate and Other Property
   Acquired by Foreclosure,
   Net                                 2,265,898         2,601,318
Accrued Interest Receivable            1,774,692         1,975,148
Other Assets                           2,180,103         1,588,222

TOTAL ASSETS                        $180,240,509      $174,394,404

                  LIABILITIES AND SHAREHOLDERS' EQUITY

LIABILITIES:
Deposits:
   Non-interest Bearing
      Deposits                      $ 26,142,498      $ 20,397,683
   Interest Bearing Deposits         136,329,821       134,679,298

   Total Deposits                    162,472,319       155,076,981

Accrued Interest Payable                 555,358           996,041
Other Liabilities                      1,513,436         1,121,228
Notes Payable                          3,545,000         7,287,652

TOTAL LIABILITIES                    168,086,113       164,481,902

SHAREHOLDERS' EQUITY:
Common Stock, $2 par value,
   500,000 sharesauthorized,
   314,723 shares issued,
   282,343shares
   outstanding                           629,446           629,446
Capital Surplus                          515,305           515,305
Unrealized Loss on
  Marketable Equity
  Securities                              -0-             (186,196)
Treasury Stock,
  32,380 Shares at Cost               (1,152,744)       (1,152,744)
Undivided Profits                     12,162,389        10,104,691

TOTAL SHAREHOLDERS' EQUITY           12,154,396          9,910,502

TOTAL LIABILITIES AND               $180,240,509      $174,392,404
  SHAREHOLDERS' EQUITY

The accompanying Notes to Consolidated Financial Statements are an integral part of these statements.

                                                                   Exhibit B

                          COMMERCIAL BANCSHARES, INC. AND SUBSIDIARY

                                         FOR THE YEARS ENDED
CONSOLIDATED STATEMENTS OF INCOME     DECEMBER 31, 1992 AND 1991

                                        1992              1991
INTEREST INCOME:
   Loans, Including Fees            $  6,489,210      $  7,856,716
   Investment Securities:
      Taxable                          5,622,683         6,063,002
      Non-taxable                         69,866           228,859
   Federal Funds Sold                    230,384           292,117

TOTAL INTEREST INCOME                 12,412,143        14,440,694

INTEREST EXPENSE:
   Deposits                            5,496,924         8,215,523
   Notes Payable                         377,686           634,718

TOTAL INTEREST EXPENSE                 5,874,610         8,850,241

NET INTEREST INCOME                    6,537,533         5,590,453

PROVISION FOR LOAN LOSSES                150,000            10,000

NET INTEREST INCOME AFTER
   PROVISION FOR LOAN
   LOSSES                              6,387,533         5,580,453

OTHER INCOME:
   Customer Service Fees                 861,278           917,499
   Loss on Sale of Marketable
      Equity Securities
                                        (201,944)         (213,142)
   Gain on Sale of Other
      Investment Securities
                                         246,045           235,331
   Loss on Sale of Other Real
      Estate and
      Other Property Acquired            (29,589)          (21,738)
   Income From Real Estate
      Acquired by Foreclosure
                                         221,340           104,102
   Other Income                           58,647            83,173

TOTAL OTHER INCOME                     1,155,777         1,105,225

OTHER EXPENSES:
   Salaries and Employee
      Benefits
                                       2,565,331         2,509,687
   Occupancy Expense                     793,808           863,914
   Amortization of Intangible
      Assets
                                         155,480           176,299
   Expenses Related to Real
      Estate Acquired
      by Foreclosure                     256,870           623,313
   Other Operating Expenses            1,545,024         1,479,264

TOTAL OTHER EXPENSES                   5,316,513         5,652,477

INCOME BEFORE INCOME TAX
   EXPENSE AND
   EXTRAORDINARY ITEMS                 2,226,797         1,033,201

INCOME TAX EXPENSE                       638,350           163,445

INCOME BEFORE EXTRAORDINARY
   ITEMS                               1,588,447           869,756

EXTRAORDINARY ITEMS:
   Benefit of Utilization
      of Net Operating
      Loss Carryforward                  185,000           200,000
   Gain on Debt Extinguishment,
      Net of Income
      Taxes                              284,251               -0-

NET INCOME                          $  2,057,698      $  1,069,756

The accompanying Notes to Consolidated Financial Statements are an integral part of these statements.

                                                                   Exhibit C

                        COMMERCIAL BANCSHARES, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF                             FOR THE YEARS ENDED
CHANGES IN SHAREHOLDERS' EQUITY                   DECEMBER 31, 1992 AND 1991



                                        Unrealized
                                           Loss
                                            on
                                        Marketable
                   Common      Capital     Equity    Undivided     Treasury
                   Stock      Surplus   Securities     Profits        Stock

BALANCE,
  12-31-90
  1990         $   629,446  $  515,305  $  (473,511) $ 9,034,935 $(1,152,744)

Change in
  Unrealized
  Loss on
  Marketable
  Equity
  Securities                                287,315

Net Income                                             1,069,756

BALANCE,
  12-31-91        629,446      515,305     (186,196)  10,104,691  (1,152,744)

Change in
  Unrealized
  Loss on
  Marketable
  Equity
  Securities                                186,196

Net Income                                             2,057,698

BALANCE,
  12-31-92     $  629,446   $   515,305  $       -0- $12,162,389 $(1,152,744)



The accompanying Notes to Consolidated Financial Statements are an integral part of these statements.

                                                                  Exhibit D

                        COMMERCIAL BANCSHARES, INC. AND SUBSIDIARY

                                                        FOR THE YEARS ENDED
CONSOLIDATED STATEMENTS OF CASH FLOWS              DECEMBER 31, 1992 AND 1991

                                 1992                    1991

CASH FLOWS FROM OPERATING
   ACTIVITIES:
   Net Income                $  2,057,698            $  1,069,756
   Adjustments to Reconcile
      Net Income to
      Net Cash Provided
      by Operating Activities:
        Loss on Sale of
         Marketable Equity
         Securities               201,944                 213,142
        Gain on Sale on
         Investment
         Securities              (246,045)               (235,331)
        Gain on Debt
         Extinguishment          (430,682)                    -0-
        Net Accretion of
         Discount                     -0-                (314,625)
        Net Amortization
         of Premium               637,520                     -0-
        Provision for
         Loan Losses              150,000                  10,000
        Provision for
         Deferred Income
         Taxes                     (1,325)                    -0-
        Losses on Sales
         and Writedowns of
         Real Estate and
         Other Property
         Acquired by
         Foreclosure               96,134                 348,970
        Depreciation and
         Amortization             481,935                 562,837
        (Increase) Decrease
         in Accrued Interest
         Receivable and
         Other Assets            (530,904)                794,714
        Decrease in Accrued
         Interest Payable       (440,683)                (357,763)
        Increase (Decrease)
         in Other
         Liabilities              393,533                 (71,994)

NET CASH PROVIDED BY
   OPERATING ACTIVITIES         2,369,125               2,019,706

                                                                Exhibit D
                                                               (Continued)

                        COMMERCIAL BANCSHARES, INC. AND SUBSIDIARY

                                                         FOR THE YEARS ENDED
CONSOLIDATED STATEMENTS OF CASH FLOWS              DECEMBER 31, 1992 AND 1991

                                 1992                    1991

CASH FLOWS FROM
   INVESTING ACTIVITIES:
   Principal Payments
     Received and Proceeds
     from Sales and
     Maturities of
     Investment
     Securities                45,924,300              16,282,584
   Purchase of
     Investment
     Securities               (50,859,301)            (24,767,670)
   Net Decrease in
     Certificate of
     Deposit                          -0-               1,000,000
   Net Decrease in
     Loans                      4,088,802               3,382,864
   Proceeds from Sales
     of Real Estate
     and Other Property
     Acquired By
     Foreclosure                  904,700               1,656,041
   Purchase of Additional
     Interest in
     Real Estate
     Acquired                    (513,816)                    -0-
   Purchase of Premises
     and Equipment                (95,063)               (129,898)

NET CASH USED IN
   INVESTING ACTIVITIES          (550,378)             (2,576,079)



The accompanying Notes to Consolidated Financial Statements are an integral part of these statements.

                                                                  Exhibit D
                                                                  Continued

                        COMMERCIAL BANCSHARES, INC. AND SUBSIDIARY

                                                         FOR THE YEARS ENDED
CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)  DECEMBER 31, 1992 AND 1991



                                 1992                    1991

CASH FLOWS FROM
   FINANCING ACTIVITIES:
   Net Increase in
     Deposits                $  7,395,338            $    138,436
   Repayments of Notes
     Payable                   (3,311,970)               (862,778)

NET CASH PROVIDED BY
   (USED IN) FINANCING
   ACTIVITIES                   4,083,368                (724,342)

NET DECREASE IN CASH
   AND CASH EQUIVALENTS         5,902,115              (1,280,715)

CASH AND CASH EQUIVALENTS,
   BEGINNING OF YEAR           12,330,271              13,610,986

CASH AND CASH EQUIVALENTS,
   END OF YEAR               $ 18,232,386            $ 12,330,271




SUPPLEMENTAL DISCLOSURE
   OF CASH FLOW INFORMATION:
   Cash Paid During the
     Year for Interest       $  6,315,292            $  9,208,004

   Cash Paid During the
     Year for Income
     Taxes                   $    545,538            $    175,000

   Income Tax Refunds
     Received During
     the Year                $        -0-            $    867,277


The accompanying Notes to Consolidated Financial Statements are an integral part of these statements.

                                                                   Exhibit E

                        COMMERCIAL BANCSHARES, INC. AND SUBSIDIARY


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS                  DECEMBER 31, 1992

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING AND REPORTING POLICIES:

The accounting and reporting policies of Commercial Bancshares, Inc. (Holding Corporation) and Subsidiary conform to generally accepted accounting principles and the prevailing practices within the banking industry. A summary of significant accounting policies is as follows:

Principles of Consolidation

The consolidated financial statements include the accounts of Commercial Bancshares, Inc. and its wholly-owned subsidiary, First Commercial Bank. All material intercompany transactions and balances have been eliminated.

Fair Value of Financial Instruments

Statement No. 107 (SFAS No. 107), "Disclosures about Fair Value of Financial Instruments," issued by the Financial Accounting Standards Board in December 1991, requires disclosure of fair value information about financial instruments, whether or not recognized in the balance sheet, for which it is practicable to estimate that value. The techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instrument. Statement 107 excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Holding Corporation and Subsidiary.

The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

   Cash and Cash Equivalents
   For those short-term instruments, the carrying amount is a reasonable estimate of fair value.

   Investment Securities
   Fair value equals quoted market price, if available. If a quoted market price is not available, fair value is estimated using quoted market prices for similar securities.

   Loans
   The fair value is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities.

                                                                 Exhibit E
                                                                 Continued
                        COMMERCIAL BANCSHARES, INC. AND SUBSIDIARY


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS                 DECEMBER 31, 1992

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING AND REPORTING POLICIES
(Continued):

   Deposits
   The fair value of demand deposits, NOW accounts, savings accounts, and money market deposits is the amount payable on demand at the reporting date. The fair value of fixed-maturity certificates of deposit is estimated using the rates currently offered for deposits of similar remaining maturities.

   Notes Payable
   Rates currently available to the Holding Corporation and Subsidiary for debt with similar terms and remaining maturities are used to estimate fair value of existing debt.

Commitments to Extend Credit and Standby Letters of Credit

The fair value of commitments is estimated using the fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the present creditworthiness of the counterparties. For fixed-rate loan commitments, fair value also considers the difference between current levels of interest rates and the committed rates. The fair value of letters of credit is based on fees currently charged for similar agreements or on the estimated cost to terminate them or otherwise settle the obligations with the counterparties at the reporting date.

Investment Securities

Investment securities, other than marketable equity securities, are carried at cost, adjusted for amortization of premiums and accretion of discounts which are recognized as adjustments to interest income. Gains or losses on disposition are recorded in other income on the trade date based on the net proceeds and the adjusted carrying amount of the securities sold using the specific identification method. It is the Holding Corporation and Subsidiary's intent, and it has the ability to hold these securities to maturity.

Marketable equity securities are stated at the lower of aggregate cost or market and are adjusted by a charge to a valuation account within shareholders' equity called "Unrealized Loss on Marketable Equity Securities." Realized gains or losses on the sale of marketable equity securities are shown separately in other income.

Loans

Loans are stated at the principal amount outstanding, net of unearned discount and allowance for loan losses. Unearned discount relates principally to consumer installment loans. The related interest income is recognized principally by the simple interest method which records interest based on the principle amount outstanding. Loan fees which represent an adjustment to the interest yield are deferred and amortized over the estimated life of the loan.

When the payment of principal or interest on a loan is delinquent for 90 days, or earlier in some cases, the loan is placed on non-accrual status, unless the loan is in the process of collection and the underlying collateral fully supports the carrying value of the loan. If the decision is made to continue accruing interest on the loan, periodic reviews are made to confirm the accruing status of the loan. When a loan is placed on non-accrual status, interest accrued during the current year prior to the judgement of uncollectibility is charged to operations. Interest accrued during prior periods is charged to the allowance for loan losses. Generally, any payments received on non-accrual loans are applied first to outstanding loan amounts and next to the recovery of charged-off loan amounts. Any excess is treated as recovery of lost interest.

Allowance For Loan Losses

The allowance for loan losses is a valuation allowance available for losses incurred on loans. All losses are charged to the allowance for loan losses when the loss actually occurs or when a determination is made that a loss is likely to occur. Recoveries are credited to the allowance at the time of recovery.

Management's judgment as to the level of future losses on existing loans involves the consideration of current and anticipated economic conditions and their potential effects on specific borrowers; an evaluation of the existing relationships among loans, potential loan losses, and the present level of the allowance; results of examinations of the loan portfolio by regulatory agencies; and management's internal review of the loan portfolio.

It should be understood that estimates of future loan losses involve an exercise of judgment. While it is possible that in particular periods the Bank may sustain losses which are substantial relative to the allowance for loan losses, it is the judgment of management that the allowance for loan losses reflected in the consolidated statements of condition is adequate to absorb possible losses in the existing loan portfolio.

Premises and Equipment

Premises and equipment are stated at cost less accumulated depreciation and amortization. Depreciation expense is computed primarily using the straight-line method over the estimated useful lives of the assets which range from 3 to 40 years. Leasehold improvements are amortized on a straight-line basis over the periods of the leases or the estimated useful lives, whichever is shorter.

Real Estate Acquired by Foreclosure

Real estate acquired by foreclosure is recorded at the balance of the loan or at estimated fair value, whichever is less, at the date acquired, plus capital improvements made thereafter to facilitate sale. Adjustments are made to reflect declines, if any, in net realizable values below the recorded amounts. Costs of holding real estate acquired in settlement of loans are reflected in income currently. Gains on sales of such real estate are taken into income based on the buyer's initial and continuing investment in the property.

Intangible Assets

Unamortized costs of the purchased subsidiary in excess of the fair market value of the acquired net tangible assets are included in Other Assets in the consolidated statements of condition. Identifiable intangible assets, principally related to depositor and borrower relationships, are being amortized using an accelerated method over the estimated periods benefitted (6 to 12 years). The unamortized balance at December 31, 1992 and 1991 was $239,845 and $320,912, respectively. Amortization expense on identifiable intangible assets was $81,067 and $106,662 for 1992 and 1991, respectively. The remaining costs (goodwill) are being amortized on the straight-line basis over 12 years. The unamortized balance at December 31, 1992 and 1991 was $199,346 and $238,562, respectively. Amortization expense was $39,216 for 1992 and 1991.

Income Taxes

Deferred income taxes are provided for timing differences between items of income or expense reported in the consolidated financial statements and those reported for income tax purposes. These differences relate primarily to the provision for loan losses, writedowns of Other Real Estate Owned, deferred compensation, depreciation on premises and equipment and capital loss carryovers.

In December 1987, the Financial Accounting Standards Board issued Statement No. 96 (SFAS No. 96), "Accounting for Income Taxes". In early 1992, the Financial Accounting Standards Board issued Statement No. 109 (SFAS No. 109) which supersedes SFAS No. 96 for the accounting for income taxes. Implementation is for all fiscal years beginning after December 15, 1992. SFAS No. 109 requires companies to change from the deferred income method to the modified liability method. Under the modified liability method, deferred tax balances are calculated at balance sheet dates and represent amounts of income taxes refundable or payable in future years resulting from temporary differences and operating loss and tax credit carryforwards. The change in deferred tax balances is recorded as an element of income tax expense in the financial statements. Under current interpretations of SFAS No. 109, the company's preliminary evaluation indicates that upon adoption in 1993, a favorable effect of approximately $500,000 will be realized for financial reporting purposes.

The tax sharing agreement between the Holding Corporation and the Bank states that the Bank is responsible only to the extent of that portion of the consolidated tax liability less applicable credits calculated as if it were filing a separate return.

Consolidated Statements of Cash Flows

For purposes of reporting cash flows, cash and cash equivalents include cash on hand, amounts due from banks and federal funds sold. Generally, federal funds are purchased and sold for one day periods.

Reclassifications

Certain reclassifications have been made to the 1991 consolidated financial statements in order to conform to the classifications adopted for reporting in 1992.

NOTE 2 - CASH AND DUE FROM BANKS:

The Bank is required to maintain average reserve balances with the Federal Reserve Bank. "Cash and Due from Banks" in the consolidated statements of condition included amounts so restricted of $500,000 at December 31, 1992 and 1991.

NOTE 3 - INVESTMENT SECURITIES:

The carrying value and related market value of investment securities are presented below:

                                                December 31, 1992
                          Carrying     Unrealized      Unrealized      Market
                            Value         Gains          Losses         Value


U.S. Treasuries           $21,715,571  $   234,471    $   (42,136)  $21,907,906
U.S. Agencies              64,648,853      887,673       (253,523)   65,283,003
State and Political
  Subdivisions              1,450,624       42,449           -0-      1,493,073
Other Securities            1,613,514       30,795           -0-      1,644,309

Totals                    $89,428,562  $ 1,195,388    $  (295,659)  $90,328,291


                                                December 31, 1991
                          Carrying     Unrealized      Unrealized      Market
                            Value         Gains          Losses         Value


U.S. Treasuries           $18,883,364  $   317,146    $     -0-     $19,200,510
U.S. Agencies              62,492,958    1,752,274       (62,009)    64,183,223
State and Political
  Subdivisions                994,485       64,738          (604)     1,058,619
Marketable Equity
  Securities                1,527,007       -0-             -0-       1,527,007
Other Securities            1,002,970       17,655          -0-       1,020,625

Totals                    $84,900,784  $ 2,151,813   $   (62,613)   $86,989,984

The carrying value and related market value of investment securities at December 31, 1992, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                      Carrying       Market
                                       Value           Value

Due in One Year or Less             $38,478,930      $38,834,059
Due After One Year through
  Five Years                        49,467,264        49,962,952
Due After Five Years through
  Ten Years                           1,026,210        1,059,079
Due After Ten Years                     456,158          472,201

Totals                              $89,428,562      $90,328,291

At December 31, 1991, marketable equity securities consisted of investments in the following mutual funds: Transamerica U.S. Government Income Trust, Transamerica Government Securities Trust, and Colonial Government Securities.

Proceeds from sales of investments in debt securities during 1992 were $8,359,703. Gross gains of $246,045 and gross losses of $-0- were realized on those sales.

Proceeds from sales of investments in debt securities during 1991 were $15,339,746. Gross gains of $236,266 and gross losses of $935 were realized on those sales.

Investment securities with a carrying amount of approximately $30,320,343 and $32,841,969 and an estimated market value of $30,885,909 and $34,469,037 at
December 31, 1992 and 1991, respectively, were pledged to secure public deposits and for other purposes required or permitted by law.

NOTE 4 - LOANS:

The loan portfolio consists of various types of loans classified by major type as follows:
                                        1992             1991

Real Estate                         $38,143,741      $38,726,389
Commercial and
  Industrial                         17,806,935       19,395,194
Consumer                              7,698,373        9,638,286
Agriculture                             640,488          887,314
Other                                    29,065          172,891

                                     64,318,602       68,820,074
Less Allowance
  for Loan Losses                     1,195,030        1,306,102

Totals                              $63,123,572      $67,513,972

Loans had an estimated fair value of $64,228,923 at December 31, 1992.

As of December 31, 1992 and 1991, loans outstanding to directors, officers, and their affiliates were approximately $4,634,484 and $4,578,799, respectively.
In the opinion of management, all transactions entered into between the Bank and such related parties have been and are, in the ordinary course of business, made on the same terms and conditions as similar transactions with unaffiliated persons. During 1992, $5,083,957 of new and renewal loans were made and repayments of $5,028,272 were received. Letters of Credit and unadvanced lines of credit to directors, officers, and their affiliates totaled $1,304,616 and $772,099 at December 31, 1992 and 1991.

At December 31, 1992, fixed rate loans totaled $45,605,390 and variable rate loans totaled $18,713,212.

At December 31, 1992 and 1991 loans on which the accrual of interest had been discontinued or reduced amounted to $848,073 and $1,547,356, respectively. Interest income foregone on these non-accrual loans was $82,131 and $43,757 for the years ended December 31, 1992 and 1991, respectively.

The Bank had five trouble debt restructurings during the year involving commercial loans. The aggregate recorded investment at December 31, 1992 was $352,320. The amount of interest income included in net income from these loans was $21,727. If the loans would have been continued under the original terms gross interest income would have been $30,695.

An analysis of activity in the allowance for loan losses is as follows:

                                        1992             1991

Balance at Beginning
  of Year                           $ 1,306,102      $ 2,064,339

  Provision Charged
    to Operations                       150,000           10,000
  Loans Charged Off                    (406,368)        (965,938)
  Loan Recoveries                       145,296          197,701

Balance at End
  of Year                           $ 1,195,030      $ 1,306,102


NOTE 5 - PREMISES AND EQUIPMENT:

Premises and equipment are summarized below:
                                        1992             1991

Land                                $   455,970      $   455,970
Buildings                             3,511,047        3,508,297
Leasehold Improvements                  296,251          290,788
Furniture, Fixtures,
  and Equipment                       3,038,734        2,973,768

                                      7,302,002        7,228,823
Less Accumulated
  Depreciation and
  Amortization                       (4,066,706)      (3,746,134)

Premises and Equipment,
  Net                               $ 3,235,296      $ 3,482,689

Depreciation expense included in the Consolidated Statements of Operations was $342,456 and $402,538 for the years ended December 31, 1992 and 1991.

NOTE 6 - DEPOSITS:

Deposits are summarized below:
                                        1992             1991

Demand                              $ 26,142,498     $ 20,397,683
NOW Accounts                          28,641,197       24,062,385
Savings                               14,774,682       11,668,123
Money Market Accounts                 28,707,285       24,593,358
Time Certificates
  of Deposits                         64,206,657       74,355,432

Totals                              $162,472,319     $155,076,981

Deposits had an estimated fair value of $ 162,735,630 at December 31, 1992.

Included in the interest bearing deposits are certificates of deposit in amounts of $100,000 or more totaling $13,960,372 and $17,591,861 at December 31, 1992 and 1991, respectively.

NOTE 7 - CONCENTRATION OF DEPOSITS:

The Bank has deposits with four customers in the amount of $10,982,755 at December 31, 1992. This amount represents 6.76% of total customer deposits. The deposits consist of public, corporate and personal funds.

NOTE 8 - NOTES PAYABLE:

Notes payable consist of the following notes secured by 100% of the stock of the subsidiary bank. The current note is subject to the terms of a loan agreement which specifies minimum net worth and capital requirements, common stock dividend restrictions, loan loss reserve requirements, limitations on non-performing assets and other customary covenants.

                                       1992               1991
Note payable to a bank,
bearing interest payable
quarterly at a rate 1/4
of 1% in excess of the
prime rate of the lending
bank, 7.75% as of
December 31, 1991                   $    -0-           $6,835,000

Note payable to a bank,
bearing interest payable
quarterly at a rate 1/2
of 1% in excess of the
prime rate of the lending
bank, 8.00% as of
December 31, 1991                        -0-              452,652

                                       1992               1991

Note payable to a bank,
bearing interest payable
quarterly at the rate of
1% in excess of the prime
rate of the lending bank,
7.00% at December 31, 1992.           3,545,000               -0-

  Totals                            $ 3,545,000       $7,287,652

Notes payable had a estimated fair value of $3,545,000 at December 31, 1992.

Maturities of notes payables for each of the five years succeeding December 31, 1992, are as follows:

             Year                      Amount
   December 31, 1993                $   200,000
   December 31, 1994                    390,000
   December 31, 1995                    655,000
   December 31, 1996                    705,000
   December 31, 1997                    780,000
   After December 31, 1997              815,000

   Total                            $ 3,545,000

A portion of the notes payable at December 31, 1991 were discounted by the lending bank and the balance paid in full in September 1992. The extraordinary item reported at December 31, 1992, is the $430,682 discount allowed by the lending bank, net of $146,431 in related income taxes.

NOTE 9 - INCOME TAXES:

The components of the provision for federal income taxes are as follows:

                                                     1992              1991


Current Income
  Tax Provision                                  $601,106          $121,000
Income Taxes Related
  to Gain on Debt
  Extinguishment                                 (146,431)            -0-
Benefit of Prior
  Net Operating Losses                            185,000            200,000
Refund Related to 1991
  in Excess of Benefit
  Recorded in Prior Year                            -0-              (98,000)
Provision for Deferred
  Taxes                                            (1,325)           (59,555)

Total                                         $   638,350        $   163,445

The provision for federal income taxes differs from the amount computed by applying the federal income tax statutory rate on operations as follows:

                                           1992             1991
                                      Amount     %      Amount     %
Taxes Calculated
  at Statutory Rate                  $757,000   34.0   $351,000   34.0
Decrease resulting
  from Tax-Exempt
  Interest Component                  (38,000)  (1.7)  (116,000) (11.2)
Amortization of Costs
  Incurred and Excess
  Purchase Price of
  Acquired Company                     55,000    2.5     77,000    7.5
Utilization of Available
  Tax Credits                        (164,000)  (7.4)
Refund Related to 1991
  in Excess of
  Benefit Recorded                        -0-    -0-    (98,000)  (9.5)
Deferred Tax from
  Prior Year                              -0-    -0-    (59,555)  (5.8)
Other, Net                             28,350    1.3      9,000     .8

Totals                               $638,350   28.7   $163,445   15.8

NOTE 9 - INCOME TAXES (Continued):

Deferred taxes, according to the timing differences which caused them, are as follows:
                                         1992               1991

Depreciation                         $   (19,000)       $   (16,000)
Provision for
  Loan Losses                             (5,000)           215,000
Deferred Compensation                     14,000            (13,000)
Capital Loss not
  Utilized Due to
  Limitation                             (46,000)           (85,000)
Other Real
  Estate Owned                            63,000              2,000
Limitation on
  Recording of
  Deferred Tax Debits                       -0-            (102,000)
Other                                     (8,325)            (1,000)

Totals                               $    (1,325        $       -0-


NOTE 10 - FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK:

The Bank is a party to various financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit and involve, to varying degrees, elements of credit risk in excess of the amounts recognized in the consolidated statements of condition.

The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments. The
Bank does not anticipate any material loss as a result of these transactions.

                                          1992             1991


Commitments to
  Extend Credit                       $ 7,017,503      $ 7,534,537

Standby Letters
  of Credit                           $   638,550      $   541,510

The fair values of commitments to extend credit and standby letters of credit were $7,017,503 and $638,550 at December 31, 1992.

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts disclosed above do not necessarily represent future cash requirements. The Bank evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if considered necessary by the Bank upon extension of credit, is based on management's credit evaluation of the counterparty.

NOTE 10 - FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK (Continued):

Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers.

NOTE 11 - COMMITMENTS AND CONTINGENT LIABILITIES:

The Holding Corporation and Subsidiary are also subject to claims and lawsuits which arise primarily in the ordinary course of business. Based on information presently available and advice received from legal counsel representing the Holding Corporation and Subsidiary in connection with such claims and lawsuits, it is the opinion of management that the disposition or ultimate determination of such claims and lawsuits will not have a material adverse effect on the consolidated financial position of the Holding Corporation and Subsidiary.

The Bank is a party to three operating lease agreements for the rental of branch bank and drive-in facilities. Monthly payments total $3,346 through lease periods that begin to expire in 1993.

Required payments for each of the next five years are as follows:

                                       Amount

                 1993               $    38,502
                 1994                    19,552
                 1995                     9,552
                 1996                     1,592
                 1997                       -0-

                 Total              $    69,198


Lease payments included in Occupancy Expense totaled $40,152 and $39,880 for the years ending December 31, 1992 and 1991, respectively.

NOTE 12 - DIVIDEND RESTRICTIONS:

The Bank is restricted under applicable laws in the payment of dividends to an amount equal to current year earnings plus undistributed earnings for the immediately preceding year, unless prior permission is received from the Commissioner of Financial Institutions. Payment of dividends by the Holding Corporation are subject to restrictive covenants of the debt agreement.

NOTE 13 - EMPLOYEE BENEFIT PLANS:

The Bank has an Employee Stock Ownership Plan (ESOP) covering employees who meet certain eligibility requirements. The cost of the Plan is borne by the Bank through contributions determined by the Board of Directors. Contributions to the ESOP were $30,000 for the year ended December 31, 1992.

The Bank also has a salary deferral plan covering substantially all employees who meet eligibility requirements. The plan provides for payments upon retirement, death or disability. The Bank makes a matching contribution for a portion of the employee salary deferrals. The Bank's contributions to the plan were $37,976 and $35,128 for the years ended December 31, 1992 and 1991, respectively.

NOTE 14 - STOCK OPTION PLAN:

During 1992, the Board of Directors of the Holding Corporation and the President of the Bank signed a stock option agreement. Under the agreement, the Holding Corporation has offered an option to the President to purchase 4,000 shares of common stock at the market price of the stock on the agreement date of September 1, 1992 ($25 per share). The option was not exercised in 1992 and expires September 1, 1993.

NOTE 15 - RELATED PARTY TRANSACTIONS:

The majority of the insurance coverages for the Bank were written through an insurance agency owned by a member of the Board of Directors. The policies provide coverage for bank facilities and equipment, blanket bond and liability coverage, and other miscellaneous insurance needs. Payments to the agency totalled $184,196 during the year ended December 31, 1992.

                    INDEPENDENT AUDITORS' REPORT ON ADDITIONAL INFORMATION



Board of Directors
Commercial Bancshares, Inc. and Subsidiary
Abbeville, LA


Our report on our audit of the basic consolidated financial statements of Commercial Bancshares, Inc. and Subsidiary for 1992 appears on page 1. That audit was made for the purpose of forming an opinion on the basic consolidated financial statements taken as a whole. The consolidating information on pages 19 through 21 is presented for the purpose of additional analysis and is not a required part of the basic financial statements. This consolidating information is the responsibility of the Company's management. Such information has been subjected to the auditing procedures applied in our audit of the basic consolidated financial statements and, in our opinion, is fairly stated in all material respects when considered in relation to the basic consolidated financial statements taken as a whole.





January 29, 1993

                                                               Exhibit F

                                 COMMERCIAL BANCSHARES, INC. AND SUBSIDIARY



CONSOLIDATING STATEMENT OF CONDITION INFORMATION            DECEMBER 31, 1992

                                                                First
                                               Commercial       Commercial
ASSETS                                         Bancshares         Bank

Cash and Due from Banks                        $   315,869      $  6,835,587
Interest Bearing Deposits                                             46,799
Federal Funds Sold                                                11,350,000

  Total Cash and Cash Equivalents                  315,869        18,232,386


Investments Securities                                            89,428,562
Loans, Net                                                        63,100,382
Premises and Equipment, Net                                        2,905,131
Real Estate Acquired by
  Forclosure, Net                                                  2,265,898
Accrued Interest Receivable                                        1,774,692
Other Assets                                    15,897,873         1,589,654

TOTAL ASSETS                                   $15,897,873      $179,296,705

LIABILITIES AND SHAREHOLDERS' EQUITY

LIABILITIES:
  Deposits:                                    $       -0-      $ 26,458,367
    Non-interest Bearing                                         136,329,821
    Interest Bearing

      Total Deposits                                   -0-       162,788,188

    Accrued Interest Payable                        67,550           487,808
    Other Liabilities                              130,927         1,617,177
    Notes Payable                                3,545,000

      Total Liabilities                          3,743,477       164,893,173

SHAREHOLDERS' EQUITY
  Common Stock                                     629,446           600,000
  Capital Surplus                                  515,305         5,400,000
  Treasury Shares, At Cost                      (1,152,744)
  Undivided Profits                             12,162,389         8,403,532

      Total Shareholders' Equity                12,154,396        14,403,532

TOTAL LIABILITIES AND SHAREHOLDER'S EQUITY     $15,897,873      $179,296,705

                                                                  Exhibit F
                                                                  (Continued)

                                 COMMERCIAL BANCSHARES, INC. AND SUBSIDIARY


CONSOLIDATING STATEMENT OF CONDITION INFORMATION            DECEMBER 31, 1992

                                               Consolidating     Commercial
                                                    and          Bancshares,
                                               Eliminating       Inc. and
ASSETS                                           Entries         Subsidiary

Cash and Due from Banks                        $  (315,869)      $  6,835,587
Interest Bearing Deposits                                              46,799
Federal Funds Sold                                                 11,350,000

  Total Cash and Cash Equivalents                 (315,869)        18,232,386

Investments Securities                                             89,428,562
Loans, Net                                          23,190         63,123,572
Premises and Equipment, Net                        330,165          3,235,296
Real Estate Acquired by
  Forclosure, Net                                                   2,265,898
Accrued Interest Receivable                                         1,774,692
Other Assets                                   (14,991,555)         2,180,103

TOTAL ASSETS                                  $(14,954,069)     $ 180,240,509

LIABILITIES AND SHAREHOLDERS' EQUITY

LIABILITIES:
  Deposits:
    Non-interest Bearing                      $   (315,869)     $  26,142,498
    Interest Bearing                                              136,329,821

      Total Deposits                              (315,869)       162,472,319

    Accrued Interest Payable                                          555,358
    Other Liabilities                             (234,668)         1,513,436
    Notes Payable                                                   3,545,000

      Total Liabilities                           (550,537)       168,086,113

SHAREHOLDERS' EQUITY
  Common Stock                                    (600,000)           629,446
  Capital Surplus                               (5,400,000)           515,305
  Treasury Shares, At Cost                                        (1,152,744)
  Undivided Profits                             (8,403,532)        12,162,389

      Total Shareholders' Equity               (14,403,532)        12,154,396

TOTAL LIABILITIES AND SHAREHOLDER'S EQUITY    $(14,954,069)      $180,240,509

                                                                   Exhibit G

                    COMMERCIAL BANCSHARES, INC. AND SUBSIDIARY

CONSOLIDATING STATEMENT OF INCOME INFORMATION
FOR THE YEAR ENDED DECEMBER 31, 1992


                                                               First
                                               Commercial      Commercial
                                               Bancshares        Bank

INTEREST INCOME:
  Loans, Including Feests                      $       -0-     $  6,489,210
  Investment Securities:
    Taxable                                        15,241         5,607,442
    Non-Taxable                                                      69,866
  Federal Funds Sold                                                230,384
                                                   15,241        12,396,902

INTEREST EXPENSE:
  Deposits                                                        5,496,924
  Notes Payable                                   377,686
                                                  377,686         5,496,924
NET INTEREST INCOME (LOSS)                       (362,445)        6,899,978

PROVISION FOR LOAN LOSSES                                           150,000

NET INTEREST INCOME (LOSS) AFTER PROVISION
  FOR LOAN LOSSES                                (362,445)        6,749,978

OTHER INCOME:
  Customer Service Fees                                             861,278
  Loss on Sale of Marketable Equity
    Securities                                                     (201,944)
  Gain on Sale of Other Investment
    Securities                                        874           245,171
  Loss on Sale of Other Real Estate
    and Other Property Acquired                                     (29,589)
  Income From Real Estate Acquired
    by Foreclosure                                                  221,340
  Other Income                                  1,950,451            38,098
                                                1,951,325         1,134,354

OTHER EXPENSES:
  Salaries and Employee Benefits                                  2,565,331
  Occupancy Expense                                                 793,808
  Amortization of Intangible Assets               155,480
  Expenses Related to Real Estate
    Acquired by Foreclosure
    and Repossessed Property                                        256,870
  Other Operating Expenses                         95,667         1,449,357
                                                  251,147         5,065,366

                                                                  Exhibit G
                                                                  (Continued)

                          COMMERCIAL BANCSHARES, INC. AND SUBSIDIARY

CONSOLIDATING STATEMENT OF INCOME INFORMATION
FOR THE YEAR ENDED DECEMBER 31, 1992

                                                               First
                                               Commercial      Commercial
                                               Bancshares        Bank

INCOME BEFORE INCOME TAX EXPENSE
  (BENEFIT) AND EXTRAORDINARY
  ITEMS                                         1,337,733         2,818,966

INCOME TAX EXPENSE (BENEFIT)                     (250,715)          889,065

INCOME BEFORE EXTRAORDINARY ITEMS               1,588,448         1,929,901

EXTRAORDINARY ITEMS                               469,251

NET INCOME                                    $ 2,057,699     $   1,929,901

                                                        Exhibit G
                                                        (Continued)


               COMMERCIAL BANCSHARES, INC. AND SUBSIDIARY

CONSOLIDATING STATEMENT OF INCOME INFORMATION
FOR THE YEAR ENDED DECEMBER 31, 1992

                                          Consolidating   Commercial
                                               and         Bancshares,
                                           Eliminating     Inc. and
                                             Entries      Subsidiary

INTEREST INCOME:
  Loans, Including Fees                    $       -0-    $  6,489,210
  Investment Securities:
    Taxable                                                  5,622,683
    Non-Taxable                                                 69,866
  Federal Funds Sold                                            230,384

                                                             12,412,143

INTEREST EXPENSE:
  Deposits                                                    5,496,924
  Notes Payable                                                 377,686
                                                              5,874,610
NET INTEREST INCOME (LOSS)                                    6,537,533

PROVISION FOR LOAN LOSSES                                       150,000

NET INTEREST INCOME (LOSS) AFTER PROVISION
  FOR LOAN LOSSES                                             6,387,533

OTHER INCOME:
  Customer Service Fees                                         861,278
  Loss on Sale of Marketable Equity
    Securities                                                 (201,944)
  Gain on Sale of Other Investment
    Securities                                                  246,045
  Loss on Sale of Other Real Estate
    and Other Property Acquired                                 (29,589)
  Income From Real Estate Acquired
    by Foreclosure                                              221,340
  Other Income                               (1,929,902)         58,647

                                             (1,929,902)      1,155,777

                                                                  Exhibit G
                                                                  (Continued)

                        COMMERCIAL BANCSHARES, INC. AND SUBSIDIARY

CONSOLIDATING STATEMENT OF INCOME INFORMATION
FOR THE YEAR ENDED DECEMBER 31, 1992

                                          Consolidating   Commercial
                                               and         Bancshares,
                                           Eliminating     Inc. and
                                             Entries      Subsidiary

OTHER EXPENSES:
  Salaries and Employee Benefits                              2,565,331
  Occupancy Expense                                             793,808
  Amortization of Intangible Assets                             155,480
  Expenses Related to Real Estate
    Acquired by Foreclosure
    and Repossessed Property                                     256,870
  Other Operating Expenses                                     1,545,024
                                                               5,316,513

INCOME BEFORE INCOME TAX EXPENSE
  (BENEFIT) AND EXTRAORDINARY
  ITEMS                                      (1,929,902)       2,226,797

INCOME TAX EXPENSE (BENEFIT)                                     638,350

INCOME BEFORE EXTRAORDINARY ITEMS            (1,929,902)       1,588,447

EXTRAORDINARY ITEMS                                              469,251

NET INCOME                                  $(1,929,902)    $  2,057,698

                                                                 Exhibit H

                     COMMERCIAL BANCSHARES, INC. AND SUBSIDIARY

                      CONSOLIDATING AND ELIMINATING ENTRIES


                                                     (1)


Premises and Equipment, Net             $   330,165
Loans                                        23,190
Other Liabilities                           234,668
Other Assets                                                      $588,023


    To reclassify intangibles
      resulting from excess
      price paid over book
      value from other assets
      to appropriate accounts.


                                                     (2)


Noninterest-bearing Deposits                315,870
Cash and Due from Banks                                            315,870


    To eliminate parent company's
      demand deposit accounts at
      the subsidiary bank.


                                                     (3)


Common Stock                                600,000
Capital Surplus                           5,400,000
Undivided Profits                         6,473,630
Other Income                              1,929,902
  Other Assets                                                  14,403,532


    To eliminate equity in
      subsidiary and investment
      in consolidated subsidiary
      on parent company's books.

                                                   REPORT

                                 COMMERCIAL BANCSHARES, INC. AND SUBSIDIARY

                                         DECEMBER 31, 1991 AND 1990

                                                   REPORT

                                 COMMERCIAL BANCSHARES, INC. AND SUBSIDIARY

                                         DECEMBER 31, 1991 AND 1990



                                              TABLE OF CONTENTS

                                                  Exhibit             Page

INDEPENDENT AUDITORS' REPORT                                          1

FINANCIAL STATEMENTS FOR THE YEARS ENDED
  DECEMBER 31, 1991 AND 1990:
    Consolidated Statements of Condition               A               2
    Consolidated Statements of Operations              B               3
    Consolidated Statements of Changes in
      Shareholders' Equity                             C               4
    Consolidated Statements of Cash Flows              D           5 - 6
    Notes to Consolidated Financial Statements         E           7 - 16

INDEPENDENT AUDITORS' REPORT ON
  ADDITIONAL INFORMATION                                               17

ADDITIONAL INFORMATION FOR THE YEAR ENDED
  DECEMBER 31, 1991:
  Consolidating Statement of Condition
    Information                                        F               18
  Consolidating Statement of Operations
    Information                                        G               19
  Consolidating and Eliminating Entries                H               20

                            INDEPENDENT AUDITORS' REPORT



Board of Directors
Commercial Bancshares, Inc. and Subsidiary
Abbeville, Louisiana

We have audited the accompanying consolidated statement of condition of Commercial Bancshares, Inc. and Subsidiary as of December 31, 1991, and the related consolidated statement of operations, changes in shareholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Holding Corporation and Subsidiary's management. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements of Commercial Bancshares, Inc. and Subsidiary as of December 31, 1990, were audited by other auditors whose report dated January 31, 1991, on those statements included an explanatory paragraph that described the uncertainty detailed in the final paragraph below.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Commercial Bancshares, Inc. and Subsidiary as of December 31, 1991, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

At December 31, 1990, the Holding Corporation's notes payable to a Bank had matured. The loan agreements relating to these notes anticipates an annual renewal of the notes for the next five years. However, as a result of the Holding Corporation's failure to meet certain technical covenants in the loan agreement, the lender originally expressed its intention not to renew the notes and demanded payment in full. The Holding Corporation has been negotiating with the lender since 1990 to restructure the debt. The notes are secured by 100% of the stock of the subsidiary bank. Payments continue to be made according to the agreement and management believes that the negotiations will be successful. The consolidated financial statements do not contain any adjustments which might be required should the negotiations not succeed.




January 31, 1992

                                                                    Exhibit A

                                 COMMERCIAL BANCSHARES, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CONDITION               DECEMBER 31, 1991 AND 1990
                                       ASSETS
                                                       1991          1990

Cash and Due from Banks (Note 2)                   $  5,380,059  $  6,361,847
Interest Bearing Deposits                               150,212     1,324,139
Total Cash and Cash Equivalents                       5,530,271     7,685,986
Certificate of Deposit                                      -0-     1,000,000
Federal Funds Sold                                    6,800,000     5,925,000
Investment Securities (Note 3)                       84,900,784    75,791,569
Loans (net of allowance for loan
  losses of $1,306,102 and
  $2,065,000 in 1991 and 1990,
  respectively) (Note 4)                             67,513,972    71,474,031
Premises and Equipment, Net (Note 5)                  3,482,689     3,755,329
Real Estate and Other Property
  Acquired by Foreclosure, Net                        2,601,318     4,039,134
Accrued Interest Receivable                           1,975,148     1,869,794
Other Assets                                          1,588,222     2,648,589

TOTAL ASSETS                                       $174,392,404  $174,189,432

                     LIABILITIES AND SHAREHOLDERS' EQUITY

LIABILITIES:
Deposits:
  Non-interest Bearing Deposits                    $ 20,397,683  $ 21,510,149
  Interest Bearing Deposits                         134,679,298   133,428,396

  Total Deposits (Note 6 and 7)                     155,076,981   154,938,545

Accrued Interest Payable                                996,041     1,353,804
Other Liabilities                                     1,121,228     1,193,222
Notes Payable (Note 8)                                7,287,652     8,150,430

TOTAL LIABILITIES                                   164,481,902   165,636,001

COMMITMENTS AND CONTINGENCIES (Notes 11 and 12)             -0-           -0-

SHAREHOLDERS' EQUITY:
Common Stock, $2 par value,
  500,000 shares authorized,
  314,723 shares issued,
  282,343 shares outstanding                           629,446        629,446
Capital Surplus                                        515,305        515,305
Unrealized Loss on Marketable
  Equity Securities                                    (186,196)    (473,511)
Treasury Stock, at Cost (32,380 shares
  in 1991 and 1990)                                  (1,152,744)  (1,152,744)
Undivided Profits                                    10,104,691    9,034,935

                                                                  Exhibit A
                                                                (Continued)


                         COMMERCIAL BANCSHARES, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CONDITION               DECEMBER 31, 1991 AND 1990
                                       ASSETS
                                                       1991          1990
TOTAL SHAREHOLDERS' EQUITY                            9,910,502    8,553,431

TOTAL LIABILITIES AND
  SHAREHOLDERS' EQUITY                             $174,392,404 $174,189,432

The accompanying Notes to Consolidated Financial Statements are an integral part of these statements.

                                                                  Exhibit B

                         COMMERCIAL BANCSHARES, INC. AND SUBSIDIARY

                                                FOR THE YEARS ENDED
CONSOLIDATED STATEMENTS OF OPERATIONS           DECEMBER 31, 1991 AND 1990

                                                    1991          1990

INTEREST INCOME:
  Loans, Including Fees                         $  7,856,716  $  8,238,210
  Investment Securities:
    Taxable                                        6,063,002     5,694,562
    Non-taxable                                      228,859       401,536
  Federal Funds Sold                                 292,117       514,385

TOTAL INTEREST INCOME                             14,440,694    14,848,693

INTEREST EXPENSE:
  Deposits                                         8,215,523     9,089,076
  Notes Payable                                      634,718       842,621

TOTAL INTEREST EXPENSE                             8,850,241     9,931,697

NET INTEREST INCOME                                5,590,453     4,916,996

PROVISION FOR LOAN LOSSES                             10,000     1,310,491

NET INTEREST INCOME AFTER
  PROVISION FOR LOAN LOSSES                        5,580,453     3,606,505

OTHER INCOME:
  Customer Service Fees                              917,499       814,251
  Loss on Sale of Marketable
    Equity Securities                               (213,142)      (57,488)
  Gain on Sale of Other
    Investment Securities                            235,331           928
  Loss on Sale of Other
    Real Estate and
    Other Property Acquired                          (21,738)      (34,094)
Other Income                                         187,275       332,227

TOTAL OTHER INCOME                                 1,105,225     1,055,824

OTHER EXPENSES:
  Salaries and Employee Benefits                   2,509,687     2,739,422
  Occupancy Expense                                  863,914       959,732
  Amortization of Intangible Assets                  176,299       193,834
  Expenses related to Real
    Estate Acquired by Foreclosure                   623,313       890,915
  Other Operating Expenses                         1,479,264     1,432,631

TOTAL OTHER EXPENSES                               5,652,477     6,216,534

                                                                  Exhibit B
                                                                 (Continued)


                                 COMMERCIAL BANCSHARES, INC. AND SUBSIDIARY

                                                FOR THE YEARS ENDED
CONSOLIDATED STATEMENTS OF OPERATIONS           DECEMBER 31, 1991 AND 1990

                                                    1991          1990

INCOME (LOSS) BEFORE INCOME TAX
  EXPENSE (BENEFIT) AND EXTRAORDINARY
  ITEM                                             1,033,201    (1,554,205)

INCOME TAX EXPENSE (BENEFIT) (Note 9)                163,445      (687,000)

INCOME BEFORE EXTRAORDINARY ITEM                     869,756      (867,205)

EXTRAORDINARY ITEM - BENEFIT OF
  UTILIZATION OF NET OPERATING
  LOSS CARRYFORWARD                                 (200,000)          -0-

NET INCOME (LOSS)                               $  1,069,756  $   (867,205)

The accompanying Notes to Consolidated Financial Statements are an integral part of these statements.

                                                                   Exhibit C

                                 COMMERCIAL BANCSHARES, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF                      FOR THE YEARS ENDED
CHANGES IN SHAREHOLDERS' EQUITY              DECEMBER 31, 1991 AND 1990

                                                             Unrealized
                                                                Loss
                                                             on Marketable
                                     Common      Capital       Equity
                                     Stock       Surplus      Securities


BALANCE, DECEMBER 31, 1989        $   629,446  $  515,305    $  (471,608)

Purchase of Treasury Stock

Change in Unrealized Loss
  on Marketable Equity
  Securities                                                      (1,903)

Net Loss

BALANCE, DECEMBER 31, 1990           629,446      515,305       (473,511)

Change in Unrealized Loss
  on Marketable Equity
  Securities                                                     287,315

Net Income

BALANCE, DECEMBER 31, 1991        $   629,446  $   515,305   $(186,196)

The accompanying Notes to Consolidated Financial Statements are an integral part of these statements.

                                                                    Exhibit C
                                                                   (Continued)


                                 COMMERCIAL BANCSHARES, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF                      FOR THE YEARS ENDED
CHANGES IN SHAREHOLDERS' EQUITY              DECEMBER 31, 1991 AND 1990




                                             Undivided         Treasury
                                               Profits          Stock

BALANCE, DECEMBER 31, 1989                   $9,902,140        $(1,151,744)

Purchase of Treasury Stock                                          (1,000)

Change in Unrealized Loss
  on Marketable Equity
  Securities

Net Loss                                        867,205)

BALANCE, DECEMBER 31, 1990                    9,034,935         (1,152,744)

Change in Unrealized Loss
  on Marketable Equity
  Securities

Net Income                                    1,069,756

BALANCE, DECEMBER 31, 1991                  $10,104,691        $(1,152,744)

The accompanying Notes to Consolidated Financial Statements are an integral part of these statements.

                                                                   Exhibit D

                                 COMMERCIAL BANCSHARES, INC. AND SUBSIDIARY

                                                 FOR THE YEARS ENDED
CONSOLIDATED STATEMENTS OF CASH FLOWS            DECEMBER 31, 1991 AND 1990

                                                     1991          1990

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net Income (Loss)                              $  1,069,756  $   (867,205)
  Adjustments to Reconcile Net
    Income (Loss) to Net Cash
    Provided by Operating Activities:
      Loss on Sale of Marketable Equity
        Securities                                    213,142        57,488
     Gain on Sale of Investment Securities           (235,331)         (928)
     Net Accretion of Discount                       (314,625)     (951,645)
     Provision for Loan Losses                         10,000     1,310,491
     Losses on Sales and Writedowns of
       Real Estate and Other
       Property Acquired
       by Foreclosure                                 348,970       414,035
     Depreciation and Amortization                    562,837       667,235
     Decrease (Increase) in Accrued
       Interest Receivable and Other
       Assets                                         794,714      (785,815)
     Decrease in Accrued Interest Payable            (357,763)      (83,595)
     Increase in Other Liabilities                    222,004       245,652
     Decrease in Deferred Income Taxes               (293,998)           -0-

NET CASH PROVIDED BY OPERATING
  ACTIVITIES                                        2,019,706          5,713

CASH FLOWS FROM INVESTING ACTIVITIES:

  Net (Increase) Decrease in
    Federal Funds Sold                               (875,000)     2,375,000
  Proceeds from Sales and Maturities
    of Investment Securities                       16,282,584     24,142,995
  Purchase of Investment Securities               (24,767,670)   (30,554,019)
  Net (Increase) Decrease in
    Certificate of Deposit                          1,000,000     (1,000,000)
  Net (Increase) in Loans                           3,382,864      1,253,084
  Proceeds from Sales of Real Estate
    and Other Property Acquired
    By Foreclosure                                  1,656,041      1,620,876
  Purchase of Premises and Equipment                 (129,898)       (52,921)

NET CASH USED IN INVESTING ACTIVITIES              (3,451,079)    (2,214,985)

                                                               Exhibit D
                                                               (Continued)


                                 COMMERCIAL BANCSHARES, INC. AND SUBSIDIARY

                                                 FOR THE YEARS ENDED
CONSOLIDATED STATEMENTS OF CASH FLOWS            DECEMBER 31, 1991 AND 1990

                                                     1991          1990


CASH FLOWS FROM FINANCING ACTIVITIES:
  Net Increase in Deposits                       $    138,436   $  2,156,698
  Repayments of Notes Payable                        (862,778)     (862,778)
  Purchase of Treasury Stock                               -0-        (1,000)

NET CASH PROVIDED BY (USED IN)
  FINANCING ACTIVITIES                               (724,342)     1,292,920

NET DECREASE IN CASH AND
  CASH EQUIVALENTS                                 (2,155,715)      (916,352)

CASH AND CASH EQUIVALENTS,
  BEGINNING OF YEAR                                 7,685,986      8,602,338

CASH AND CASH EQUIVALENTS,
  END OF YEAR                                    $  5,530,271   $  7,685,986



SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

  Cash Paid During the Year
    for Interest                                 $  9,208,004   $ 10,015,292

  Cash Paid During the Year
    for Income Taxes                             $    175,000   $     53,102

Income Tax Refunds Received
  During the Year                                $    867,277   $        -0-


The accompanying Notes to Consolidated Financial Statements are an integral part of these statements.

                                                                   Exhibit E

                                 COMMERCIAL BANCSHARES, INC. AND SUBSIDIARY


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS                  DECEMBER 31, 1991

 1.    SUMMARY OF SIGNIFICANT ACCOUNTING AND REPORTING POLICIES:

       The accounting and reporting policies of Commercial Bancshares, Inc. (Holding Corporation) and subsidiary conform to generally accepted accounting principles and the prevailing practices within the banking industry. A summary of significant accounting policies is as follows:

       Principles of Consolidation

       The consolidated financial statements include the accounts of Commercial Bancshares, Inc. and its wholly-owned subsidiary, First Commercial Bank. All material intercompany transactions have been eliminated.

       Investment Securities

       Investment securities, other than marketable equity securities, are carried at cost, adjusted for amortization of premiums and accretion of discounts which are recognized as adjustments to interest income. Gains or losses on disposition are recorded in other income on the trade date based on the net proceeds and the adjusted carrying amount of the securities sold using the specific identification method. It is the Holding Corporation and Subsidiary's intent, and it has the ability to hold these securities to maturity. Marketable equity securities are stated at the lower of aggregate cost or market and are adjusted by a charge to a valuation account within shareholders' equity called "Unrealized Loss on Marketable Equity Securities." Realized gains or losses on the sale of marketable equity securities are shown separately in other income.

       Loans

       Loans are stated at the principal amount outstanding, net of unearned discount and allowance for loan losses. Unearned discount relates principally to consumer installment loans. The related interest income is recognized principally by the simple interest method which records interest based on the principle amount outstanding. Loan fees which represent an adjustment to the interest yield are deferred and amortized over the estimated life of the loan.

       When the payment of principal or interest on a loan is delinquent for 90 days, or earlier in some cases, the loan is placed on non-accrual status, unless the loan is in the process of collection and the underlying collateral fully supports the carrying value of the loan. If the decision is made to continue accruing interest on the loan, periodic reviews are made to confirm the accruing status of the loan. When a loan is placed on non-accrual status, interest accrued during the current year prior to the judgement of uncollectibility is charged to operations. Interest accrued during prior periods is charged to the allowance for loan losses. Generally, any payments received on non-accrual loans are applied first to outstanding loan amounts and next to the recovery of charged-off loan amounts. Any excess is treated as recovery of lost interest.

                                                                  Exhibit E
                                                                  Continued

                  COMMERCIAL BANCSHARES, INC. AND SUBSIDIARY


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS                  DECEMBER 31, 1991

 1. SUMMARY OF SIGNIFICANT ACCOUNTING AND REPORTING POLICIES (Continued):

    Allowance For Loan Losses

    The allowance for loan losses is a valuation allowance available for losses incurred on loans. All losses are charged to the allowance for loan losses when the loss actually occurs or when a determination is made that a loss is likely to occur. Recoveries are credited to the allowance at the time of recovery.

    Management's judgment as to the level of future losses on existing loans involves the consideration of current and anticipated economic conditions and their potential effects on specific borrowers; an evaluation of the existing relationships among loans, potential loan losses, and the present level of the allowance; results of examinations of the loan portfolio by regulatory agencies; and management's internal review of the loan portfolio. In determining the collectibility of certain loans, management also considers the fair value of any underlying collateral.

    It should be understood that estimates of future loan losses involve an exercise of judgment. While it is possible that in particular periods the Bank may sustain losses which are substantial relative to the allowance for loan losses, it is the judgment of management that the allowance for loan losses reflected in the consolidated statements of condition is adequate to absorb possible losses in the existing loan portfolio.

    Premises and Equipment

    Premises and equipment are stated at cost less accumulated depreciation and amortization. Depreciation expense is computed primarily using the straight-line method over the estimated useful lives of the assets which range from 3 to 40 years. Leasehold improvements are amortized on a straight-line basis over the periods of the leases or the estimated useful lives, whichever is shorter.

    Real Estate Acquired by Foreclosure

    Real estate acquired by foreclosure is recorded at the balance of the loan or at estimated fair value, whichever is less, at the date acquired, plus capital improvements made thereafter to facilitate sale. Adjustments are made to reflect declines, if any, in net realizable values below the recorded amounts. Costs of holding real estate acquired in settlement of loans are reflected in income currently. Gains on sales of such real estate are taken into income based on the buyer's initial and continuing investment in the property.

                                                                   Exhibit E
                                                                   Continued

                                 COMMERCIAL BANCSHARES, INC. AND SUBSIDIARY


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS                  DECEMBER 31, 1991

 1. SUMMARY OF SIGNIFICANT ACCOUNTING AND REPORTING POLICIES (Continued):

    Intangible Assets

    Unamortized costs of the purchased subsidiary in excess of the fair market value of the acquired net tangible assets are included in Other Assets in the consolidated statements of condition. Identifiable intangible assets, principally related to depositor and borrower relationships, are being amortized using an accelerated method over the estimated periods benefitted (6 to 12 years). The unamortized balance at December 31, 1991 and 1990 was $320,912 and $907,000, respectively. Amortization expense on identifiable intangible assets was $106,662 and $139,000 for 1991 and 1990, respectively. The remaining costs (goodwill) are being amortized on the straight-line basis over 12 years. The unamortized balance at December 31, 1991 and 1990 was $238,562 and $278,000, respectively. Amortization expense was $39,216 for 1991 and 1990.

    Income Taxes

    Deferred income taxes are provided for timing differences between items of income or expense reported in the consolidated financial statements and those reported for income tax purposes. These differences relate primarily to the provision for loan losses, writedowns of Other Real Estate Owned, deferred compensation, depreciation on premises and equipment and capital loss carryovers.

    In December 1987, the Financial Accounting Standards Board issued Statement No. 96 (SFAS No. 96), "Accounting for Income Taxes". In early 1992, the Financial Accounting Standards Board issued Statement No. 109 (SFAS No.
    109) which supersedes SFAS No. 96 for the accounting for income taxes. Implementation is for all fiscal years beginning after December 15, 1992. SFAS No. 109 requires companies to change from the deferred method of accounting for income taxes to the liability method. Under the liability method, deferred tax balances are calculated at balance sheet dates and represent amounts of income taxes refundable or payable in future years resulting from temporary differences. The change in deferred tax balances is recorded as an element of income tax expense in the financial statements. Under current interpretations of SFAS No. 109, the company's evaluation indicates no material impact on its financial statements.

    Consolidated Statements of Cash Flows

    For purposes of reporting cash flows, cash and cash equivalents include cash on hand, amounts due from banks and federal funds sold. Generally, federal funds are purchased and sold for one day periods.

    Reclassifications

    Certain reclassifications have been made to the 1990 consolidated financial statements in order to conform to the classifications adopted for reporting in 1991.

 2. CASH AND DUE FROM BANKS:

    The Bank is required to maintain average reserve balances with the Federal Reserve Bank. "Cash and due from banks" in the consolidated statements of condition included amounts so restricted of $500,000 at December 31, 1991 and $1,018,000 at December 31, 1990.

 3. INVESTMENT SECURITIES:

    The carrying value and related market value of investment securities are presented below:

                                                     December 31, 1991

                      Carrying    Unrealized       Unrealized      Market
                       Value          Gains          Losses         Value

U.S. Treasuries      $18,883,364  $   317,146     $      -0-    $19,200,510
U.S. Agencies         62,492,958    1,752,274       (62,009)     64,183,223
State and Political
  Subdivisions           994,485       64,738          (604)      1,058,619
Marketable Equity
  Securities           1,527,007          -0-            -0-      1,527,007
Other Securities       1,002,970       17,655            -0-      1,020,625

Totals               $84,900,784  $ 2,151,813     $  (62,613)   $86,989,984


                                                      December 31, 1990

                      Carrying    Unrealized       Unrealized      Market
                       Value          Gains          Losses         Value

U.S. Treasuries      $12,964,000  $   207,000     $   (34,000)  $13,137,000
U.S. Agencies         54,085,000      188,000        (309,000)   53,964,000
State and Political
  Subdivisions         3,781,000      216,000             -0-     3,997,000
Marketable Equity
  Securities           2,432,000          -0-             -0-     2,432,000
Other Securities       2,530,000        7,000          (6,000)    2,531,000

Totals               $75,792,000  $   618,000     $  (349,000)  $76,061,000

The carrying value and related market value of investment securities at December 31, 1991, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                           Carrying          Market
                                              Value              Value

Due in One Year or Less                    $28,670,273       $28,991,142
Due After One Year
  through Five Years                        24,801,730        25,532,255
Due After Five Years
  through Ten Years                          4,324,835         4,492,466
Due After Ten Years                         25,576,939        26,447,114
    Subtotal                                83,373,777        85,462,977
Marketable Equity Securities                 1,527,007         1,527,007

Totals                                     $84,900,784       $86,989,984

3.  INVESTMENT SECURITIES (Continued):

    Marketable equity securities consist of investments in the following mutual funds: Transamerica U.S. Government Income Trust, Transamerica Government Securities Trust, and Colonial Government Securities.

    Proceeds from sales of investments in debt securities during 1991 were $15,339,746. Gross gains of $236,266 and gross losses of $935 were realized on those sales.

    Proceeds from sales of investments in debt securities during 1990 were $17,564,488. Gross gains of $8,000 and gross losses of $7,512 were realized on those sales.

    Investment securities with a carrying amount of approximately $32,841,969 and $36,394,000 and an estimated market value of $34,469,037 and $36,706,000 at December 31, 1991 and 1990, respectively, were pledged to secure public deposits and for other purposes required or permitted by law.

 4. LOANS:

    The loan portfolio consists of various types of loans classified by major type as follows:
                                                    1991           1990

       Real Estate                              $38,726,389    $37,509,000
       Commercial and Industrial                 19,395,194     24,422,000
       Consumer                                   9,638,286     10,335,000
       Agriculture                                  887,314      1,157,000
       Other                                        172,891        116,000

                                                 68,820,074     73,539,000

       Less:  Allowance for Loan Losses           1,306,102      2,065,000

       Totals                                   $67,513,972    $71,474,000

    As of December 31, 1991 and 1990, loans outstanding to directors, officers, and their affiliates were approximately $4,578,799 and $4,938,000, respectively. In the opinion of management, all transactions entered into between the Bank and such related parties have been and are, in the ordinary course of business, made on the same terms and conditions as similar transactions with unaffiliated persons. During 1991, $140,419 of new loans were made and repayments of $499,620 were received. Letters of Credit and unadvanced lines of credit to directors, officers, and their affiliates totaled $772,099 at December 31, 1991.

    At December 31, 1991, fixed rate loans totaled $53,086,309 and variable rate loans totaled $15,705,879.

    At December 31, 1991 and 1990 loans on which the accrual of interest had been discontinued or reduced amounted to $1,547,365 and $2,005,000, respectively. The following table presents interest income actually earned and additional interest income that would have been earned under these original terms of the loans:

                                                    1991            1990

       Income Earned                            $   100,870     $    78,000
       Foregone Income                               43,757         205,000

    The Bank had six trouble debt restructurings during the year involving commercial loans. The aggregate recorded investment at December 31, 1991 was $816,873. The amount of interest income included in net income from these six loans was $10,204. If the loans would have been continued under the original terms gross interest income would have been $148,272.

    An analysis of activity in the allowance for loan losses is as follows:

                                                    1991            1990

       Balance at Beginning of Year             $ 2,064,339     $ 3,711,000

         Provision Charged to Operations             10,000       1,310,000
         Loans Charged Off                         (965,938)     (3,085,000)
         Loan Recoveries                            197,701         129,000

Balance at End of Year                          $ 1,306,102     $ 2,065,000

5.     PREMISES AND EQUIPMENT:

       Premises and equipment are summarized below:

                                                    1991            1990

       Land                                     $   455,970     $   456,000
       Buildings                                  3,508,297       3,248,000
       Leasehold Improvements                       290,788         316,000
       Furniture, Fixtures, and Equipment         2,973,768       2,695,000

                                                  7,228,823       6,715,000

       Less Accumulated Depreciation
         and Amortization                        (3,746,134)     (2,960,000)
       Premises and Equipment, Net              $ 3,482,689     $ 3,755,000

    Depreciation expense included in the Consolidated Statements of Operations was $402,538 and $492,225 for the years ended December 31, 1991 and 1990.

6.     DEPOSITS:

       Deposits are summarized below:

                                                    1991           1990

       Demand                                   $ 20,397,683   $ 21,510,000
       NOW Accounts                               24,062,385     19,892,000
       Savings                                    11,668,123     10,475,000
       Money Market Accounts                      24,593,358     21,702,000
       Time Certificates of Deposits              74,355,432     81,360,000

       Totals                                   $155,076,981   $154,939,000


       Maturities of certificates of deposit are presented in the following schedules:
                                                    Amount
                                                      Maturing


       1992                                         $67,923,442
       1993                                           5,161,631
       1994                                           1,059,667
       1995                                             154,508
       1996                                              40,184
       After 1996                                        16,000

       Total                                        $74,355,432

    Included in the interest bearing deposits are certificates of deposit in amounts of $100,000 or more totaling $17,591,861 and $20,574,000 at
    December 31, 1991 and 1990, respectively.

7.  CONCENTRATION OF DEPOSITS:

    The Bank has deposits with 3 customers in the amount of $17,236,655 at December 31, 1991. This amount represents 11.11% of total customer deposits. The deposits consist of public and personal funds.

8.  NOTES PAYABLE:

    Notes payable consist of the following notes secured by 100% of the stock of the subsidiary bank. Both notes are subject to the terms of the same loan agreement which specify a minimum net worth requirement, common stock dividend restrictions and other customary covenants.


                                                          1991         1990

         Note payable to a bank, bearing interest
         payable quarterly at a rate 1/4 of 1% in
         excess of the prime rate of the lending
         bank, 7.75% as of December 31, 1991          $ 6,835,000  $ 7,620,000

         Note payable to a bank, bearing interest
         payable quarterly at a rate 1/2 of 1% in
         excess of the prime rate of the lending
         bank, 8.00% as of December 31, 1991              452,652      530,000

         Totals                                       $ 7,287,652  $ 8,150,000

    At December 31, 1990, the Holding Corporation was in technical default of certain covenants of the loan agreements relating to notes payable to bank. Although the Holding Corporation has been current as to principal and interest, the lender has declined to waive the violations, has declared the notes in default and demanded payment in full. The Holding Corporation has been negotiating with the lender since 1990 to restructure the debt. Management believes that the negotiations will be successful.

9.     INCOME TAXES:

       The components of the provision for federal income taxes are as follows:

                                                      1991         1990

Currently (Receivable) Payable                    $   121,000  $  (687,000)
Provision in Lieu of Income Taxes                     200,000          -0-
Refund Related to 1990 in Excess of
  Benefit Recorded in Prior Year                      (98,000)         -0-
Deferred Taxes                                        (59,555)         -0-

Total                                             $   163,445  $  (687,000)

The provision for federal income taxes differs from the amount computed by applying the federal income tax statutory rate on operations as follows:

                                          1991                1990
                                    Amount       %      Amount       %

Taxes Calculated at
  Statutory Rate                   $351,000     34.0   $(528,000)  (34.0)
Decrease resulting from
  Tax-Exempt Interest
  Component                        (116,000)   (11.2)   (211,000)  (13.5)
Amortization of Costs
  Incurred and Excess
  Purchase Price of
  Acquired Company                   77,000      7.5      66,000     4.2
Refund Related to 1990
  in Excess of
  Benefit Recorded                  (98,000)    (9.5)         -0-     --
Deferred Tax from Prior Year        (59,555)    (5.8)         -0-     --
Other, Net                            9,000       .8     (14,000)  (  .9)

Totals                             $163,445     15.8   $(687,000)  (44.2)


    For income tax purposes, the Holding Corporation and Subsidiary has net operating loss carryforwards at December 31, 1991 of approximately $517,000 which expire in years through 2001 and investment tax credit carryforwards of $74,000. For financial statement purposes, the Holding Corporation and Subsidiary has a net operating loss carryforward of approximately $1,900,000.

    Deferred taxes, according to the timing differences which caused them, are as follows:

                                                        1991          1990

       Depreciation                                 $   (16,000)  $   (11,000)
       Provision for Loan Losses                        215,000       534,000
       Deferred Compensation                            (13,000)      (21,000)
       Capital Loss not Utilized
         Due to Limitation                              (85,000)           -0-
       Other Real Estate Owned                            2,000       (97,000)
       Limitation on Recording of
         Deferred Tax Debits                           (102,000)     (375,000)
       Other                                             (1,000)      (30,000)

       Totals                                       $       -0-   $       -0-


    At December 31, 1991, the Bank has a liability to the Holding Corporation $327,200 for income tax benefits provided by the Holding Corporation.

10. EMPLOYEE BENEFIT PLANS:

    The Bank has an Employee Stock Ownership (ESOP) covering eligible employees.

    The Bank also has a salary deferral plan covering substantially all employees which provides for payments upon retirement, death or disability.

11. FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK:

    The Bank is a party to various financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit and involve, to varying degrees, elements of credit risk in excess of the amounts recognized in the consolidated statements of condition. As of December 31, 1991 and 1990, the Bank's commitments to extend credit totaled $7,534,537 and $6,599,000, respectively, and standby letters of credit totaled $541,510 and $714,000, respectively. Bank management does not anticipate any material loss as a result of these transactions.



    Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts disclosed above do not necessarily represent future cash requirements. The Bank evaluated each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if considered necessary by the Bank upon extension of credit, is based on management's credit evaluation of the counterparty.

    Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending standard lending arrangements.

12. COMMITMENTS AND CONTINGENT LIABILITIES:

    The Holding Corporation and Subsidiary are also subject to claims and lawsuits which arise primarily in the ordinary course of business. Based on information presently available and advice received from legal counsel representing the Holding Corporation and Subsidiary in connection with such claims and lawsuits, it is the opinion of management that the disposition or ultimate determination of such claims and lawsuits will not have a material adverse effect on the consolidated financial position of the Holding Corporation and Subsidiary.

13. DIVIDEND RESTRICTIONS

    Dividends from the subsidiary Bank are payable only out of current earnings or undistributed earnings of the preceding year. In addition, dividends in excess of fifty percent of current earnings, or of an amount that would bring adjusted primary capital of the Bank under eight percent are currently subject to regulatory approval. Payment of dividends by the Holding Corporation are subject to restrictive covenants of the debt agreement.

               INDEPENDENT AUDITORS' REPORT ON ADDITIONAL INFORMATION


Our audit was conducted for the purpose of forming an opinion on the basic consolidated financial statements taken as a whole. The consolidating information on pages 18 through 20 is presented for the purpose of additional analysis and is not a required part of the basic financial statements. This consolidating information is the responsibility of the Company's management. Such information has been subjected to the auditing procedures applied in our audit of the basic consolidated financial statements and, in our opinion, is fairly stated in all material respects when considered in relation to the basic consolidated financial statements taken as a whole. Reference is made to the fourth paragraph of our independent auditors' report on page 1.





January 31, 1992

                                                                  Exhibit F

                                 COMMERCIAL BANCSHARES, INC. AND SUBSIDIARY

CONSOLIDATING STATEMENT OF CONDITION INFORMATION         DECEMBER 31, 1991

                                                             First
                                     Commercial            Commercial
ASSETS                               Bancshares               Bank

Cash and Due from Banks              $  1,059,556          $  5,380,059
Interest Bearing Deposits                  62,445                87,767
  Total Cash and
    Cash Equivalents                    1,122,001             5,467,826

Federal Funds Sold                                            6,800,000
Investment Securities                                        84,900,784
Loans, Net                                                   67,486,086
Premises and Equipment, Net                                   3,136,524
Real Estate Acquired by
  Foreclosure, Net                                            2,601,318
Accrued Interest Receivables                                  1,975,148
Other Assets                           16,365,640               845,935

                                      $17,487,641          $173,213,621

LIABILITIES AND SHAREHOLDERS'
  EQUITY

LIABILITIES:
  Deposits:
    Non-interest Bearing              $                    $ 21,457,239
    Interest Bearing                                        134,679,298
      Total Deposits                                        156,136,537

  Accrued Interest Payable                147,363               848,678
  Other Liabilities                       142,124             1,540,972
  Notes Payable                         7,287,652                   -0-
      Total Liabilities                 7,577,139           158,526,187

COMMITMENTS AND CONTINGENCIES                 -0-                   -0-

SHAREHOLDERS' EQUITY:
  Common Stock                            629,446               600,000
  Capital Surplus                         515,305             5,400,000
  Unrealized Loss on
    Marketable Equity
    Securities                                                 (186,196)
  Treasury Shares, At Cost             (1,152,744)                  -0-
  Undivided Profits                     9,918,495             8,873,630
      Total Shareholders' Equity        9,910,502            14,687,434

                                      $17,487,641          $173,213,621

                                                              Exhibit F
                                                             (Continued)

                     COMMERCIAL BANCSHARES, INC. AND SUBSIDIARY

CONSOLIDATING STATEMENT OF CONDITION INFORMATION         DECEMBER 31, 1991

                                     Consolidating         Commercial
                                          and              Bancshares,
                                     Eliminating            Inc. and
ASSETS                                 Entries             Subsidiary
Cash and Due from Banks              $ (1,059,556)         $  5,380,059
Interest Bearing Deposits                                       150,212
  Total Cash and
    Cash Equivalents                   (1,059,556)            5,530,271

Federal Funds Sold                                            6,800,000
Investment Securities                                        84,900,784
Loans, Net                                 27,886            67,513,972
Premises and Equipment, Net               346,165             3,482,689
Real Estate Acquired by
  Foreclosure, Net                                            2,601,318
Accrued Interest Receivables                                  1,975,148
Other Assets                          (15,623,353)             1,588,222

                                      $(16,308,858)         $174,392,404

LIABILITIES AND SHAREHOLDERS'
  EQUITY

LIABILITIES:
  Deposits:
    Non-interest Bearing              $ (1,059,556)        $ 20,397,683
    Interest Bearing                                        134,679,298
      Total Deposits                    (1,059,556)         155,076,981

  Accrued Interest Payable                                      996,041
  Other Liabilities                      (561,868)            1,121,228
  Notes Payable                                                7,287,652
      Total Liabilities                (1,621,424)           164,481,902

COMMITMENTS AND CONTINGENCIES                 -0-                   -0-

SHAREHOLDERS' EQUITY:
  Common Stock                           (600,000)              629,446
  Capital Surplus                      (5,400,000)              515,305
  Unrealized Loss on
    Marketable Equity
    Securities                                                 (186,196)
  Treasury Shares, At Cost                                   (1,152,744)
  Undivided Profits                    (8,687,434)           10,104,691
      Total Shareholders' Equity      (14,687,434)             9,910,502

                                      $(16,308,858)         $174,392,404

                                                                 Exhibit G

                 COMMERCIAL BANCSHARES, INC. AND SUBSIDIARY

CONSOLIDATING STATEMENT OF CONDITION INFORMATION         DECEMBER 31, 1991

                                                             First
                                     Commercial            Commercial
ASSETS                               Bancshares               Bank

INTEREST INCOME:
  Loans, Including Fees              $                     $  7,856,716
  Investment Securities:
    Taxable                               81,626              5,981,376
    Non-taxable                                                 228,859
  Federal Funds Sold                                            292,117
                                          81,626             14,359,068

INTEREST EXPENSE:
  Deposits                                                    8,215,523
  Notes Payable                          634,718
                                         634,718              8,215,523

NET INTEREST INCOME (LOSS)              (553,092)             6,143,545

PROVISION FOR LOAN LOSSES                                        10,000

NET INTEREST INCOME (LOSS)
  AFTER PROVISIONS FOR
  LOAN LOSSES                           (553,092)             6,133,545

OTHER INCOME:
  Customer Service Fees                                         917,499
  Loss on Sale of Marketable
    Equity Securities                                          (213,142)
  Gain (Loss) on Sale of
    Other Investment
    Securities                                                  235,331
  Loss on Sale of Other
    Real Estate Owned                                           (21,738)
  Other Income                        1,443,959                 184,398
                                      1,443,959               1,102,348

OTHER EXPENSES:
  Salaries and Employee
    Benefits                                                   2,509,687
  Occupancy Expense                                              863,914
  Amortization of
    Intangible Assets                   176,299
  Expenses Related to Real
    Estate Acquired by
    Foreclosure and
    Repossessed Property                                         623,313
  Other                                  78,767                1,400,497
                                        255,066                5,397,411

INCOME (LOSS) BEFORE INCOME
  TAX EXPENSE AND
  EXTRAORDINARY ITEM
  (BENEFIT)                             635,801                1,838,482

INCOME TAX EXPENSE (BENEFIT)            (433,955)                597,400

INCOME BEFORE EXTRAORDINARY
  ITEM                                 1,069,756               1,241,082

EXTRAORDINARY ITEM                                              (200,000)

NET INCOME (LOSS)                   $  1,069,756           $   1,441,082

                                                                   Exhibit G
                                                                 (Continued)

                     COMMERCIAL BANCSHARES, INC. AND SUBSIDIARY

CONSOLIDATING STATEMENT OF CONDITION INFORMATION         DECEMBER 31, 1991

                                     Consolidating         Commercial
                                         and               Bancshares,
                                     Eliminating           Inc. and
ASSETS                                 Entries             Subsidiary

INTEREST INCOME:
  Loans, Including Fees              $                     $  7,856,716
  Investment Securities:
    Taxable                                                   6,063,002
    Non-taxable                                                 228,859
  Federal Funds Sold                                            292,117
                                                             14,440,694

INTEREST EXPENSE:
  Deposits                                                    8,215,523
  Notes Payable                                                 634,718
                                                              8,850,241

NET INTEREST INCOME (LOSS)                                    5,590,453

PROVISION FOR LOAN LOSSES                                        10,000

NET INTEREST INCOME (LOSS)
  AFTER PROVISIONS FOR
  LOAN LOSSES                                                 5,580,453

OTHER INCOME:
  Customer Service Fees                                         917,499
  Loss on Sale of Marketable
    Equity Securities                                          (213,142)
  Gain (Loss) on Sale of
    Other Investment
    Securities                                                  235,331
  Loss on Sale of Other
    Real Estate Owned                                           (21,738)
  Other Income                       (1,441,082)                187,275
                                     (1,441,082)              1,105,225

OTHER EXPENSES:
  Salaries and Employee
    Benefits                                                   2,509,687
  Occupancy Expense                                              863,914
  Amortization of
    Intangible Assets                                            176,299
  Expenses Related to Real
    Estate Acquired by
    Foreclosure and
    Repossessed Property                                         623,313
  Other                                                        1,479,264
                                                               5,652,477

INCOME (LOSS) BEFORE INCOME
  TAX EXPENSE AND
  EXTRAORDINARY ITEM
  (BENEFIT)                         (1,441,082)                1,033,201

INCOME TAX EXPENSE (BENEFIT)                                   (163,445)

INCOME BEFORE EXTRAORDINARY
  ITEM                               (1,441,082)                869,756

EXTRAORDINARY ITEM                                             (200,000)

NET INCOME (LOSS)                   $ (1,441,082)         $   1,069,756

                                                                 Exhibit H

                    COMMERCIAL BANCSHARES, INC. AND SUBSIDIARY

                     CONSOLIDATING AND ELIMINATING ENTRIES


                                                     (1)

Premises and Equipment, Net                    $   346,165
Loans                                               27,886
Other Liabilities                                  234,668
  Other Assets                                                  $   608,719



    To reclassify intangibles resulting from excess price paid over book value from other assets to appropriate accounts.


                                                     (2)

Noninterest-bearing Deposits                     1,059,556
  Cash and Due from Banks                                         1,059,556



       To eliminate parent company's demand deposit accounts at the subsidiary bank.


                                                     (3)

Other Liabilities                                  327,200
  Other Assets                                                      327,200


       To eliminate receivable on parent company's books and payable on subsidiary's books.


                                                     (4)

Common Stock                                       600,000
Capital Surplus                                  5,400,000
Undivided Profits                                7,246,352
Other Income                                     1,441,082
  Other Assets                                                   14,687,434


    To eliminate equity in subsidiary and investment in consolidated subsidiary on parent company's books.

                                  APPENDIX A

                           ARTICLES OF AMENDMENT TO
                        THE ARTICLES OF INCORPORATION
                        OF COMMERCIAL BANCSHARES, INC.

      On _______________, 1994, that shareholder of Commercial Bancshares, Inc. (the "Company"), a Louisiana corporation, at a meeting at which ___________ of the 281,843 outstanding shares of common stock, $2.00 par value, entitled to vote were present or represented by proxy (the "Meeting"), by a vote of _______ shares in favor, ________ shares against , and _________ shares abstaining, amended the Articles of Incorporation of the Company to eliminate therefrom in its entirety Article VII as in effect immediately before the Meeting and to substitute in its place the following Article VII, and accordingly Article VII was amended to read as follows:

                                 "ARTICLE VII

            "The shareholders, by the affirmative vote of a majority of the voting power present or represented by proxy at any annual or special meeting called for the purpose, may approve a merger of the Corporation with and into Hibernia Corporation and the related agreement of merger. Any such approval shall be fully effective notwithstanding that such merger may result in the amendment of all or any portion of the Articles of Incorporation of the Corporation, and notwithstanding any other provision of these Articles of Incorporation to the contrary, including, but not limited to, the provisions of
      Article III, IV, VI, and IX prohibiting amendments of Articles III, IV, VI, VII and IX unless first approved (a) in the case of Article III, by two-thirds (2/3) of the shareholders and
      (b) in the case of Articles IV, VI, VII and IX, by 75% of the total voting power of the Corporation."

      These Articles of Amendment to the Articles of Incorporation of Commercial Bancshares, Inc. are dated ________, 1994.

WITNESSES:                    COMMERCIAL BANCSHARES, INC.

__________________            BY:   _____________________________
                                    J. Roland Livingston
__________________            ITS:  President

__________________            BY:   _______________________________
                                    David H. Stiel, Jr.
__________________            ITS:  Secretary

                                  APPENDIX B
                         AGREEMENT AND PLAN OF MERGER
                                      OF
                          COMMERCIAL BANCSHARES, INC.
                                 WITH AND INTO
                             HIBERNIA CORPORATION


      AGREEMENT AND PLAN OF MERGER dated as of September 28, 1993
(this "Agreement"), adopted and made by and between Commercial
Bancshares, Inc. ("Commercial") and Hibernia Corporation
("Hibernia").

      Commercial is a corporation duly organized and existing under the laws of the State of Louisiana; has its registered office at 521 Main Street, Franklin, Louisiana 70538; and is a bank holding company within the meaning of the Bank Holding Company Act of 1956, as amended (the "Bank Holding Company Act"). The presently authorized capital stock of Commercial consists solely of 500,000 shares of common stock of the par value of $2.00 each ("Commercial Common Stock"). As of July 31, 1993, 314,723 shares of Commercial Common Stock had been issued, 281,843 shares of Commercial Common Stock were outstanding, and 32,880 shares of Commercial Common Stock were held in Commercial's treasury. All outstanding shares of Commercial Common Stock have been duly issued and are validly outstanding, fully paid and nonassessable. The foregoing are the only voting securities of Commercial authorized, issued, or outstanding, and there are no existing options, warrants, calls, or commitments of any kind obligating Commercial to issue any share of its capital stock or any other security of which it is or will be the issuer. None of the shares of Commercial's capital stock has been issued in violation of preemptive rights of shareholders. Commercial owns 100 percent of the outstanding voting shares of First Commercial Bank (the "Bank"), a Louisiana banking corporation duly organized and existing under the laws of the State of Louisiana.

      Hibernia is a corporation duly organized and existing under the laws of the State of Louisiana; has its registered office at 313 Carondelet Street, New Orleans, Louisiana 70130; and is a bank holding company within the meaning of the Bank Holding Company Act. Hibernia owns all of the issued and outstanding shares of capital stock of Hibernia National Bank ("HNB"). The presently authorized capital stock of Hibernia is 300,000,000 shares, consisting of 100,000,000 shares of preferred stock, no par value, 100,000,000 shares of Class B non-voting common stock, no par value, and 100,000,000 shares of Class A voting common stock, no par value (the Class A voting common stock being referred to hereinafter as "Hibernia Common Stock"). As of July 31, 1993, no shares of Hibernia's preferred stock or its Class B non-voting common stock were outstanding, 83,437,931 shares of Hibernia Common Stock were outstanding, and no shares of Hibernia Common Stock were held in Hibernia's treasury. All outstanding shares of Hibernia Common Stock have been duly issued and are validly outstanding, fully paid and nonassessable. The foregoing are the only voting securities of Hibernia authorized, issued or outstanding and there are no existing options, warrants, calls or commitments of any kind obligating Hibernia to issue any share of its capital stock or any other security of which it is or will be the issuer, except that Hibernia has authorized or reserved 1,500,000 shares of Hibernia Common Stock for issuance under its 1987 Stock Option Plan, pursuant to which options covering 817,837 shares of Hibernia Common Stock were outstanding as of July 31, 1993, 2,823,970 (as adjusted) shares of Hibernia Common Stock for issuance under its 1992 Long-Term Incentive Plan, pursuant to which options covering 914,500 shares of Hibernia Common Stock were outstanding as of July 31, 1993, 1,000,000 shares of Hibernia Common Stock for issuance under its 1993 Director Stock Option Plan, pursuant to which options covering 75,000 shares of Hibernia Common Stock will be outstanding upon amendment or waiver of Section 19(n) of the Registration Rights Agreement referred to in Section 12.4 hereof and 703,263 shares of Hibernia Common Stock are available for issuance pursuant to Hibernia's Dividend Reinvestment and Stock Purchase Plan. None of the shares of Hibernia's capital stock has been issued in violation of preemptive rights of shareholders.

      The Boards of Directors of Commercial and Hibernia have duly approved this Agreement and have authorized the execution hereof by Commercial's Chairman of the Board and Hibernia's President and Chief Executive Officer, respectively. Subject to receipt and approval by the Board of Directors of Commercial of a written fairness opinion of Bank Advisory Group regarding the Merger (the "Fairness Opinion"), Commercial has directed that this Agreement be submitted to a vote of its shareholders in accordance with Part XI of the Louisiana Business Corporation Law ("LBCL") and the terms of this Agreement.

      In consideration of their mutual promises and obligations, the parties hereto adopt and make this Agreement for the merger of Commercial with and into Hibernia and prescribe the terms and conditions of such merger and the mode of carrying it into effect, which shall be as follows:

       1. The Merger. On the Effective Date (as defined in Section 14 hereof), Commercial shall be merged with and into Hibernia under the Articles of Incorporation of Hibernia, pursuant to the provisions of, and with the effect provided in, Part XI of the LBCL (the "Merger") and the Merger Agreement in substantially the form of Exhibit 1 hereto (the "Merger Agreement").

       2. Hibernia Capital Stock. The shares of the capital stock of Hibernia issued and outstanding immediately prior to the Effective Date shall, on the Effective Date, continue to be issued and outstanding.

       3.   Commercial Common Stock.

            3.1. Conversion. On the Effective Date and subject to the provisions of Section 3.7 hereof,

            (a) each share of Commercial Common Stock issued and outstanding immediately prior to the Effective Date, other than (i) shares as to which dissenters' rights have been perfected and not withdrawn or otherwise forfeited under Section 12: 131 of the LBCL and (ii) shares owned beneficially by Hibernia or its subsidiaries, shall, by virtue of the Merger automatically and without any action on the part of the holder thereof, become and be converted into the number of shares of Hibernia Common Stock that equals the Exchange Rate set forth in Section 3.8 hereof;

            (b) holders of certificates which represent shares of Commercial Common Stock outstanding immediately prior to the Effective Date (hereinafter called "Old Certificates") shall cease to be, and shall have no rights as, shareholders of Commercial;

            (c) each share of Commercial Common Stock held in the treasury of Commercial or owned beneficially by Hibernia or any of its subsidiaries shall be cancelled; and

            (d) Old Certificates shall be exchangeable by the holders thereof in the manner provided in the transmittal materials described below for new certificates for the number of whole shares of Hibernia Common Stock to which such holders shall be entitled in accordance with the Exchange Rate set forth in Section 3.8 and a check representing cash paid in lieu of fractional shares as provided in Section 3.2 hereof.

            3.2. Fractional Shares. Each holder of Old Certificates who would otherwise have been entitled to receive a fraction of a share of Hibernia Common Stock (after taking into account all shares of Commercial Common Stock represented by the Old
Certificates then delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share multiplied by the Average Market Price of Hibernia Common Stock on the Closing Date as defined in Section 3.8(c) hereof.

            3.3. Transmittal Materials. As promptly as practicable after the Effective Date, Hibernia shall send or cause to be sent to each former shareholder of record of Commercial transmittal materials for use in exchanging Old Certificates for certificates representing Hibernia Common Stock and a check representing cash paid in lieu of fractional shares, if any. The letter of transmittal will contain instructions with respect to the surrender of Old Certificates and the distribution of certificates representing Hibernia Common Stock. If any certificate for shares of Hibernia Common Stock is to be issued in a name other than that in which an Old Certificate surrendered for exchange is issued, the Old Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and the person requesting such exchange shall affix any requisite stock transfer tax stamps to the Old Certificate surrendered or provide funds for their purchase or establish to the satisfaction of the exchange agent to be appointed by Hibernia in connection with such exchange (the "Exchange Agent") that such taxes are not payable.

            3.4. Rights as Shareholders. Former shareholders of Commercial will be able to vote after the Effective Date at any meeting of Hibernia shareholders or pursuant to any written consent procedure the number of whole shares of Hibernia Common Stock into which their shares of Commercial Common Stock are converted, regardless of whether they have exchanged their Old Certificates. Whenever a dividend is declared by Hibernia on the Hibernia Common Stock after the Effective Date, the declaration shall include dividends on all shares issuable hereunder, but no shareholder will be entitled to receive his distribution of such dividends until physical exchange of his Old Certificates shall have been effected. Upon physical exchange of his Old Certificates, any such person shall be entitled to receive from Hibernia an amount equal to all dividends (without interest thereon and less the amount of taxes, if any, that may have been withheld, imposed or paid thereon) declared, and for which the payment has occurred, on the shares represented thereby.

            3.5. Cancellation of Old Certificates. On and after the Effective Date there shall be no transfers on the stock transfer books of Commercial or Hibernia of the shares of Commercial Common Stock which were issued and outstanding immediately prior to the Effective Date. If, after the Effective Date, Old Certificates are properly presented to Hibernia, they shall be cancelled and exchanged for certificates representing shares of Hibernia Common Stock and a check representing cash paid in lieu of fractional shares as herein provided. Any other provision of this Agreement notwithstanding, neither the Exchange Agent nor any party hereto shall be liable to a holder of Commercial Common Stock for any amount paid or property delivered in good faith to a public official pursuant to any applicable abandoned property, escheat, or similar law.

            3.6. Property Transfers. From time to time, as and when requested by Hibernia and to the extent permitted by Louisiana law, the officers and directors of Commercial last in office shall execute and deliver such deeds and other instruments and shall take or cause to be taken such further or other actions as shall be necessary in order to vest or perfect in or to confirm of record or otherwise to Hibernia title to, and possession of, all the property, interests, assets, rights, privileges, immunities, powers, franchises, and authorities of Commercial, and otherwise to carry out the purposes of this Agreement.

            3.7. Dissenters' Shares. Shares of Commercial Common Stock held by any holder having rights of a dissenting shareholder as provided in Part XIII of the LBCL, who shall have properly objected to the Merger and who shall have properly demanded payment on his stock in accordance with and subject to the provisions of
Section 12:131 of the LBCL, shall not be converted as provided in
Section 3.1 hereof until such time as such holder shall have failed to perfect, or shall have effectively lost, his right to appraisal of and payment for his shares of Commercial Common Stock, at which time such shares shall be converted as provided in Section 3.1 hereof.

            3.8.  Exchange Rate.

            (a) The Exchange Rate shall be the number that is the greater of (i) the number obtained by dividing the Deliverable Amount (as defined below) by the total number of issued and outstanding shares of Commercial Common Stock on the Closing Date or (ii) 8.4; provided, however, that if on or before the Effective Date Hibernia or any of its subsidiaries enters into an agreement in principle or a definitive agreement with one or more of St. Mary Holding Corporation, a Louisiana corporation, and any of its direct subsidiaries (collectively, "St. Mary") to acquire St. Mary by merger, purchase, consolidation or otherwise (the "St. Mary Agreement"), the Exchange Rate shall be the number that is the greater of (i) the number obtained by dividing the Deliverable Amount by the total number of issued and outstanding shares of Commercial Common Stock on the Closing Date or (ii) 9.3.

            (b) For purposes of this Agreement, the Deliverable Amount shall be the number that equals $18.7 million divided by the Average Market Price of Hibernia Common Stock on the Closing Date (as defined in paragraph (c) below); provided, however, that if on or before the Closing Date Hibernia enters into a St. Mary Agreement, the Deliverable Amount shall be the number that equals $20.7 million divided by the Average Market Price of Hibernia Common Stock on the Closing Date (as defined in paragraph (c) below).

            (c) For purposes of this Agreement, the Average Market Price of Hibernia Common Stock on the Closing Date shall be the average of the mean of the high and low prices of one share of Hibernia Common Stock for the five business days preceding the last trading day immediately prior to the Closing Date as reported in The Wall Street Journal.

       4. Articles of Incorporation; Bylaws. The Articles of Incorporation and Bylaws of Hibernia in force immediately prior to the Effective Date shall on and after the Effective Date continue to be the Articles of Incorporation and Bylaws of Hibernia, respectively, unless altered, amended or repealed in accordance with applicable law.

       5. Employees. Hibernia shall cause to be provided as soon as practicable after the Effective Date for the employees of Commercial and the Bank immediately prior to the Effective Date the employee benefits then made available to employees of Hibernia and its subsidiaries, subject to the terms and conditions under which those employee benefits are made available to such employees; provided, however, that for purposes of determining the eligibility of an employee of Commercial or the Bank (or both) to receive, and the benefits to which such employee shall be entitled, under Hibernia's benefits plans after the Effective Date, any period of employment of such employee with Commercial or the Bank shall be deemed equivalent to having been employed for that same period by Hibernia and/or its subsidiaries.

       6. Negative Covenants. From the date hereof until the Effective Date, or until the termination of this Agreement, Commercial covenants and agrees that it will not do, or agree to commit to do, and Commercial will cause the Bank not to do and not to agree or commit to do, without the prior written consent of Hibernia, any of the following:

            (a) in the case of Commercial (and not the Bank), make, declare, set aside or pay any dividend or declare or make any distribution on, or directly or indirectly combine, redeem, purchase or otherwise acquire, any shares of Commercial Common
Stock (other than in a fiduciary capacity); provided, however, that, if the Merger does not occur prior to March 31, 1994, Commercial may declare and pay, on or after March 31, 1994, its normal dividend of $1.00 per outstanding share of Commercial Common Stock;

            (b) authorize the creation or issuance of or issue any additional shares of its capital stock, or any options, calls, warrants, stock appreciation rights or commitments relating to its capital stock or any securities or obligations convertible into or exchangeable for, or giving any person any right to subscribe for or acquire from it, shares of its capital stock;

            (c) enter into any employment contracts with, increase the rate of compensation of, or pay or agree to pay any bonus to, any of its directors, officers or employees, except in accordance with the existing policy and except for the payment to employees of Commercial and/or the Bank on or before the Closing Date of bonuses in amounts consistent with the amounts paid to such employees as bonuses in prior years, pro rated for the elapsed portion of the year to which such bonuses to be paid apply, which bonuses may be paid notwithstanding the provisions of Section 9.9 of this Agreement to the contrary;

            (d) enter into or substantially modify (except as may be required by applicable law) any pension, retirement, stock option, stock purchase, stock appreciation right, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement related thereto, in respect of any of its directors, officers or other employees; provided, however, that Hibernia acknowledges that Commercial and the Bank and their respective directors are parties to certain deferred compensation agreements described on Schedule 7.9 hereto and that Commercial and/or the Bank shall be entitled to terminate such deferred compensation agreements on or before the Closing Date, so long as the aggregate after-tax costs to Commercial and the Bank incurred in connection with such termination shall not exceed $600,000);

            (e) other than as contemplated hereby and other than the pledge of the Bank's stock to Deposit Guaranty Bank as security for a loan to Commercial in the aggregate principal amount of $3,500,000, (i) carry on its business other than in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, (ii) amend its or the Bank's Articles of Incorporation or Bylaws (except to the extent required in order to effect the Merger as contemplated herein), (iii) impose, or suffer the imposition, on any share of stock held by Commercial in the Bank, of any material lien, charge, or encumbrance, or permit any such lien to exist, (iv) establish or add any automatic teller machines or branch or other banking offices, (v) make any capital expenditures in excess of $100,000 or (vi) take any action that would materially and adversely affect the ability of any party hereto to obtain the approvals necessary for consummation of the transactions contemplated hereby or that would materially and adversely affect Commercial's ability to perform its covenants and agreements hereunder;

            (f) except with respect to transactions contemplated hereby, merge with any other corporation or bank or permit any other corporation or bank to merge into it or consolidate with any other corporation or bank; acquire control over any other firm, bank, corporation or organization or create any subsidiary (except in a fiduciary capacity or in connection with foreclosures in bona fide loan transactions); liquidate; or sell or dispose of any assets or acquire any assets, otherwise than in the ordinary course of its business consistent with its past practice; or

            (g) knowingly fail to comply with any laws, regulations, ordinances, or governmental actions applicable to it and to the conduct of its business in a manner significant, material and adverse to its business.

       7. Representations and Warranties of Commercial. Commercial (and not its directors or officers in their personal capacities) hereby represents and warrants as follows:

            7.1. Recitals. The facts set forth in the preamble to this Agreement with respect to it are true and correct.

            7.2. Organization and Qualification. Each of Commercial and the Bank is a corporation or bank duly organized, validly existing, and in good standing under the laws of the State of Louisiana; each of Commercial and the Bank has the corporate power and authority to carry on its business as it is now being conducted and to own, lease and operate its assets, properties and business; and Commercial has all requisite power and authority to execute and deliver this Agreement and perform its obligations hereunder.

            7.3. Ownership of Other Banks. Commercial does not own, directly or indirectly, 5 percent or more of the outstanding capital stock or other voting securities of any corporation, bank, or other organization except the Bank. The presently authorized capital stock of the Bank consists solely of 12,000 shares of common stock of the par value of $50.00 each, of which 12,000 shares of common stock are outstanding. The outstanding shares of capital stock of the Bank are validly issued and outstanding, fully paid and, except as may be affected by Louisiana Revised Statute
Section 6:262, nonassessable and, except as provided on Schedule
7.3 hereto, all of such shares are owned by Commercial, free and clear of all liens, claims and encumbrances.

            7.4. Corporate Authorization. The execution, delivery and, subject to receipt by the Board of Directors of Commercial of the Fairness Opinion, performance of this Agreement have been authorized by Commercial's Board of Directors, and, subject to the receipt of such Fairness Opinion and the approval of this Agreement by its shareholders in accordance with the LBCL, all corporate acts and other proceedings required for the due and valid authorization, execution, delivery and performance by Commercial of this Agreement and the consummation of the Merger have been validly and appropriately taken. Subject to such shareholder approval and to such regulatory approvals as are required by law, this Agreement is a legal, valid and binding obligation of Commercial, enforceable against Commercial in accordance with its terms, except that enforcement may be limited by bankruptcy, reorganization, insolvency and other similar laws and court decisions relating to or affecting the enforcement of creditors' rights generally and by general equitable principles or principles of Louisiana law that are similar to equitable principles in jurisdictions that recognize a distinction between law and equity.

            7.5. No Conflicts. Except as disclosed on Schedule 7.5 hereto, the execution and delivery of this Agreement by Commercial does not, and the consummation of the transactions contemplated hereby by it will not, constitute (i) a breach or violation of, or a default under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of Commercial or the Bank or to which Commercial or the Bank is subject, which breach, violation or default would have a material and adverse effect on the financial condition, properties, businesses or results of operations of Commercial and the Bank taken as a whole or on the transactions contemplated hereby, (ii) to the best of the knowledge of Commercial's management, a breach or violation of, or a default under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of Commercial or the Bank or to which Commercial or the Bank is subject, or (iii) a breach or violation of, or a default under, the Articles of Incorporation or Bylaws of Commercial or the Bank; and the consummation of the transactions contemplated hereby will not require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license or the consent or approval of any other party to any such agreement, indenture or instrument, other than any required approvals of shareholders and applicable regulatory authorities.

            7.6. Financial Statements; Dividend Restrictions. Commercial has delivered to Hibernia prior to the execution of this Agreement true and correct copies of the following consolidated financial statements (collectively referred to herein as the "Commercial Financial Statements"): Commercial's Consolidated Balance Sheets as of June 30, 1993 and 1992 (unaudited) and December 31, 1992, 1991 and 1990 (audited); Consolidated Statements of Income and Changes in Stockholders' Equity and Consolidated Statements of Cash Flows for the years ended December 31, 1992, 1991 and 1990 (audited), and Consolidated Statements of Income for the six-month periods ended June 30, 1993 and 1992
(unaudited).   Each of the Commercial Financial Statements
(including the related notes) fairly presents the consolidated results of operations of Commercial and the Bank for the respective periods covered thereby and the consolidated financial condition of Commercial and the Bank as of the respective dates thereof (subject, in the case of unaudited statements, to year-end audit adjustments that will not be material in amount or effect and provided that such unaudited statements do not include required statements of cash flows and changes in stockholders' equity and all required footnote disclosure), in each case in accordance with GAAP consistently applied during the periods involved, except as may be noted therein. Except as disclosed in the Commercial Financial Statements, including the notes thereto, or Schedule 7.6 hereto, and except as otherwise required by this Agreement, there are no restrictions in any note, indenture, agreement, statute or otherwise (except for statutes or regulations applicable to Louisiana corporations or state banks generally) precluding Commercial or the Bank from paying dividends, in each case when, as and if declared by its Board of Directors.

            7.7. No Material Adverse Change. Since June 30, 1993, there has been no event or condition of any character (whether actual, or to the knowledge of Commercial or the Bank, threatened or contemplated) that has had or can reasonably be anticipated to have, or that, if concluded or sustained adversely to Commercial, would reasonably be anticipated to have, a material adverse effect on the financial condition, results of operations, business or prospects of Commercial or the Bank, excluding changes in laws or regulations that affect banking institutions generally.

            7.8.  Litigation and Proceedings.  Except as set forth on
Schedule 7.8 hereto, no litigation, proceeding or controversy before any court or governmental agency is pending against Commercial that in the opinion of its management is likely to have a material and adverse effect on the business, results of operations or financial condition of Commercial and the Bank taken as a whole, and, to the best of its knowledge, no such litigation, proceeding or controversy has been threatened or is contemplated. Except as disclosed on Schedule 7.8 hereto, no member of Commercial's consolidated group is subject to any written agreement, memorandum, or order with or by any bank or bank holding company regulatory authority restricting its operations or requiring any material actions.

            7.9. Material Contracts. Except for this Agreement and arrangements made in the ordinary course of business or disclosed on Schedule 7.9 hereto, neither Commercial nor the Bank is bound by any material contract to be performed after the date hereof that is not terminable by Commercial or the Bank without penalty or liability on thirty days prior notice.

            7.10. Brokers' or Finders' Fees. No agent, broker, investment banker, investment or financial advisor or other person acting on behalf of Commercial or the Bank or under their authority is entitled to any commission, broker's or finder's fee from any of the parties hereto in connection with any of the transactions contemplated by this Agreement, except for fees payable in connection with the financial services rendered to Commercial and/or the Bank by Bank Advisory Group, for which Commercial and/or the Bank will pay a fee.

            7.11.  Contingent Liabilities.  Except as disclosed on
Schedule 7.11 hereto or as reflected in the Commercial Financial Statements and except in the case of the Bank for unfunded loan commitments made in the ordinary course of business consistent with past practices, as of June 30, 1993, neither Commercial nor the Bank has any obligation or liability (contingent or otherwise) that was material, or that when combined with all similar obligations or liabilities would have been material, to Commercial and the Bank taken as a whole and there does not exist a set of circumstances resulting from transactions effected or events occurring prior to, on, or after June 30, 1993, or from any action omitted to be taken during such period that, to the knowledge of Commercial, could reasonably be expected to result in any such material obligation or liability.

            7.12. Tax Liability. The amounts set up as liabilities for taxes in the Commercial Financial Statements are sufficient for the payment of all respective taxes (including, without limitation, federal, state, local, and foreign excise, franchise, property, payroll, income, capital stock, and sales and use taxes) accrued in accordance with GAAP and unpaid at the respective dates thereof.

            7.13. Material Obligations Paid. Since June 30, 1993, neither Commercial nor the Bank has incurred or paid any obligation or liability that would be material to Commercial on a consolidated basis, except for cancellation of the Deferred Compensation Agreements described on Schedule 7.9 hereto, the payment of the outstanding debt of Commercial to Deposit Guaranty Bank (to the extent paid prior to the Closing) and obligations incurred or paid in connection with transactions by it in the ordinary course of its business consistent with its past practices.

            7.14. Tax Returns; Payment of Taxes. All federal, state, local, and foreign tax returns (including, without limitation, estimated tax returns, withholding tax returns with respect to employees, and FICA and FUTA returns) required to be filed by or on behalf of Commercial or the Bank have been timely filed or requests for extensions have been timely filed and granted and have not expired for periods ending on or before December 31, 1992, and all returns filed are complete and accurate to the best information and belief of their respective managements; all taxes shown on filed returns have been paid. As of the date hereof, there is no audit, examination, deficiency or refund litigation or matter in controversy with respect to any taxes that might result in a determination materially adverse to Commercial or the Bank except as reserved against in the Commercial Financial Statements. All taxes, interest, additions and penalties due with respect to completed and settled examinations or concluded litigation have been paid, and Commercial's reserves for bad debts at December 31, 1992, as filed with the Internal Revenue Service were not greater than the maximum amounts permitted under the provisions of Section
585 of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code").

            7.15. Loans. To the best knowledge and belief of its management, each loan reflected as an asset of Commercial in the Commercial Financial Statements, as of June 30, 1993, or acquired since that date, is the legal, valid, and binding obligation of the obligor named therein, enforceable in accordance with its terms, and no loan is subject to any asserted defense, offset or counterclaim known to Commercial, except as disclosed in writing to Hibernia on or prior to the date hereof.

            7.16. Allowance for Loan Losses. The allowances for possible loan losses shown on the balance sheets of Commercial as of June 30, 1993 are adequate in all material respects under the requirements of GAAP to provide for possible losses, net of recoveries, relating to loans previously charged off, on loans outstanding (including accrued interest receivable) as of June 30, 1993, and each such allowance has been established in accordance with GAAP.

            7.17.  Title to Assets; Adequate Insurance Coverage.

      Except as described on Schedule 7.17:

            (a) As of June 30, 1993, Commercial and the Bank had, and except with respect to assets disposed of for adequate consideration in the ordinary course of business since such date, now have, good and merchantable title to all real property and good and merchantable title to all other material properties and assets reflected in the Commercial Financial Statements, free and clear of all mortgages, liens, pledges, restrictions, security interests, charges and encumbrances of any nature except for (i) mortgages and encumbrances which secure indebtedness which is properly reflected in the Commercial Financial Statements or which secure deposits of public funds as required by law; (ii) liens for taxes accrued by not yet payable; (iii) liens arising as a matter of law in the ordinary course of business with respect to obligations incurred after June 30, 1993, provided that the obligations secured by such liens are not delinquent or are being contested in good faith; (iv) such imperfections of title and encumbrances, if any, as do not materially detract from the value or materially interfere with the present use of any of such properties or assets or the potential sale of any such owned properties or assets; and (v) capital leases and leases, if any, to third parties for fair and adequate consideration. Commercial and the Bank own, or have valid leasehold interests in, all material properties and assets, tangible or intangible, used in the conduct of its business. Any real property and other material assets held under lease by Commercial or the Bank are held under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made or proposed to be made by Hibernia in such lease of such property.

            (b) With respect to each lease of any real property or a material amount of personal property to which Commercial or the Bank is a party, except for financing leases in which Commercial or the Bank is lessor. (i) such lease is in full force and effect in accordance with its terms; (ii) all rents and other monetary amounts that have become due and payable thereunder have been paid;
(ii) there exists no default or event, occurrence, condition or act which with the giving of notice, the lapse of time or the happening of any further event, occurrence, condition or act would become a default under such lease; and (iv) neither the Merger nor the merger of the Bank and HNB will constitute a default or a cause for termination or modification of such lease.

            (c) Neither Commercial nor the Bank has any legal obligation, absolute or contingent, to any other person to sell or otherwise dispose of any substantial part of its assets or to sell or dispose of any of its assets except in the ordinary course of business consistent with past practices.

            (d) To the knowledge and belief of its management, the policies of fire, theft, liability and other insurance maintained with respect to the assets or businesses of Commercial and the Bank provide adequate coverage against loss and the fidelity bonds in effect as to which Commercial or the Bank is named insured meet the applicable standards of the American Bankers Association.

            7.18. Employee Plans. To the best of Commercial's knowledge and belief, it, the Bank, and all "employee benefit plans," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), that cover one or more employees employed by Commercial or the Bank:

                   (i) is in compliance with all laws, regulations, reporting and licensing requirements and orders applicable to its business or to such plan or any of its employees (because of such employee's activities on behalf of it), the breach or violation of which could have a material and adverse effect on such business; and

                   (ii) has received no notification from any agency or department of federal, state or local government or the staff thereof asserting that any such entity is not in compliance with any of the statutes, regulations or ordinances that such governmental authority enforces, or threatening to revoke any license, franchise, permit or governmental authorization, and is subject to no agreement with any such governmental authority with respect to its assets or business.

            7.19. Copies of Employee Plans. On or prior to the date hereof, Commercial has provided Hibernia with true, complete and accurate copies of all pension, retirement, stock purchase, stock bonus, stock ownership, stock option, savings, stock appreciation right or profit-sharing plans, any employment, deferred compensation, consultant, severance, bonus, or collective bargaining agreement or group insurance contract, or any other incentive, welfare, or employee benefit plan or agreement maintained by it or the Bank for its or the Bank's employees or former employees.

            7.20. Plan Liability. Except for liabilities to the Pension Benefit Guaranty Corporation pursuant to Section 4007 of ERISA, all of which have been fully paid, and except for liabilities to the Internal Revenue Service under section 4971 of the Internal Revenue Code, all of which have been fully paid, neither Commercial nor the Bank has any liability to the Pension Benefit Guaranty Corporation or to the Internal Revenue Service with respect to any pension plan qualified under Section 401 of the Internal Revenue Code.

            7.21. No Default. Except with regard to the lease of the Oaklawn branch described on Schedule 7.17 hereto, neither
Commercial nor the Bank is in default in any materi al respect under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party or by which its respective assets, business or operations may be bound or affected or under which it or its respective assets, business or operations receive benefits, and there has not occurred any event that with the lapse of time or the giving of notice or both would constitute such a default.

            7.22. Minutes. Prior to the date hereof, Commercial has made available to Hibernia, for inspection pursuant to the terms of
Section 9(e) hereof, the minutes of meetings of Commercial's and the Bank's Board of Directors and all committees thereof held prior to the date hereof, which minutes are complete and correct in all respects and fully and fairly present the deliberations and actions of such Boards and committees and accurately reflect the business condition and operations of Commercial and the Bank as of the dates and for the periods indicated therein.

            7.23.  Insurance Policies.  Attached hereto as Schedule
7.23 is a schedule detailing all policies of fire, theft, public liability, and other insurance (including without limitation fidelity bonds and directors and officers liability insurance) maintained by Commercial or the Bank at the date hereof. Except as disclosed on Schedule 7.23 hereto, neither Commercial nor the Bank has received any notice of a premium increase or cancellation with respect to any of its insurance policies or bonds, and within the last three years, neither Commercial nor the Bank has been refused any insurance coverage sought or applied for, and it has no reason to believe that existing insurance coverage cannot be renewed as and when the same shall expire, upon terms and conditions as favorable as those presently in effect, other than possible increases in premiums or unavailability of coverage that do not result from any extraordinary loss experience of Commercial or the Bank.

            7.24. Investments. Except for pledges to secure public or trust deposits, none of the investments reflected in the Commercial Financial Statements under the heading "Investment Securities," and none of the investments made by Commercial or the Bank since June 30, 1993, and none of the assets reflected in the Commercial Financial Statements under the heading "Cash and Due
From Banks," is subject to any restriction, whether contractual or statutory, that materially impairs the ability of Commercial or the Bank freely to dispose of such investment at any time. With respect to all repurchase agreements to which Commercial or the Bank is a party, Commercial or the Bank, as the case may be, has a valid, perfected first lien or security interest in the government securities or other collateral securing each such repurchase agreement which equals or exceeds the amount of the debt secured by such collateral under such agreement.

            7.25.  Environmental Matters.  Except as set forth on
Schedule 7.25, neither Commercial nor the Bank nor, to the knowledge of Commercial and the Bank, any previous owner or operator of any properties at any time owned (including any properties owned as a result of foreclosure of a loan, whether still owned or subsequently resold) leased, or occupied by Commercial or the Bank or used by Commercial or the Bank in their respective business ("Commercial Properties") used, generated, treated, stored, or disposed of any hazardous waste, toxic substance, or similar materials on, under, or about Commercial Properties except in compliance with all applicable federal, state, and local laws, rules, and regulations pertaining to air and water quality, hazardous waste, waste disposal, air emissions, and other environmental matters ("Environmental Laws"). Neither Commercial nor the Bank has received any notice of noncompliance with Environmental Laws, applicable laws, orders, or regulations of any governmental authorities relating to waste generated by any such party or otherwise or notice that any such party is liable or responsible for the remediation, removal, or clean-up of any site relating to Commercial Properties.

       8.   Representations and Warranties of Hibernia.  Hibernia
(and not its directors or officers in their personal capacities) hereby represents and warrants as follows:

            8.1. Recitals. The facts set forth in the preamble to this Agreement with respect to it are true and correct.

            8.2. Organization and Qualification. Hibernia is a corporation, and HNB is a national banking association, duly organized, validly existing and in good standing under the laws of the State of Louisiana and the United States of America, respectively. Each of Hibernia and its material subsidiaries has the corporate power and authority to carry on its business as it is now being conducted and to own, lease and operate its assets, properties and business, and Hibernia has all requisite power and authority to execute and deliver this Agreement and perform its obligations hereunder.

            8.3. Shares Fully Paid and Non Assessable. The outstanding shares of capital stock of Hibernia Corporation and HNB are validly issued and outstanding, fully paid and nonassessable (subject, in the case of HNB, to 12 U.S.C. Section 55) and all of such shares of HNB are owned directly or indirectly by Hibernia free and clear of all liens, claims, and encumbrances. The shares of Hibernia Common Stock to be issued in connection with the Merger pursuant to this Agreement have been duly authorized and, when issued in accordance with the terms of this Agreement, will be validly issued, fully paid, and nonassessable.

            8.4. Due Authorization. The execution, delivery and performance of this Agreement have been authorized by Hibernia's Board of Directors, and, subject to the regulatory and other approvals required by Section 12 hereof, all corporate acts and other proceedings required for the due and valid authorization, execution, delivery and performance by Hibernia of this Agreement and the consummation of the Merger have been validly and appropriately taken. Subject to receipt of the regulatory and other approvals required by Section 12 hereof, this Agreement is a legal, valid, and binding obligation of Hibernia enforceable against Hibernia in accordance with its terms, except that enforcement may be limited by bankruptcy, insolvency, and other laws of general applicability relating to or affecting creditors' rights generally and by general equitable principles or principles of Louisiana law that are similar to equitable principles in jurisdictions that recognize a distinction between law and equity.

            8.5. No Conflicts. Except as disclosed on Schedule 8.5 hereto, the execution and delivery of this Agreement by Hibernia does not, and the consummation of the transactions contemplated hereby by it will not, constitute (i) a breach or violation of, or a default under, any law, rule, or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture, or instrument of Hibernia or its subsidiaries or by which Hibernia or any of its subsidiaries is subject, which breach, violation or default would have a material and adverse effect on the financial condition, properties, businesses, or results of operations of Hibernia and its subsidiaries taken as a whole or on the transactions contemplated hereby, (ii) to the best of the knowledge of Hibernia's management, a breach or violation of, or a default under, any law, rule, or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture, or instrument of Hibernia or its subsidiaries or to which Hibernia or any of its subsidiaries is subject, or (iii) a breach or violation of, or a default under the Articles of Incorporation or Association or Bylaws of Hibernia, or of its subsidiaries, and the consummation of the transactions contemplated hereby will not require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license or the consent or approval of any other party to any such agreement, indenture, or instrument, other than any required approvals of shareholders and applicable regulatory authorities.

            8.6. Reports of Hibernia. As of their respective dates, none of its Annual Report on Form 10-K for the fiscal year ended December 31, 1992, its Quarterly Reports on Form 10-Q for the periods ended March 31 and June 30, 1993, and its proxy statement for its 1993 annual meeting of shareholders, each in the form (including exhibits) filed with the Securities and Exchange
Commission (the "SEC") and its quarterly report to shareholders for the period ended June 30, 1993 (collectively, the "Hibernia Reports"), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. There is no fact or circumstance that, individually or in the aggregate, materially and adversely has affected or is so affecting, or, in the opinion of the executive officers of Hibernia, may reasonably be expected in the future to so affect, the business, financial condition, net worth, properties, prospects or results of operations of Hibernia and its subsidiaries, taken as a whole, that has not been disclosed in the Hibernia Reports. Each of the balance sheets in or incorporated by reference into the Hibernia Reports (including the related notes) fairly presents the financial position of the entity or entities to which it relates as of its date and each of the statements of income and stockholders' equity and statement of cash flows or equivalent statements in the Hibernia Reports (including any related notes and schedules) fairly presents the results of operations and changes in stockholders' equity, as the case may be, of the entity or entities to which it relates for the periods set forth therein (subject, in the case of unaudited statements, to year-end audit adjustments that will not be material in amount or effect), in each case in accordance with GAAP consistently applied during the periods involved, except as may be noted therein. Copies of the Hibernia Reports have been furnished to Commercial on or before the date hereof.

            8.7. No Material Adverse Change. Since June 30, 1993, there has been no event or condition of any character (whether actual, or to the knowledge of Hibernia or HNB, threatened or contemplated) that has had or can reasonably be anticipated to have, or that, if concluded or sustained adversely to Hibernia, would reasonably be anticipated to have, a material adverse effect on the financial condition, results of operations, business or prospects of Hibernia or HNB, excluding changes in laws or regulations that affect banking institutions generally.

            8.8. Loans. To the best knowledge and belief of its management, and management of HNB, each loan reflected as an asset of Hibernia in the unaudited consolidated balance sheet contained in Hibernia's quarterly report to shareholders for the period ended June 30, 1993, or acquired since that date, is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, and no loan is subject to any asserted defense, offset, or counterclaim known to Hibernia, except as disclosed on Schedule 8.8 hereto.

            8.9. Litigation. Except as disclosed on Schedule 8.9 hereto, no litigation, proceeding or controversy before any court or governmental agency is pending that in the opinion of its management is likely to have a material and adverse effect on the business, results of operations or financial condition of Hibernia and its subsidiaries taken as a whole, and, to the best of its knowledge, no such litigation, proceeding or controversy has been threatened or is contemplated. Except as disclosed on Schedule 8.9, neither Hibernia nor HNB is subject to any written agreement, memorandum or order with or by any bank or bank holding company regulatory authority that materially restricts its operations or requires any material actions.

            8.10.  Contingent Liabilities.  Except as disclosed on
Schedule 8.10 hereto or reflected in the Hibernia Reports and except in the case of Hibernia's subsidiaries for unfunded loan commitments made in the ordinary course of business consistent with past practices, as of June 30, 1993, neither Hibernia nor any of its subsidiaries had any obligation or liability (contingent or otherwise) that was material, or that when combined with all similar obligations or liabilities would have been material, to Hibernia and its subsidiaries taken as a whole.

            8.11. Payment of Obligations. Between June 30, 1993 and the date hereof, neither Hibernia nor HNB has incurred or paid any obligation or liability that would be material to Hibernia on a consolidated basis, except for obligations incurred or paid in connection with transactions by it in the ordinary course of its business consistent with its past practices and except as reflected in the Hibernia Financial Statements.

            8.12. Taxes. All federal, state, local and foreign tax returns (including, without limitation, estimated tax returns, withholding tax returns with respect to employees, and FICA and FUTA returns) required to be filed by or on behalf of Hibernia and HNB have been timely filed or requests for extensions have been timely filed, granted and have not expired for periods ending on or before June 30, 1993, and all returns filed are complete and accurate to the best information and belief of their respective senior management. All taxes shown as shown on filed returns have been paid. Except as set forth on Schedule 8.12 hereto, as of the date hereof, there is no audit, examination, deficiency or refund litigation or matter in controversy with respect to any taxes that might result in a determination materially adverse to Hibernia or HNB. All taxes, interest, additions and penalties due with respect to completed and settled examinations or concluded litigation have been paid. Hibernia's reserve for bad debts at December 31, 1992, as filed with the Internal Revenue Service, were not greater than the maximum amounts permitted under the provisions of Section 585 of the Internal Revenue Code.

            8.13. Allowances for Possible Loan Losses. The allowances for possible loan losses shown on the balance sheets of Hibernia contained in the Hibernia reports referred to in Sections
8.6 and 9.5(i) hereof, as of the respective dates thereof, were or will be, as the case may be, adequate in all material respects under the requirements of GAAP to provide for possible loan losses, net of recoveries relating to loans previously charged off, on loans outstanding (including accrued interest receivable) as of the respect dates of such balance sheets and each such allowance has been or will have been established in accordance with GAAP. To the knowledge of Hibernia's and HNB's management, Hibernia is not likely to be required to materially increase the provision for loan losses between the date hereof and the Effective Date.

            8.14. Benefit Plans. To the knowledge and belief of Hibernia's senior management, Hibernia, each of its subsidiaries and all "employee benefit plans," as defined in Section 3(3) of ERISA, that cover one or more employees employed by Hibernia or any of its subsidiaries:

                   (i) is in compliance with all laws, regulations, reporting and licensing requirements and orders applicable to its business or to such plan or any of its employees (because such employee's activities on behalf of it), the breach or violation of which could have a material and adverse effect on such business; and

                   (ii) has received no notification from any agency or department of federal, state or local government or the staff thereof asserting that any such entity is not in compliance with any of the statutes, regulations or ordinances that such governmental authority enforces, or threatening to revoke any license, franchise or permit or governmental authorization, and is subject to no agreement or written understanding with any such governmental authorities with respect to its assets or business.

       9. Agreements and Covenants. Hibernia and Commercial each hereby agrees and covenants to the other that:

            9.1. Shareholder Approvals. If required by applicable law, this Agreement shall be submitted to its respective shareholders at a special meeting called and held in accordance with applicable provisions of law (to be scheduled to the extent possible for the date of the shareholders' meeting for the other party hereto, if any) at which its shareholders shall be asked to consider and vote upon this Agreement and the transactions contemplated hereby.

            9.2. Actions Necessary to Complete Merger. It shall use its best efforts in good faith to take or cause to be taken all action necessary or desirable under this Agreement on its part as promptly as practicable so as to permit the consummation of this Agreement at the earliest possible date (including obtaining the consent or approval of each governmental authority and individual, partnership, corporation, association, or any other form of business or professional entity whose consent or approval is required for the consummation of the transactions contemplated hereby, requesting the delivery of appropriate opinions and letters from its counsel and recommending that this Agreement be approved by its shareholders) and cooperate fully with the other party hereto to that end; provided, however, that neither party shall be obligated to take or cause to be taken any action which is or creates a material burden on such party, except to the extent such actions are reasonably anticipated to be required in order to effect the Merger.

            9.3. Preparation of Registration Statement and Proxy Statement. It shall prepare as promptly as practicable jointly with the other party hereto a proxy statement to be mailed to the shareholders of each party the shareholders of which are to vote upon this Agreement in connection with the transactions contemplated hereby and to be part of a registration statement (the "Registration Statement") to be filed by Hibernia with the SEC pursuant to the Securities Act of 1933, as amended (the "1933 Act") with respect to the shares to be issued in the Merger. When the Registration Statement or any post-effective amendment thereto shall become effective, and at all times subsequent to such effectiveness, up to and including the time of the last shareholder meeting with respect to the transactions contemplated hereby, such Registration Statement and all amendments or supplements thereto, with respect to all information set forth therein furnished or to be furnished by Hibernia relating to Hibernia and by Commercial relating to Commercial, (i) will comply in all material respects with the provisions of the 1933 Act and the rules and regulations of the SEC thereunder and (ii) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading. Hibernia will advise Commercial promptly after it receives notice thereof of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order, of the suspension of the qualification of the Hibernia Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, of the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information.

            9.4. Press Releases and Public Statements. Unless approved by Hibernia in advance, Commercial will not issue any press release or written statement for general circulation relating to the transactions contemplated hereby, except as otherwise required by law. The parties will cooperate in any public announcements directly related to the Merger; provided, however, that, in the event Hibernia determines to file a current report on Form 8-K that discloses only the substantive facts of a previously released press release, such filing may be made without prior consultation with Commercial so long as Commercial is furnished with a copy of such report within a reasonable time after its filing.

            9.5.   Material Developments; Access to Information.

                   (i) In order to afford Commercial access to such information as it may reasonably deem necessary to perform its due diligence review with respect to Hibernia and its assets in connection with the Merger, Hibernia shall (and shall cause HNB to), (A) upon reasonable notice, afford Commercial and its officers, employees, counsel, accountants and other authorized representatives, during normal business hours throughout the period prior to the Effective Date and to the extent consistent with applicable law, access to its premises, properties, books and records, and to furnish Commercial and such representatives with such financial and operating data and other information of any kind respecting its business and properties as Commercial shall from time to time reasonably request to perform such review, (B) furnish Commercial with copies of all reports filed by Hibernia with the Securities and Exchange Commission ("SEC") throughout the period after the date hereof prior to the Effective Date promptly after such reports are so filed, and (C) promptly advise Commercial of the occurrence before the Effective Date of any event or condition of any character (whether actual or to the knowledge of Hibernia, threatened or contemplated) that has had or can reasonably be anticipated to have, or that, if concluded or sustained adversely to Hibernia, would reasonably be anticipated to have, a material adverse effect on the financial condition, results of operations, business or prospects of its consolidated group as a whole.

                   (ii) In order to afford Hibernia access to such information as it may reasonably deem necessary to perform any due diligence review with respect to the assets of Commercial to be acquired as a result of the Merger, Commercial shall (and shall cause the Bank to), upon reasonable notice, afford Hibernia and its officers, employees, counsel, accountants, and other authorized representatives access, during normal business hours throughout the period prior to the Effective Date, to all of its and the Bank's properties, books, contracts, commitments, loan files, litigation files, and records (including, but not limited to, the minutes of the Boards of Directors of Commercial and the Bank and all committees thereof), and it shall (and shall cause the Bank to), upon reasonable notice and to the extent consistent with applicable law, furnish promptly to Hibernia such information as Hibernia may reasonably request to perform such review.

                   (iii) No investigation pursuant to this Section 9.5 shall affect or be deemed to modify any representation or warranty made by, or the conditions to the obligations to consummate the Merger of, either party to this Agreement.

            9.6. Prohibited Negotiations. Prior to the Effective Date, neither Commercial nor the Bank shall solicit or encourage inquiries or proposals with respect to, furnish any information relating to, or participate in any negotiations or discussions concerning, any acquisition or purchase of all or a substantial portion of the assets of, or of a substantial equity interest in, Commercial or the Bank or any business combination with Commercial or the Bank other than as contemplated by this Agreement. Commercial shall instruct each officer, director, agent, or affiliate of it or the Bank to refrain from doing any of the above, and Commercial will notify Hibernia promptly if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated with, Commercial; provided, however, that nothing contained in this section shall be deemed to prohibit any officer or director of Commercial or the Bank from taking any action that, in the opinion of counsel to Commercial or the Bank, a copy of which opinion shall be furnished to Hibernia upon its request, is required by applicable law.

            9.7. Affiliates. Prior to the Closing Date (as defined in Section 14 hereof), Commercial shall deliver to Hibernia a letter identifying all persons whom it believes to be "affiliates" of Commercial for purposes of Rule 145(c) or Rule 144 (as applicable) under the 1933 Act ("Affiliates"). Commercial shall use its best efforts to cause each person so identified to deliver to Hibernia prior to the Effective Date a written agreement in substantially the form of Exhibit 9.7 hereto providing, among other things,that such person will not dispose of Hibernia Common Stock received in the Merger except in compliance with the 1933 Act and the rules and regulations thereunder and except in accordance with
Section 201.01 of the SEC's Codification of Financial Reporting Policies; provided, however, that Commercial shall have no such obligation to use its best efforts to cause any such identified person to deliver to Hibernia such agreement if such person may not lawfully execute such agreement.

            9.8. Adjustment for Changes in Outstanding Shares. In the event that prior to the Effective Date the outstanding shares of Hibernia Common Stock shall have been increased, decreased, or changed into or exchanged for a different number or kind of shares or securities by reorganization, recapitalization, reclassification, stock dividend, stock split, or other like changes in the Hibernia's capitalization, then an appropriate and proportionate adjustment shall be made in the number and kind of shares of Hibernia Common Stock to be thereafter delivered pursuant to Section 3.1 hereof.

            9.9. Accounting Treatment. It shall use its best efforts to cause the Merger to qualify for pooling-of-interests accounting treatment to the extent factors affecting such treatment are within its control.

            9.10. Cooperation in Bank Merger. Promptly upon request by Hibernia, Commercial shall, and it shall cause the Bank to, take any and all necessary or appropriate actions to cause the Bank to become merged with and into HNB effective as of, or as soon as practicable after, the Effective Date.

            9.11. Adoption of Accounting Policies. After the satisfaction or waiver of all conditions to the Closing set forth in Section 12 of this Agreement and in any event prior to the Effective Date (unless this Agreement is terminated pursuant to Section 13 hereof), Commercial shall, and it shall cause the Bank to, take any and all necessary or appropriate actions to adopt all Hibernia accounting procedures and policies (including without limitation those policies pertaining to charged-off and non-accrual assets); provided, however, that no such action taken by Commercial or the Bank at the request of Hibernia or HNB pursuant to this Section shall be deemed to be, or be deemed to cause, a breach of any representation or warranty made by Commercial herein.

            9.12.  Indemnification of Directors and Officers of
Commercial and the Bank.

            (a) From and after the Effective Date of the Merger, Hibernia agrees to indemnify and hold harmless each person who, as of the date immediately prior to the Closing Date, served as an officer or director of Commercial or the Bank (an "Indemnified Person") from and against all damages, liabilities, judgments and claims (and related expenses including, but not limited to, attorney's fees and amounts paid in settlement) based upon or arising from his capacity as an officer or director of Commercial or the Bank, to the same extent as he would have been indemnified under the Articles of Incorporation and/or Bylaws of Hibernia, as such documents were in effect on the date of this Agreement as if he were an officer or director of Hibernia at all relevant times; provided, however, that the indemnification provided by this Section shall not apply to any claim against an Indemnified Person if such Indemnified Person knew or should have known of the existence of the claim and failed to make a good faith effort to require Commercial or the Bank, as the case may be, to notify its director and officer liability insurance carrier of the existence of such claim prior to the Closing Date.

            (b) The rights granted to the Indemnified Persons hereby shall be contractual rights inuring to the benefit of all Indemnified Persons and shall survive this Agreement and any merger, consolidation or reorganization of Hibernia or HNB.

            (c) The rights to indemnification granted by this subsection 9.12 are subject to the following limitations: (i) the total aggregate indemnification to be provided by Hibernia pursuant to subsection 9.12(a) shall not exceed, as to all of the Indemnified Persons as a group, the sum of $5,000,000, and Hibernia shall have no responsibility to any Indemnified person for the manner in which such sum is allocated among that group (but nothing in this subsection is intended to prohibit the Indemnified Persons from seeking reallocation among themselves); (ii) a director or officer who would otherwise be an Indemnified Person under this subsection 9.12 shall not be entitled to the benefits hereof unless such director or officer has executed a Joinder Agreement (the "Joinder Agreement") in the form of Exhibit 9.12 hereto; and (iii) amounts otherwise required to be paid by Hibernia to an Indemnified Person pursuant to this subsection 9.12 shall be reduced by any amounts that such Indemnified Person recovers by virtue of the claim for which other employees and officers indemnification is sought.

            (d) Hibernia agrees that the $5,000,000 indemnification limit set forth in paragraph (c) of this Section 9.12 shall not apply to any damages, liabilities, judgments and claims (and related expenses, including but not limited to attorney's fees and amounts paid in settlement) insofar as they arise out of or are based upon the matters for which indemnification is provided in
Section 11.2 hereof.

            9.13. Covenant to Close. At such time as is deemed appropriate by the parties hereto or as otherwise set forth in this Agreement, and upon satisfaction or waiver of each of the conditions to Closing of the Merger, the parties agree to take such actions as are reasonably necessary or appropriate to effect the Closing and the Merger.

            9.14. Cooperation in Rule 144 Transfers. Hibernia agrees to use its best efforts to file in a timely manner all materials required to be filed pursuant to Section 13, 14, or 15(d) of the Exchange Act, or the rules and regulations promulgated thereunder, so as to continue the availability of Rule 144 for sales of Hibernia Common Stock. In the event of any proposed sale by any former shareholder of Commercial who receives shares of Hibernia Common Stock by reason of the Merger, Hibernia covenants to use its best efforts to cooperate with such shareholder so as to enable such sale to be made in accordance with Rule 144, the requirements of Hibernia's transfer agent and the reasonable requirements of any broker through which such a sale is proposed to be executed, including, but not limited to, furnishing at its expense an opinion of counsel or other statement satisfactory to the transfer agent to the effect that the shares may be transferred, to the extent it is able to furnish such an opinion.

      10. Permits, Consents and Approvals. As promptly as practicable after the date hereof:

            (a) Hibernia shall submit an application to the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") for approval of the transactions contemplated hereby in accordance with the provisions of the Bank Holding Company Act;

            (b) Hibernia shall submit an application to the Comptroller of the Currency (the "Comptroller") for approval of the transactions contemplated hereby in accordance with the provisions of the Bank Merger Act;

            (c) Commercial shall endeavor to have its Affiliates execute a written agreement in substantially the form of Exhibit
9.7 hereto; provided, however, that Commercial shall have no such obligation prior to the receipt by the Board of Directors of Commercial of the Fairness Opinion; and

            (d) Commercial shall endeavor to have each of the directors of Commercial and the Bank execute a Non-Competition Agreement in substantially the form of Exhibit 10(d) hereto; provided, however, that Commercial shall have no such obligation prior to the receipt by the Board of Directors of Commercial of the Fairness Opinion.

      11.   Confidentiality; Hold Harmless; Restriction on
Acquisitions.

            11.1.  Confidentiality.   The parties hereto acknowledge
that each of them or their representatives or agents has engaged in, and may continue to engage in, certain due diligence reviews and examinations with respect to the other and that, in the course of such reviews and examination, has received or may receive in the future confidential or proprietary information. Hibernia and Commercial agree, on behalf of themselves, their respective officers, directors, employees, representatives and agents, that, for a period of five years after the date hereof, they will not use any information obtained pursuant to due diligence investigations for any purpose unrelated to the consummation of the transactions contemplated by this Agreement, and, if the Merger is not consummated, will hold all such information and documents in confidence unless and until such time as such information or documents otherwise become publicly available or as it is advised by counsel that any such information or document is required by law to be disclosed, in which event the party required to make such disclosure shall advise and consult with the other party reasonably in advance of such disclosure regarding the information proposed to be disclosed. In the event of the termination of this Agreement, Hibernia and Commercial shall, promptly upon request by the other party, either destroy or return any documents so obtained.

            11.2. Hold Harmless. Hibernia will indemnify and hold harmless Commercial, each of its directors and officers and each person, if any who controls Commercial or the Bank within the meaning of the 1933 Act against any losses, claims, damages or liabilities, joint, several or solidary, to which they or any of them may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or in any amendment or supplement thereto, or arising out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such person for any legal or other expenses reasonably incurred by such person in connection with investigating or defending any such action or claim; provided, however, that Hibernia shall not be liable in any such case to the extent that any such loss, claim, damage or liability (or action in respect thereof) arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement or any such amendment or supplement in reliance upon and in conformity with information furnished to Hibernia by Commercial or the Bank for use therein. Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against Hibernia under this Section, notify Hibernia in writing of the commencement thereof.
In case any such action shall be brought against any indemnified party and it shall notify Hibernia of the commencement thereof, Hibernia shall be entitled to participate therein, and to the extent that it shall wish, to assume the defense thereof, with counsel satisfactory to such indemnified party, and, after notice from Hibernia to such indemnified party of its election to so assume the defense thereof, Hibernia shall not be liable to such indemnified party under this Section 11.2 for any legal expenses of other counsel or any other expenses subsequently incurred by such indemnified party.

            11.3. Restriction on Acquisitions. Prior to Closing, or until termination of this Agreement, Hibernia shall not, directly or indirectly, without the consent of Commercial, acquire, or enter into agreements to acquire, any financial institution in Abbeville, Baldwin, Centerville, Franklin or New Iberia, Louisiana (other than the Bank or St. Mary), whether by merger, consolidation, purchase or otherwise. If, prior to termination of this Agreement or prior to the Closing, Hibernia enters into a St. Mary Agreement (as defined in Section 3.8 hereof) and if, as a result of a St. Mary Agreement, the Merger is not consummated, then Hibernia shall pay to Commercial on demand the sum of $500,000 as a "break-up fee."
For purposes of this Section 11.3, "financial institution" shall mean any bank or savings and loan holding company, or any federal or state chartered bank, savings bank, thrift, homestead association, savings association, savings and loan association, cooperative bank or other similar financial institution.

      12. Conditions. The consummation of the Merger is conditioned upon:

            12.1. Shareholder Approval; Dissenters. Approval of this Agreement by the required vote of shareholders of Commercial and exercise and perfection of dissenters' rights pursuant to Section
12: 131 of the LBCL by holders of Commercial Common Stock holding in the aggregate no more than 10% of the Commercial Common Stock outstanding on the Closing Date.

            12.2.  Federal Reserve Board and OCC Approvals.
Procurement by Hibernia of the approval of the Federal Reserve
Board and the Comptroller of the Merger and any and all other transactions contemplated hereby.

            12.3. Federal Reserve Bank Approval. Procurement by Hibernia of the approval of the Federal Reserve Bank of Atlanta, if such approval is required under the terms of the Agreement between Hibernia and the Federal Reserve Bank dated December 23, 1991.

            12.4. Other Approvals. Procurement of all other consents and approvals and satisfaction of all other requirements prescribed by law that are necessary to the consummation of the transactions contemplated by this Agreement, including, but not limited to, the consent (if required) of the parties to the Registration Rights Agreement dated May 27, 1992 among Hibernia and certain other parties who hold "Registrable Securities" (as therein defined) to the issuance of the Hibernia common stock provided for in this Agreement, whether by consent, waiver or amendment of the Registration Rights Agreement.

            12.5. No Restraining Action. No litigation or proceeding initiated by any governmental authority shall be pending before any court or agency that shall present a claim to restrain, prohibit or invalidate the transactions contemplated hereby and neither
Hibernia nor Commercial shall be prohibited by any order of any court or other governmental authority from consummating the transactions provided for in this Agreement.

            12.6. Opinion of Hibernia Counsel. Commercial and its directors shall have received an opinion, dated the Closing Date, of counsel for Hibernia, in form and substance satisfactory to Commercial, as to such matters as Commercial may reasonably request with respect to the transactions contemplated hereby.

            12.7. Opinion of Commercial Counsel. Hibernia, its directors and its officers who sign the Registration Statement shall have received an opinion, dated the Closing Date, of Breazeale, Sachse, & Wilson, counsel for Commercial, in form and substance satisfactory to Hibernia, which shall cover such matters as Hibernia may reasonably request with respect to the transactions contemplated hereby.

            12.8. Representations, Warranties and Agreements of Commercial. Each of the representations, warranties, and agreements of Commercial contained herein in all material respects shall be true on, or complied with by, the Closing Date as if made on such date (or on the date when made in the case of any representation or warranty which specifically relates to an earlier date) and Hibernia shall have received a certificate signed by the Chairman of the Board and the President of Commercial, dated the Closing Date, to such effect; Commercial shall have furnished to Hibernia such other certificates as Hibernia shall reasonably request in connection with the Closing (as defined in Section 14 hereof), evidencing compliance with the terms hereof and its status, business and financial condition. Commercial shall have furnished Hibernia with such further documents or other materials as Hibernia shall have reasonably requested in connection with the transactions contemplated hereby.

            12.9. Representations, Warranties and Agreements of Hibernia. Each of the representations, warranties and agreements of Hibernia contained herein in all material respects shall be true on, or complied with by, the Closing Date as if made on such date (or the date when made in the case of any representations or warranty which specifically relates to an earlier date) and Commercial shall have received a certificate signed by the Chief Executive Officer and the Treasurer of Hibernia, dated the Closing Date, to such effect; Hibernia shall have furnished to Commercial such other certificates as Commercial shall reasonably request in connection with the Closing, evidencing compliance with the terms hereof and its status, business and financial condition. Hibernia shall have furnished Commercial with such further documents or other materials as Commercial shall have reasonably requested in connection with the transactions contemplated hereby.

            12.10. Effective Registration Statement. The Registration Statement shall have become effective and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC and Commercial shall have received a certificate to such effect from the officer of Hibernia designated as its agent for service on the cover page of the Registration Statement (which certificate may be to the knowledge of such officer).

            12.11. Blue Sky. Hibernia shall have received all state securities laws and "blue sky" permits and other authorizations necessary to consummate the transactions contemplated hereby.

            12.12. Tax Ruling. Commercial shall have received an opinion of a nationally recognized public accounting firm satisfactory to Hibernia, which opinion shall be satisfactory in form and substance to Hibernia and Commercial, to the effect that the Merger when consummated in accordance with the terms hereof will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, and that the exchange of Commercial Common Stock to the extent exchanged for Hibernia Common Stock will not give rise to gain or loss to the shareholders of Commercial with respect to such exchange and that the Louisiana income tax treatment to the shareholders of Commercial will be substantially the same as the federal income tax treatment to the shareholders of Commercial.

            12.13. Termination of Deferred Compensation Agreements. Commercial and the Bank shall have terminated the deferred compensation agreements listed on Schedule 7.9 hereto on or before the Closing Date.

            12.14. Listing on New York Stock Exchange. The shares of Hibernia Common Stock issuable to the holders of Commercial Common Stock in the Merger shall have been approved for listing on the New York Stock Exchange, Inc. on or before the Closing Date, subject to official notice of issuance.

            12.15. Fairness Opinion. Commercial shall have received a letter from Bank Advisory Group dated within five days of the scheduled date of mailing of the Proxy Statement to its shareholders, and updated to within five days of the Closing Date to the effect that the terms of the Merger are fair to its shareholders from a financial point of view.

            12.16. Assertion of Conditions. A failure to satisfy any of the requirements set forth in Section 12.6, 12.9 or 12.15 shall only constitute conditions to consummation of the Merger if asserted by Commercial and a failure to satisfy any of the requirements set forth in Section 12.7 or 12.8 shall only constitute conditions to consummation of the Merger if asserted by Hibernia.

            13. Termination. This Agreement may be terminated prior to the Closing Date, either before or after its approval by the shareholders of the parties hereto, in any of the following events:

            13.1. Mutual Consent. By the mutual consent of the parties hereto, if the Board of Directors of each party so determines by vote of a majority of the members of its entire
Board.

            13.2. Breach of Representation, Warranty or Covenant. By either party hereto, in the event of a breach by the other party
(a) of any covenant or agreement contained herein or (b) of any representation or warranty herein, if (i) the facts constituting such breach reflect a material and adverse change in the financial condition, results of operations, business, or prospects taken as a whole, of the breaching party, which in either case cannot be or is not cured within 60 days after written notice of such breach is given to the party committing such breach, or (ii) in the event of a breach of a warranty or covenant, such breach results in a material increase in the cost of the non-breaching party's performance of this Agreement.

            13.3. Passage of Time; Inability to Satisfy Conditions. By either party hereto, in the event that (i) the Merger is not consummated by July 1, 1994, or (ii) any condition to Closing cannot be satisfied by July 1, 1994 and will not be waived by the party or parties entitled to waive it.

            13.4. Failure to Obtain Regulatory Approval. By either party hereto, at any time after the Federal Reserve Board, the Federal Reserve Bank or the Comptroller has denied any application for any approval or clearance required to be obtained as a condition to the consummation of the Merger and the time period for all appeals or requests for reconsideration thereof has run.

            13.5. Failure to Obtain Shareholder Approval. By either party hereto, if the Merger is not approved by the required vote of shareholders of Commercial.

            13.6. Dissenters. By Hibernia, if holders of more than 10 percent of the outstanding Commercial Common Stock exercise statutory rights of dissent and appraisal pursuant to Part XIII of the LBCL.

            13.7. Material Adverse Change. By Commercial, if a material adverse change as described in Section 8.7 of this Agreement occurs, and by Hibernia, if a material adverse change as described in Section 7.7 hereof occurs, after the date hereof and prior to the Closing.

            13.8. Termination of Deferred Compensation Agreements. By Hibernia, if Commercial and the Bank have not terminated the deferred compensation agreements listed on Schedule 7.9 hereto or, if terminated, the termination of such agreements shall have resulted in after-tax costs to Commercial or the Bank in excess of $600,000 in the aggregate.

            13.9. Pooling-of-Interests Accounting Treatment. By Hibernia, in the event that Hibernia shall determine that the facts and circumstances surrounding the Merger prohibit or materially jeopardize the treatment of the Merger as a pooling-of-interests for accounting purposes.

            13.10. Fairness Opinion. By Commercial, if it shall not have received a letter from Bank Advisory Group dated within five days of the scheduled date of mailing of its proxy statement to its shareholders, and updated to within five days of the Closing Date, to the effect that the terms of the Merger are fair to its shareholders from a financial point of view.

      14. Closing and Effective Date. The closing of the Merger (the "Closing") shall take place at the office of Hibernia at 313 Carondelet Street, New Orleans, Louisiana, at 11:00 a.m. local time, or at such other place or time as shall be mutually agreeable to the parties hereto, on the first business day occurring after the last to occur of: (i) November 29, 1993; (ii) the date that falls 30 days after the date of the order of the Federal Reserve Board approving the Merger pursuant to the Bank Holding Company Act; (iii) the date that falls 30 days after the date of the order of the Comptroller approving the merger of the Bank with and into HNB pursuant to the Bank Merger Act; and (iv) the date that falls
5 days after the date on which the last meeting of shareholders called to approve this Agreement is held; or such later date within 60 days of such date as may be agreed upon between the parties hereto (the date and time of the Closing being referred to herein as the "Closing Date"). Immediately upon consummation of the Closing, or on such other later date as the parties hereto may agree, the Merger Agreement shall be certified, executed, acknowledged and delivered to the Secretary of State of the State of Louisiana (the "Secretary") for filing pursuant to and in accordance with the provisions of Section 12:112 of the LBCL. The Merger shall become effective as of the date and time of issuance by the Secretary of a certificate of merger relating to the Merger (such date and time being referred to herein as the "Effective Date").

      15. Survival and Termination of Representations, Warranties and Covenants.

            15.1. Except as otherwise provided in this Section 15, the representations, warranties and covenants contained in this Agreement shall terminate as of the earlier of the Effective Date or the termination of this Agreement. Upon termination of such representations, warranties and covenants, such provisions shall be of no further force or effect, and no party hereto shall have any legal right to redress, whether for breach of contract or otherwise, as a result of a breach of any such provision.

            15.2. The provisions and agreements set forth in Sections 3, 5, 9.12, 9.14 and 11 and the last sentence of Section
8.3 hereof shall survive the Closing, if the Closing occurs, for the benefit of the shareholders, directors and officers of Commercial who are the intended beneficiaries of such provisions.

            15.3. The provisions of Section 11 and liabilities for a breach of the provisions of Sections 9.2 or 9.13 shall survive the termination of this Agreement if this Agreement terminates without the Closing or the Merger having occurred, in which event liability for a breach of Section 9.2 or Section 9.13 shall survive the termination of the Agreement for a period of 180 days following the date on which the Agreement terminates. Nevertheless, no party to this Agreement shall have a legal right to redress or cause of action for a breach of Section 9.2 except in those circumstances in which such breach directly resulted in the termination of the Agreement.

            15.4. In consideration of the mutual benefits and agreements contained in this Agreement, each of the parties hereto, on behalf of itself and its successors and assigns, hereby irrevocably waives any right or cause of action which otherwise would survive in the absence of this Section 15.

      16. Amendment; Waivers. To the extent permitted under applicable law, prior to the Closing Date any provision of this Agreement may be amended or modified at any time, either before or after its approval by the shareholders of the parties hereto, (i) by an agreement in writing among the parties hereto approved by their respective Boards of Directors and executed in the same manner as this Agreement, and (ii) as provided in Section 12:112 of the LBCL. Except with respect to any required shareholder or regulatory approval, each party hereto, by written instrument signed by a duly authorized officer of such party, may at any time (whether before or after approval of this Agreement by the shareholders of Hibernia or Commercial) extend the time for the performance of any of the obligations or other acts of the other party hereto and may waive (i) any inaccuracies of the other party in the representations or warranties contained in this agreement or any document delivered pursuant hereto, (ii) compliance with any of the covenants, undertakings, or agreements of the other party, or satisfaction of any of the conditions precedent to its obligations, contained herein or (iii) the performance by the other party of any of its obligations set out herein or therein; provided that no such waiver executed after approval of this Agreement by the shareholders of Hibernia or Commercial shall change the number of shares of Hibernia Common Stock into which shares of Commercial Common Stock will be converted by the Merger.

      17. Execution in Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to constitute an original. Each such counterpart shall become effective when one counterpart has been signed by each party hereto.

      18. Governing Law. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of Louisiana applicable to agreements made and entirely to be performed within such State, except as federal law may be applicable.

      19. Expenses. Each party hereto will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby, including the fees, expenses and disbursements of its counsel and auditors, provided that printing expenses shall be borne by Hibernia.

      20. No Assignment. Prior to the Effective Date, neither party hereto may assign any of its rights or obligations under this Agreement to any other person without the prior written consent of the other bank holding company that is a party hereto, including any transfer or assignment by operation of law.

      21. Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by registered or certified mail, postage prepaid, to the Chief Executive Officer of Hibernia at the address of such party set forth in the preamble to this Agreement or to the Chairman of the Board of Commercial at 200 Willow Street, Franklin, Louisiana 70538, and shall be deemed to have been given as of the date so personally delivered or mailed. A copy of all notices or other communications directed to Hibernia shall be sent to:

                        Hibernia National Bank
                        313 Carondelet Street
                        New Orleans, Louisiana  70130
                        Attention:  Corporate Law Division

and a copy of all notices or other communications directed to Commercial shall be sent to:

                        J. Roland Livingston
                        First Commercial Bank
                        407 Charity
                        Abbeville, Louisiana  70511-0550


      22. Headings. The headings in this Agreement are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

      23. Entire Agreement. This Agreement and the Schedules and Exhibits hereto supersede any and all oral or written agreements and understandings heretofore made relating to the subject matter hereof and contain the entire agreement of the parties relating to the subject matter hereof. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto, and their respective successors. Nothing in this Agreement or in the Merger Agreement is intended to or shall be construed to confer upon or to give any person other than the parties hereto any rights, remedies, obligation or liabilities under or by reason of this Agreement except as expressly provided herein.

      IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed in counterparts by their duly authorized officers and their corporate seals to be hereunto affixed, all as of the day and year first above written.

                                          Hibernia Corporation


                                          _______________________________
                                          Stephen A. Hansel
                                          President and Chief Executive
                                          Officer

Attest:



__________________________
Patricia C. Meringer
Secretary

                                          Commercial Bancshares, Inc.



                                    By:   ____________________________
                                          Newman Trowbridge, Jr.
                                          Chairman of the Board


Attest:


______________________________
Secretary

                                  APPENDIX C

                 ARTICLE VII OF THE ARTICLES OF INCORPORATION
                        OF COMMERCIAL BANCSHARES, INC.


                                  ARTICLE VII

                             Certain Transactions

      A.    Transactions.     Except as otherwise expressly provided in
Paragraph D of this Article, the affirmative vote of the holders of 75% of the total voting power of the Corporation cast at a meeting of the stockholders for that purpose shall be required:

            (i) to adopt any agreement to merge or consolidate the Corporation with or into any Major
                    Stockholder (as defined below), or

            (ii) to authorize any sale, lease, exchange, mortgage, pledge, transfer or other alienation to or with any Major Stockholder of all or any substantial part of the assets of the Corporation, or

            (iii) to adopt any plan of recapitalization or reclassification of shares of any class of capital stock entitled to vote generally in the election of directors, or

            (iv) to adopt any plan or proposal to liquidate or dissolve the Corporation.

This affirmative vote shall be required even if no vote or some lesser percentage is specified by law or in an agreement between the Corporation and any other party, or otherwise.

      B.    Definitions.    For purposes of this Article VII:

            (i) "Major Stockholder" means any individual, firm, corporation or other entity, (hereafter collectively called "person") including any of its Affiliates or Associates (defined below), that as of the record date for determining stockholders entitled to notice and vote on any of the transactions described in Paragraph A above, or immediately prior to the consummation of that transaction, is the beneficial owner (defined below), directly or indirectly, of 5% or more of the outstanding shares of any class of capital stock of the Corporation entitled to vote generally in the election of directors;

            (ii) For the purposes of this Article VII, the term "Affiliate" means any person that directly or indirectly (through one or more intermediaries) controls, or is controlled by, or is under common control with a person. "Control," ("controlling," "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person whether through the ownership of voting securities, by contract, or otherwise.

                    For purposes of this Article VII, the term
                    "Associate means:

                    (1) any corporation or organization (other than the Corporation or a majority-owned subsidiary of the Corporation) of which such a person is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities.

                    (2) any trust or other estate in which the person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity, and

                    (3) any relative or spouse of a person, or any relative of such spouse, who has the same home as that person or who is a director or officer of the Corporation or any of its subsidiaries.

            (iii) a person deemed to be the beneficial owner of shares of capital stock of the Corporation:

                    (a) that it has the right to acquire under any agreement or upon exercise of conversion rights, warrants, or options, or otherwise, or

                    (b) that are beneficially owned, directly or indirectly, by it or its Affiliate or Associate or by any other person with which it or its Affiliate or Associate has any agreement, arrangement or understanding to acquire, hold, vote or alienate capital stock of the
                              Corporation.

            (iv) the outstanding shares of capital stock of the Corporation includes shares deemed owned by a Major Stockholder (or a person deemed a Major Stockholder) through application of sub-clauses
                    (a) and (b) above but does not include any other shares that may be issuable by the Corporation pursuant to any agreement, or upon exercise of conversion rights, warrants, or options, or otherwise.

      C. Determinations. On the basis of information known to the Corporation, the Board of Directors shall determine whether any person beneficially owns 5% or more of the outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors and whether any person is an Affiliate or Associate of another. All such determinations shall be conclusive and binding for all purposes of this Article VII.


      D. Exceptions. The shareholder vote required by Paragraph A of this Article VII shall not apply to any transaction described in that Paragraph if the Corporation is then and at all times throughout the preceding twelve months has been, directly or indirectly, the beneficial owner of a majority of the shares of each class of outstanding capital stock of each other party to the transaction.

      E.    Successors.       In every merger or consolidation in which
the Corporation is not to be the surviving or resulting corporation, the holders of each class of capital stock of the Corporation shall retain their proportionate equity and voting interests in the surviving or resulting corporation. Further, the articles of incorporation of the surviving or resulting corporation shall contain provisions substantially the same as this Article
VII. If the Corporation is to be the surviving or resulting corporation, these Articles of Incorporation shall not be amended, altered, changed or repealed in the merger or consolidation adversely to affect, directly or indirectly, any of the provisions of these Articles.

      F. Merger into Major Stockholder. In case of merger or consolidation of the Corporation into a Major Stockholder or alienation of all or a substantial part of the assets of the Corporation to a Major Stockholder, the stockholder vote approving those transactions must also include the affirmative vote of a majority of the shares of capital stock entitled to vote on the transactions not deemed owned by the Major Stockholder.

      G. Certain Amendments to Articles of Incorporation. Notwithstanding any other provisions of these Articles of Incorporation or the bylaws of the Corporation (and notwithstanding the fact that some lesser percentage may be specified by Hibernia Corporation) the affirmative vote of the holders of at least 75% of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the stockholders called for that purpose shall be required for any corporate action that would, directly or indirectly, amend, alter, change, repeal or adversely affect any provision of Articles IV, VI and VII, inclusive, of these Articles of Incorporation.

                                  APPENDIX D

                  FORM OF OPINION OF THE BANK ADVISORY GROUP

                               January __, 1994


Board of Directors
Commercial Bancshares, Inc.
Franklin, Louisiana

Gentlemen:

      You have requested that The Bank Advisory Group, Inc. act as an independent financial analyst and advisor to the common shareholders of Commercial Bancshares, Inc. ("CBI") and its wholly-owned subsidiary, First Commercial Bank. Specifically, we have been asked to render advice and analysis in connection with the proposed merger of Commercial Bancshares, Inc. with and into Hibernia Corporation, New Orleans, Louisiana (the "Merger"). In our role as an independent financial analyst, you have requested our opinion with regard to the fairness -- from the perspective of the common shareholders of Commercial Bancshares, Inc. -- of the financial terms of the proposed merger pursuant to the provisions of the Agreement and Plan of Merger of Commercial Bancshares, Inc. with and into Hibernia Corporation (the "Agreement") dated September 28, 1993.

      In conjunction with our review of the Agreement, our understanding is that Hibernia Corporation ("Hibernia") proposed to consummate the Merger pursuant to the following financial terms:

      The Shareholders of Commercial Bancshares, Inc. shall receive Aggregate Consideration equal to $18,700,000 in Hibernia common stock based on the Average Market Price of Hibernia common stock on the Closing Date; provided, however, that the exchange ratio shall not fall below 8.4 shares of Hibernia common stock for each share of CBI common stock.

      If on or before the Closing Date, Hibernia Enters into an agreement in principle or a definite agreement with St. Mary Holding, Inc. to acquire -- via merger, purchase, consolidation, or otherwise -- St. Mary Holding, Inc. and/or its subsidiary, St. Mary Bank & Trust Company, the shareholders of Commercial Bancshares, Inc. shall receive Aggregate Consideration equal to $20,700,000 in Hibernia common stock, based on the Average Market Price of Hibernia common stock on the Closing Date; provided, however, that the exchange ratio shall not fall below 9.3 shares of Hibernia common stock for each share of CBI common stock.

      For the purpose of calculating the Aggregate Consideration, the Average Market Price of Hibernia common stock on the date of closing shall represent the average of the mean of the high and low prices of one share of Hibernia common stock for the five business days preceding the last trading day immediately prior to the Closing Date.

      The Bank Advisory Group, Inc., as part of its line of professional services, specializes in rendering valuation opinions of banks and bank holding companies in connection with mergers and acquisitions nationwide. Prior to our retention for this assignment, The Bank Advisory Group has provided consulting services to Commercial Bancshares, Inc. and First Commercial Bank, however, the revenues derived from the delivery of such services are insignificant when compared to The Bank Advisory Group's total gross revenues. The Bank Advisory Group has not provided any services to Hibernia Corporation.

      In connection with this opinion and with respect to Commercial Bancshares, Inc., we have reviewed, among other things:

      1. Audited consolidated financial statements for CBI for the years ended December 31, 1992 and 1991.

      2. Consolidated financial statements for CBI, on form F.R. Y-9C, for the nine months ended September 30, 1993, as filed with the Federal Reserve System;

      3. Reports of Condition and Income for First Commercial Bank, the subsidiary bank of CBI, for the three years ended December 31, 1990, 1991, and 1992, and for the nine month period ended September 30, 1993, as filed with Federal bank regulatory agencies;

      4. The economy in general and, in particular, the local economies in which First Commercial Bank operates;

      5. Since January 1, 1992, and in connection with our ongoing professional relationship with Commercial Bancshares,
            Inc.:

            (a) Certain internal financial analyses and forecasts for First Commercial Bank prepared by the management of First Commercial Bank, including projections of future performance;

            (b) Certain other summary materials and analyses with respect to First Commercial Bank's loan portfolio, securities portfolio, deposit base, fixed assets, and operations including, but not limited to: (i) schedule of loans and other assets identified by management as deserving special attention or monitoring given the characteristics of the loan/asset and the local economy, (ii) analyses concerning the adequacy of the loan loss reserve, (iii) schedules of "other real estate owned" including current carrying values and recent appraisals, and (iv) schedules of securities, detailing book values, market values, and lengths to maturity; and,

      6. Such other information -- including financial studies, analyses, investigations, and economic and market criteria -- that we deem relevant to this assignment.

      In connection with this opinion and with respect to Hibernia Corporation, we have reviewed, among other things:

      1. Audited consolidated financial statements for Hibernia, in Annual Report Form and Form 10-K, for the years ended December 31, 1992 and 1991; and, unaudited quarterly financial statements for Hibernia, in quarterly report format, for the nine month period ending September 30, 1993;

      2. Consolidated financial statements for Hibernia, on form F.R. Y-9C, for the years ended 1990, 1991, and 1992; and, for the nine months ended September 30, 1993, as filed with the Federal Reserve System;

      3. Reports of Condition and Income for Hibernia National Bank, the subsidiary bank of Hibernia, for the three years ended December 31, 1990, 1991, and 1992, and for the nine month period ended September 30, 1993, as filed with Federal bank regulatory agencies;

      4. Prospectus dated December 1992, setting forth the terms of Hibernia's issuance of Class A common stock in exchange for debt restructuring;

      5. Equity research reports regarding Hibernia prepared by various analysts who cover the financial institutions sector;

      6. The economy in general and, in particular, the local economies in which Hibernia and its subsidiaries operate; and,

      7. Such other information -- including financial studies, analyses, investigations, and economic and market criteria -- that we deem relevant to this assignment.

      In connection with this opinion and with respect to the proposed Merger, we have reviewed, among other things:

      1. The Agreement, which sets forth, among other items, the terms, conditions to closing, pending litigation against both CBI and Hibernia, and representations and warranties of CBI and Hibernia with respect to the proposed Merger;

      2. The Proxy Statement-Prospectus, to which this opinion is appended, that is being furnished to the shareholders of CBI in connection with the proposed Merger;

      3. The financial terms and price levels for commercial banks recently acquired in the United States -- specifically in Louisiana, Mississippi and East Texas -- together with the financial performance and condition of such banks;

      4. The financial terms and stated price levels of other banking organizations, the proposed acquisition of which has been publicly announced by Hibernia subsequent to September 28, 1993 and prior to the date of this opinion;

      5. The price-to-equity and price-to-earnings multiples of banking organizations based in Louisiana, Mississippi and Texas with publicly-traded common stock, together with the financial performance and condition of such banking organizations, and

      6. Such other information -- including financial studies, analyses, investigations, and economic and market criteria -- that we deem relevant to this assignment.

      Based on our experience, we believe our review of, among other things, the aforementioned items provides a reasonable basis for our opinion, recognizing that we are expressing an informed professional opinion -- not a certification of value.

      We have relied upon the information provided by the management of Commercial Bancshares, Inc. and Hibernia Corporation, or otherwise reviewed by us, as being complete and accurate in all material respects. Furthermore, we have not verified through independent inspection or examination the specific assets or liabilities of CBI and Hibernia or their subsidiary banks. And, we have relied upon assurances provided by Hibernia that none of the pending litigation proceedings against Hibernia will have a material adverse affect on the business, prospects or financial condition of Hibernia. We have also assumed that there has been no material change in the assets, financial condition, results of operations, or business prospects of Commercial Bancshares, Inc.
and Hibernia since the date of the last financial statements made available to us. We have met with the management of both CBI and Hibernia to discuss relevant information that has been provided to us.

      Based on all factors that we deem relevant and assuming the accuracy and completeness of the information and data provided to us, we conclude that the terms of the proposed Merger, as outlined herein, are fair, from a financial standpoint, to the common shareholders of Commercial Bancshares, Inc.

      This opinion is available for disclosure to the shareholders of Commercial Bancshares, Inc. Accordingly, we hereby consent to the inclusion of our opinion as an appendix to the Proxy Statement-Prospectus relating to the proposed Merger, and to the reference of our firm in the Proxy Statement-Prospectus.

                                  Respectfully submitted,



                                   THE BANK ADVISORY GROUP, INC.





By:___________________________

                                  APPENDIX E

                CERTAIN PROVISIONS OF LOUISIANA LAW RELATING TO
                     THE RIGHTS OF DISSENTING SHAREHOLDERS


      A. Except as provided in subsection B of this section, if a corporation has, by vote of its shareholders, authorized a sale, lease or exchange of all of its assets, or has, by vote of its shareholders, become a party to a merger or consolidation, then, unless such authorization or action shall have been given or approved by at least eighty percent of the total voting power, a shareholder who voted against such corporate action shall have the right to dissent. If a corporation has become a party to a merger pursuant to R.S. 12:112(H), the shareholders of any subsidiaries party to the merger shall have the right to dissent without regard to the proportion of the voting power which approved the merger and despite the fact that the merger was not approved by vote of the shareholders of any of the corporations involved.

      B. The right to dissent provided by this Section shall not exist in the case of:

            (1) A sale pursuant to an order of a court having jurisdiction in the premises.

            (2) A sale for cash on terms requiring distribution of all or substantially all of net proceeds to the shareholders in accordance with their respective interests within one year after the date of the sale.

            (3) Shareholders holding shares of any class of stock which, at the record date fixed to determine shareholders entitled to receive notice of and to vote at the meeting of shareholders at which a merger or consolidation was acted on, were listed on a national securities exchange, unless the articles of the corporation issuing such stock provide otherwise or the shares of such shareholders were not converted by the merger or consolidation solely into shares of the surviving or new corporation.

      C. Except as provided in the last sentence of this subsection, any shareholder electing to exercise such right of dissent shall file with the corporation, prior to or at the meeting of shareholders at which such proposed corporate action is submitted to a vote, a written objection to such proposed corporate action, and shall vote his shares against such action. If such proposed corporate action be taken by the required vote, but by less than eighty percent of the total voting power, and the merger, consolidation or sale, lease or exchange of assets authorized thereby be effected, the corporation shall promptly thereafter give written notice thereof, by registered mail, to each shareholder who filed such written objection to, and voted his shares against, such action, at such shareholder's last address on the corporation's records. Each such shareholder may, within twenty days after the mailing of such notice to him, but not thereafter, file with the corporation a demand in writing for the fair cash value of his shares as of the day before such vote was taken; provided that he state in such demand the value demanded, and a post office address to which the reply of the corporation may be sent, and at the same time deposit in escrow in a chartered bank or trust company located in the parish of the registered office of the corporation, the certificates representing his shares, duly endorsed and transferred to the corporation upon the sole condition that said certificates shall be delivered to the corporation upon payment of the value of the shares determined in accordance with the provisions of this section. With his demand the shareholder shall deliver to the corporation, the written acknowledgment of such bank or trust company that it so holds his certificates of stock. Unless the objection, demand and acknowledgment aforesaid be made and delivered by the shareholder within the period above limited, he shall conclusively be presumed to have acquiesced in the corporate action proposed or taken. In the case of a merger pursuant to R.S. 12:112(H), the dissenting shareholder need not file an objection with the corporation nor vote against the merger, but need only file with the corporation, within twenty days after a copy of the merger certificate was mailed to him, a demand in writing for the cash value of his shares as of the day before the certificate was filed with the secretary of state, state in such demand the value demanded and a post office address to which the corporation's reply may be sent, deposit the certificates representing his shares in escrow as hereinabove provided, and deliver to the corporation with his demand the acknowledgment of the escrow bank or trust company as herein-above prescribed.

      D. If the corporation does not agree to the value so stated and demanded, or does not agree that a payment is due, it shall, within twenty days after receipt of such demand and acknowledgment, notify in writing the shareholder, at the designated post office address, of its disagreement, and shall state in such notice the value it will agree to pay if any payment should be held to be due; otherwise it shall be liable for, and shall pay to the dissatisfied shareholder, the value demanded by him for his shares.

      E. In case of disagreement as to such fair cash value, or as to whether any payment is due, after compliance by the parties with the provisions of subsections C and D of this section, the dissatisfied shareholder, within sixty days after receipt of notice in writing of the corporation's disagreement, but not thereafter, may file suit against the corporation, or the merged or consolidated corporation, as the may be, in the district court of the parish in which the corporation or the merged or consolidated corporation, as the case may be, has its registered office, praying the court to fix and decree the fair cash value of the dissatisfied shareholder's shares as of the day before such corporate action complained of was taken, and the court shall, on such evidence as may be adduced in relation thereto, determine summarily whether any payment is due, and, if so, such cash value, and render judgment accordingly. Any shareholder entitled to file such suit may, within such sixty-day period but not thereafter, intervene as a plaintiff in such suit filed by another shareholder, and recover therein judgment against the corporation for the fair cash value of his shares. No order or decree shall be made by the court staying the proposed corporate action, and any such corporate action may be carried to completion notwithstanding any such suit. Failure of the shareholder to bring suit, or to intervene in such a suit, within sixty days after receipt of notice of disagreement by the corporation shall conclusively bind the shareholder (1) by the corporation's statement that no payment is due, or (2) if the corporation does not contend that no payment is due to accept the value of his shares as fixed by the corporation in its notice of disagreement.

      F. When the fair value of the shares has been agreed upon between the shareholder and the corporation, or when the corporation has become liable for the value demanded by the shareholder because of failure to give notice of disagreement and of the value it will pay, or when the shareholder has become bound to accept the value the corporation agrees is due because of his failure to bring suit within sixty days after receipt of notice of the corporation's disagreement, the action of the shareholder to recover such value must be brought within five years from the date the value was agreed upon, or the liability of the corporation became fixed.

      G. If the corporation or the merged or consolidated corporation, as the case may be, shall, in its notice of disagreement, have offered to pay to the dissatisfied shareholder on demand an amount in cash deemed by it to be the fair cash value of his shares, and if, on the institution of a suit by the dissatisfied shareholder claiming an amount in excess of the amount so offered, the corporation, or the merged or consolidated corporation, as the case may be, shall deposit in the registry of the court, there to remain until the final determination of the cause, the amount so offered, then, if the amount finally awarded such shareholder, exclusive of interest and costs, be more than the amount offered and deposited as aforesaid, the costs of the proceeding shall be taxed against the corporation, or the merged or consolidated corporation, as the case may be; otherwise the costs of the proceeding shall be taxed against the corporation, or the merged or consolidated corporation, as the case may be; otherwise the costs of the proceeding shall be taxed against such shareholder.

      H. Upon filing a demand for the value of his shares, the shareholder shall cease to have any of the rights of a shareholder except the rights accorded by this section. Such a demand may be withdrawn by the shareholder at any time before the corporation gives notice of disagreement, as provided in subsection D of this section. After such notice of disagreement is given, withdrawal of a notice of election shall require the written consent of the corporation. If a notice of election is withdrawn, or the proposed corporate action is abandoned or rescinded, or a court shall determine that the shareholder is not entitled to receive payment for his shares, or the shareholder shall otherwise lose his dissenter's rights, he shall not have the right to receive payment for his shares, his share certificates shall be returned to him (and, on his request, new certificates shall be issued to him in exchange for the old ones endorsed to the corporation), and he shall be reinstated to all his rights as a shareholder as of the filing of his demand for value, including any intervening preemptive rights, and the right to payment of any intervening dividend or other distribution, or, if any such rights have expired or any such dividend or distribution other than in cash has been completed, in lieu thereof, at the election of the corporation, the fair value thereof in cash as determined by the board as of the time of such expiration or completion, but without prejudice otherwise to any corporate proceedings that may have been taken in the interim.

                                  APPENDIX F

        FORM OF OPINION OF ERNST & YOUNG REGARDING CERTAIN TAX MATTERS


                          (To be Filed by Amendment)

PART II.                 INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

       Set forth below is an itemized statement of the estimated expenses in connection with the issuance and distribution of the securities offered hereby. All expenses will be borne by Hibernia:

       SEC filing fee. . . . . . . . . . . . . . . . .   $  6,448
       Blue Sky Filing Fees and Expenses . . . . . . .      5,000
       Printing and  Engraving. . . . . . . . . . . .       5,000
       Transfer Agent Fees and Expenses. . . . . . . .      5,000
       Legal Fees and Expenses . . . . . . . . . . . .      5,000
       Accounting Fees and Expenses. . . . . . . . . .     25,000
       Miscellaneous . . . . . . . . . . . . . . . . .      2,000
                                                          ________
         Total . . . . . . . . . . . . . . . . . . . .   $ 48,488


Item 16.                       Exhibits and Financial Statement Schedules.

  5(a)                         Opinion of Patricia C. Meringer, Esq.

 24(a)                         Consent of Ernst & Young

 24(b) Consent of Patricia C. Meringer, Esq. (included within Exhibit 5(a)

 25                            Powers of Attorney

                                SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana, on January 13, 1994.



HIBERNIA CORPORATION



By: S/RON E. SAMFORD, JR.
    Ron E. Samford, Jr.



    Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed by the following persons in the capacities indicated on January 13, 1994.

Signatures                                         Title

       *
_____________________________                      Chairman of the Board
Robert H. Boh

       *
_____________________________                      President and Director
Stephen A. Hansel

       *
_____________________________                      Chief Financial Officer
Robert W. Close

       *
_____________________________                      Chief Accounting Officer
Ron E. Samford, Jr.

       *
_____________________________                      Director
W. James Amoss, Jr.

       *
_____________________________                      Director
J. Terrell Brown

       *
_____________________________                      Director
Brooke H. Duncan

       *
_____________________________                      Director
Richard W. Freeman

       *
_____________________________                      Director
Robert L. Goodwin

       *
_____________________________                      Director
Dick H. Hearin

       *
_____________________________                      Director
Robert T. Holleman

       *
_____________________________                      Director
Hugh J. Kelly

       *
_____________________________                      Director
John P. Laborde

       *
_____________________________                      Director
Sidney W. Lassen

       *
_____________________________                      Director
Donald J. Nalty

       *
_____________________________                      Director
Joe D. Smith, Jr.

       *
_____________________________                      Director
James H. Stone

       *
_____________________________                      Director
E. L. Williamson

       *
_____________________________                      Director
Robert E. Zetzmann



*By: Patricia C. Meringer
     Patricia C. Meringer
     Attorney-in-Fact

                                   EXHIBIT INDEX

Exhibit                                                     Sequential Page
                                                               Number

 5(a) Opinion of Patricia C. Meringer, Esq.

24(a) Consent of Ernst & Young

24(b) Consent of Patricia C. Meringer, Esq.
         (included within Exhibit 5(a)

25    Powers of Attorney
________

                               EXHIBIT 5(a)




                              January 10, 1994




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


Ladies and Gentlemen:

    I am Associate Counsel and Secretary of Hibernia Corporation (the "Company") and am delivering this opinion in connection with the registration by the Company of shares of Class A Common Stock (the "Shares) to be issued by the Company in a proposed merger (the "Merger") with Commercial Bancshares, Inc. ("Commercial") in which the shareholders of Commercial will receive the Shares in exchange for their shares of common stock of Commercial, to which registration statement (the "Registration Statement") this opinion is attached. The Shares will be reserved for issuance upon the closing of the Merger. The Shares will be issued to shareholders of Commercial upon consummation of the Merger pursuant to the registration statement after it has been declared effective by the Securities and Exchange Commission.

    In furnishing this opinion, I or attorneys under my supervision have examined such documents and have made such investigation of matters of fact and law as I have deemed necessary or appropriate to provide a basis for the opinions set forth herein. In such examination and investigation, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted as originals and the conformity to original documents of all documents submitted as certified or photostatic copies.

    In rendering this opinion, I do not express any opinion concerning any law other than the law of the State of Louisiana and the federal law of the United States, and I do not express any opinion, either implicitly or otherwise, on any issue not expressly addressed below.

    Based upon and limited by the foregoing, and based upon legal considerations which I deem relevant and upon laws or regulations in effect as of the date hereof, I am of the opinion that:

    1. The Corporation has been duly incorporated and is validly existing and in good standing under the laws of the State of Louisiana.

    2. The Shares have been duly authorized and either are, or, upon issuance thereof pursuant to the terms of the offering thereof, will be, validly issued, fully paid and non-assessable.

    I hereby expressly consent to the inclusion of this Opinion as exhibit to the Registration Statement and to the reference to this Opinion therein.

    This opinion is being furnished to you pursuant to the filing of the Registration Statement and may not be relied upon by any other person or used for any other purpose, except as provided for in the preceding paragraph.

                                                   Very truly yours,



                                                   Patricia C. Meringer
                                                   Associate Counsel
                                                   and Secretary

                             EXHIBIT 25

                           P0WER OF ATTORNEY


    KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Robert W. Close, Patricia
C. Meringer and Ron E. Samford, Jr., and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-4 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in the merger between the Corporation and Commercial Bankshares, Inc. ("Commercial") wherein the Corporation agrees to exchange shares of its common stock for all of the outstanding shares of common stock of Commercial and merge Commercial into the Corporation, authorized by resolutions adopted by the Board of Directors on September 28, 1993, and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

    IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 26th day of October, 1993.



                                                   s/ W. JAMES AMOSS, JR.
                                                   W. James Amoss, Jr.
                                                   Director
                                                   HIBERNIA CORPORATION

                            P0WER OF ATTORNEY


    KNOW ALL MEN BY THESE PRESENTS, that the undersigned Chairman and director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Robert W. Close, Patricia C. Meringer and Ron E. Samford, Jr., and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-4 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in the merger between the Corporation and Commercial Bankshares, Inc. ("Commercial") wherein the Corporation agrees to exchange shares of its common stock for all of the outstanding shares of common stock of Commercial and merge Commercial into the Corporation, authorized by resolutions adopted by the Board of Directors on September 28, 1993, and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

    IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 26th day of October, 1993.



                                                   S/ROBERT H. BOH
                                                   Robert H. Boh
                                                   Chairman and Director
                                                   HIBERNIA CORPORATION

                           P0WER OF ATTORNEY


    KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Robert W. Close, Patricia
C. Meringer and Ron E. Samford, Jr., and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-4 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in the merger between the Corporation and Commercial Bankshares, Inc. ("Commercial") wherein the Corporation agrees to exchange shares of its common stock for all of the outstanding shares of common stock of Commercial and merge Commercial into the Corporation, authorized by resolutions adopted by the Board of Directors on September 28, 1993, and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

    IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 26th day of October, 1993.



                                                   S/J. TERRELL BROWN
                                                   J. Terrell Brown
                                                   Director
                                                   HIBERNIA CORPORATION

                           P0WER OF ATTORNEY


    KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Robert W. Close, Patricia
C. Meringer and Ron E. Samford, Jr., and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-4 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in the merger between the Corporation and Commercial Bankshares, Inc. ("Commercial") wherein the Corporation agrees to exchange shares of its common stock for all of the outstanding shares of common stock of Commercial and merge Commercial into the Corporation, authorized by resolutions adopted by the Board of Directors on September 28, 1993, and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

    IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 26th day of October, 1993.



                                                   S/BROOKE H. DUNCAN
                                                   Brooke H. Duncan
                                                   Director
                                                   HIBERNIA CORPORATION

                               P0WER OF ATTORNEY


    KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Robert W. Close, Patricia
C. Meringer and Ron E. Samford, Jr., and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-4 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in the merger between the Corporation and Commercial Bankshares, Inc. ("Commercial") wherein the Corporation agrees to exchange shares of its common stock for all of the outstanding shares of common stock of Commercial and merge Commercial into the Corporation, authorized by resolutions adopted by the Board of Directors on September 28, 1993, and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

    IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 26th day of October, 1993.



                                                   S/RICHARD W. FREEMAN, JR.
                                                   Richard W. Freeman, Jr.
                                                   Director
                                                   HIBERNIA CORPORATION

                          P0WER OF ATTORNEY


    KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Robert W. Close, Patricia
C. Meringer and Ron E. Samford, Jr., and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-4 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in the merger between the Corporation and Commercial Bankshares, Inc. ("Commercial") wherein the Corporation agrees to exchange shares of its common stock for all of the outstanding shares of common stock of Commercial and merge Commercial into the Corporation, authorized by resolutions adopted by the Board of Directors on September 28, 1993, and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

    IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 26th day of October, 1993.



                                                   S/ROBERT L. GOODWIN
                                                   Robert L. Goodwin
                                                   Director
                                                   HIBERNIA CORPORATION

                       P0WER OF ATTORNEY


    KNOW ALL MEN BY THESE PRESENTS, that the undersigned President, Chief Executive Officer and director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Robert W. Close, Patricia C. Meringer and Ron E. Samford, Jr., and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-4 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in the merger between the Corporation and Commercial Bankshares, Inc. ("Commercial") wherein the Corporation agrees to exchange shares of its common stock for all of the outstanding shares of common stock of Commercial and merge Commercial into the Corporation, authorized by resolutions adopted by the Board of Directors on September 28, 1993, and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

    IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 26th day of October, 1993.



                                                   s/STEPHEN A. HANSEL
                                                   Stephen A. Hansel
                                                   President, Chief
                                                   Executive Officer
                                                   and Director
                                                   HIBERNIA CORPORATION

                      P0WER OF ATTORNEY


    KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Robert W. Close, Patricia
C. Meringer and Ron E. Samford, Jr., and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-4 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in the merger between the Corporation and Commercial Bankshares, Inc. ("Commercial") wherein the Corporation agrees to exchange shares of its common stock for all of the outstanding shares of common stock of Commercial and merge Commercial into the Corporation, authorized by resolutions adopted by the Board of Directors on September 28, 1993, and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

    IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 26th day of October, 1993.



                                                   s/DICK H. HEARIN
                                                   Dick H. Hearin
                                                   Director
                                                   HIBERNIA CORPORATION

                           P0WER OF ATTORNEY


    KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Robert W. Close, Patricia
C. Meringer and Ron E. Samford, Jr., and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-4 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in the merger between the Corporation and Commercial Bankshares, Inc. ("Commercial") wherein the Corporation agrees to exchange shares of its common stock for all of the outstanding shares of common stock of Commercial and merge Commercial into the Corporation, authorized by resolutions adopted by the Board of Directors on September 28, 1993, and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

    IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 26th day of October, 1993.



                                                   s/ROBERT T. HOLLEMAN
                                                   Robert T. Holleman
                                                   Director
                                                   HIBERNIA CORPORATION

                            P0WER OF ATTORNEY


    KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Robert W. Close, Patricia
C. Meringer and Ron E. Samford, Jr., and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-4 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in the merger between the Corporation and Commercial Bankshares, Inc. ("Commercial") wherein the Corporation agrees to exchange shares of its common stock for all of the outstanding shares of common stock of Commercial and merge Commercial into the Corporation, authorized by resolutions adopted by the Board of Directors on September 28, 1993, and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

    IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 26th day of October, 1993.



                                                   s/HUGH J. KELLY
                                                   Hugh J. Kelly
                                                   Director
                                                   HIBERNIA CORPORATION

                         P0WER OF ATTORNEY


    KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Robert W. Close, Patricia
C. Meringer and Ron E. Samford, Jr., and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-4 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in the merger between the Corporation and Commercial Bankshares, Inc. ("Commercial") wherein the Corporation agrees to exchange shares of its common stock for all of the outstanding shares of common stock of Commercial and merge Commercial into the Corporation, authorized by resolutions adopted by the Board of Directors on September 28, 1993, and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

    IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 26th day of October, 1993.



                                                   s/JOHN P. LABORDE
                                                   John P. Laborde
                                                   Director
                                                   HIBERNIA CORPORATION

                        P0WER OF ATTORNEY


    KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Robert W. Close, Patricia
C. Meringer and Ron E. Samford, Jr., and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-4 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in the merger between the Corporation and Commercial Bankshares, Inc. ("Commercial") wherein the Corporation agrees to exchange shares of its common stock for all of the outstanding shares of common stock of Commercial and merge Commercial into the Corporation, authorized by resolutions adopted by the Board of Directors on September 28, 1993, and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

    IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 26th day of October, 1993.



                                                   s/SIDNEY W. LASSEN
                                                   Sidney W. Lassen
                                                   Director
                                                   HIBERNIA CORPORATION

                          P0WER OF ATTORNEY


    KNOW ALL MEN BY THESE PRESENTS, that the undersigned Vice Chairman and director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Robert W. Close, Patricia C. Meringer and Ron E. Samford, Jr., and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-4 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in the merger between the Corporation and Commercial Bankshares, Inc. ("Commercial") wherein the Corporation agrees to exchange shares of its common stock for all of the outstanding shares of common stock of Commercial and merge Commercial into the Corporation, authorized by resolutions adopted by the Board of Directors on September 28, 1993, and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

    IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 26th day of October, 1993.



                                                   s/DONALD J. NALTY
                                                   Donald J. Nalty
                                                   Vice Chairman and
                                                   Director
                                                   HIBERNIA CORPORATION

                          P0WER OF ATTORNEY


    KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Robert W. Close, Patricia
C. Meringer and Ron E. Samford, Jr., and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-4 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in the merger between the Corporation and Commercial Bankshares, Inc. ("Commercial") wherein the Corporation agrees to exchange shares of its common stock for all of the outstanding shares of common stock of Commercial and merge Commercial into the Corporation, authorized by resolutions adopted by the Board of Directors on September 28, 1993, and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

    IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 26th day of October, 1993.



                                                   s/JOE D. SMITH, JR.
                                                   Joe D. Smith, Jr.
                                                   Director
                                                   HIBERNIA CORPORATION

                              P0WER OF ATTORNEY


    KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Robert W. Close, Patricia
C. Meringer and Ron E. Samford, Jr., and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-4 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in the merger between the Corporation and Commercial Bankshares, Inc. ("Commercial") wherein the Corporation agrees to exchange shares of its common stock for all of the outstanding shares of common stock of Commercial and merge Commercial into the Corporation, authorized by resolutions adopted by the Board of Directors on September 28, 1993, and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

    IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 26th day of October, 1993.



                                                   s/JAMES H. STONE
                                                   James H. Stone
                                                   Director
                                                   HIBERNIA CORPORATION

                            P0WER OF ATTORNEY


    KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Robert W. Close, Patricia
C. Meringer and Ron E. Samford, Jr., and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-4 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in the merger between the Corporation and Commercial Bankshares, Inc. ("Commercial") wherein the Corporation agrees to exchange shares of its common stock for all of the outstanding shares of common stock of Commercial and merge Commercial into the Corporation, authorized by resolutions adopted by the Board of Directors on September 28, 1993, and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

    IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 26th day of October, 1993.



                                                   s/ERNEST L. WILLIAMSON
                                                   Ernest L. Williamson
                                                   Director
                                                   HIBERNIA CORPORATION

                      P0WER OF ATTORNEY


    KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Robert W. Close, Patricia
C. Meringer and Ron E. Samford, Jr., and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-4 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in the merger between the Corporation and Commercial Bankshares, Inc. ("Commercial") wherein the Corporation agrees to exchange shares of its common stock for all of the outstanding shares of common stock of Commercial and merge Commercial into the Corporation, authorized by resolutions adopted by the Board of Directors on September 28, 1993, and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

    IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 26th day of October, 1993.



                                                   s/ROBERT E. ZETZMANN
                                                   Robert E. Zetzmann
                                                   Director
                                                   HIBERNIA CORPORATION